Exhibit 10.1

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION. THE OMITTED INFORMATION HAS BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Deal CUSIP Number: 37946WAJ1
Revolver CUSIP Number:  37946WAK4
Working Capital CUSIP Number:  37946WAL2

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 25, 2017

among

GLOBAL OPERATING LLC,

GLOBAL COMPANIES LLC,

GLOBAL MONTELLO GROUP CORP.

GLEN HES CORP.

CHELSEA SANDWICH LLC

GLP FINANCE CORP.

GLOBAL ENERGY MARKETING LLC

GLOBAL CNG LLC

ALLIANCE ENERGY LLC

CASCADE KELLY HOLDINGS LLC and

WARREN EQUITIES, INC.

as the Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender, Alternative Currency Fronting Lender
and L/C Issuer

JPMORGAN CHASE BANK, N.A. as an L/C Issuer,

JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A.
as Co-Syndication Agents

CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH,
as Co-Documentation Agents

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC, CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS and BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH

as

Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

SCHEDULES

1A Existing Letters of Credit
2.01 Commitments and Applicable Percentages
5.06 Litigation
5.09 Environmental Matters
5.12 ERISA Matters
5.13 Subsidiaries; Other Equity Investments
7.01 Existing Liens
7.02 Existing Investments
7.03 Existing Indebtedness
7.09 Transactions with Affiliates
10.02 Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

Form of
A-1 Loan Notice
A-2 Swing Line Loan Notice
B Borrowing Base Report
C Product Under Contract LC Certificate
D Note
E Compliance Certificate
F-1 Assignment and Assumption
F-2 Administrative Questionnaire
G Guaranty
H Opinion Matters
I U.S. Tax Compliance Certificates

third AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of April 25, 2017, among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade") and WARREN EQUITIES, INC., a Delaware Corporation ("Warren" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, CNG, Alliance and Cascade, the "Initial Borrowers" and each individually, an "Initial Borrower"), GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co- Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents.

WHEREAS, pursuant to a Second Amended and Restated Credit Agreement dated as of December 16, 2013 (as amended from time to time, the "Prior Credit Agreement") by and among the Initial Borrowers, certain of the Lenders, the Administrative Agent, the Swing Line Lender, certain L/C Issuers and the Alternative Currency Fronting Lender, the Lenders party thereto made loans and other extensions of credit available to the Initial Borrowers for the purposes set forth therein; and

WHEREAS, the Initial Borrowers have requested to amend and restate the Prior Credit Agreement, and the Lenders, the Administrative Agent, Swing Line Lender, the L/C Issuers, the Alternative Currency Fronting Lender, the Co-Documentation Agents and the Co-Syndication Agents are willing to amend and restate the Prior Credit Agreement and to continue to provide financing to the Borrowers (as hereinafter defined) on the terms and conditions set forth herein;

NOW, THEREFORE, the Initial Borrowers, the Lenders, the Administrative Agent, the Swing Line Lender, the L/C Issuers, the Alternative Currency Fronting Lender, the Co-Documentation Agents and the Co-Syndication Agents each agree that on and as of the Closing Date (as hereinafter defined) the Prior Credit Agreement is hereby amended and restated in its entirety, and shall remain in full force and effect only as expressly set forth herein and in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

"Acceptable Issuer" means either (a) a Lender or (b) a financial institution having, on the basis of its latest financial statements, capital, surplus and undivided profits of at least $1,500,000,000 and having an unenhanced senior unsecured short-term debt rating of BBB or better by Fitch IBCA or S&P, or Baa2 by Moody's, and, in each of (a) and (b), which is acceptable to the Administrative Agent in its sole discretion.

"Accounts Receivable" means rights of the Borrowers to payment for goods sold, leased or otherwise marketed in the ordinary course of business, and all rights of the Borrowers to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions that have not otherwise been deducted as an Excise Tax Liability for purposes of calculating the Borrowing Base, all as recorded on books of account in accordance with generally accepted accounting principles.  For the avoidance of doubt, the parties hereto hereby acknowledge that the rights of the Borrowers to payment for goods sold, leased or otherwise marketed in the ordinary course of business, and all rights of the Borrowers to payment for services rendered in the ordinary course of business and all sums of money or other process due thereon pursuant to transactions with account debtors which are in the form of a credit card receivable owing to such Borrowers and otherwise meet the criteria of this definition constitute an Account Receivable hereunder.

"Acquisition Adjustment Period" has the meaning set forth in Section 7.18(iv) hereof.

"Acquisition Capital Expenditures" means Capital Expenditures made in connection with any Permitted Acquisition.

"Adjusted Combined Senior Secured Leverage Ratio" means (a) with respect to the definition of "Permitted Equity Purchase", 3.00:1.00; and (b) with respect to Section 7.15 hereof, 3.25:1.00.

"Adjusted Combined Total Leverage Ratio" means (a) with respect to the definition of "Permitted Equity Purchase", 4.50:1.00; and (b) with respect to Section 7.15 hereof, 4.75:1.00.

"Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

"Administrative Agent's Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

"Administrative Questionnaire" means an Administrative Questionnaire in substantially the form of Exhibit F‑2 or any other form approved by the Administrative Agent.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agency Accounts" means, collectively, the wholesale lockbox account, the retail lockbox account and the deposit accounts maintained by the Loan Parties with the Administrative Agent.

"Aggregate Commitments" means, collectively, the Aggregate WC Commitment and the Aggregate Revolver Commitment.

"Aggregate Revolver Commitment" means the sum of the Revolver Commitments of the Lenders to make Revolver Loans to the Borrowers and to purchase participations in Revolver L/C Obligations, as in effect from time to time.

"Aggregate WC Commitment" means the sum of the WC Commitments of the Lenders to make WC Loans to the Borrowers and to purchase participations in WC L/C Obligations, as in effect from time to time.

"Agreement" has the meaning set forth in the preamble hereto.

"Alliance" has the meaning set forth in the preamble hereto.

"Alternative Currency" means Canadian Dollars.

"Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

"Alternative Currency Fronting Lender" means Bank of America, or any other Lender designated by the Borrowers and the Administrative Agent (such designation shall be consented to by such Lender), in its capacity as an Alternative Currency Funding Lender for Loans denominated in the Alternative Currency in which any Alternative Currency Participating Lender purchases Alternative Currency Risk Participations and in which Bank of America (or such other appointed Lender) advances to the Borrowers the amount of all such Alternative Currency Participating Lenders' respective Applicable Percentages of such Loans in accordance with Sections 2.02(b) and 2.02(f).

"Alternative Currency Funding Applicable Percentage" means, with respect to any Loans denominated in the Alternative Currency, (a) for each Alternative Currency Funding Lender other than the Alternative Currency Fronting Lender, its Applicable Percentage, and (b) for the Alternative Currency Fronting Lender, the sum of (i) the Applicable Percentage of the Alternative Currency Fronting Lender in its capacity as an Alternative Currency Funding Lender and (ii) the sum of the respective Applicable Percentages of the Alternative Currency Participating Lenders.

"Alternative Currency Funding Lender" means, with respect to each Loan denominated in the Alternative Currency, each Lender other than an Alternative Currency Participating Lender with respect to the Alternative Currency.

"Alternative Currency Loan Credit Exposure" means, with respect to any Loan denominated in the Alternative Currency, (a) for each Alternative Currency Funding Lender other than the Alternative Currency Fronting Lender, the aggregate outstanding principal amount of its Alternative Currency Funding Applicable Percentage thereof advanced by such Alternative Currency Funding Lender, (b) for the Alternative Currency Fronting Lender, the aggregate outstanding principal amount of its Alternative Currency Funding Applicable Percentage thereof advanced thereby, net of all Alternative Currency Risk Participations purchased or funded, as applicable, therein and (c) for each Alternative Currency Participating Lender, the aggregate outstanding principal amount of all Alternative Currency Risk Participations purchased or funded, as applicable, by such Alternative Currency Participating Lender in such Loan.

"Alternative Currency Participating Lender" means, with respect to each Loan denominated in an Alternative Currency, Blue Hills Bank and any other Lender that has given notice to the Administrative Agent and the Borrowers that it is unable to fund in the Alternative Currency and for which the Alternative Currency Fronting Lender has agreed in writing (in its sole and absolute discretion) can be an "Alternative Currency Participating Lender", unless and until such Lender delivers to the Administrative Agent and the Borrowers a written notice pursuant to Section 2.02(f)(ix) requesting that such Lender's designation be changed to an Alternative Currency Funding Lender.

"Alternative Currency Participant's Share" means, for any Alternative Currency Participating Lender in respect of a Loan denominated in the Alternative Currency, a fraction (expressed as a percentage), the numerator of which is such Alternative Currency Participating Lender's Applicable Percentage in respect of such Loan and the denominator of which is the sum of (i) the Applicable Percentage of the Alternative Currency Fronting Lender in respect of such Loan and (ii) the sum of the respective Applicable Percentages of all of the Alternative Currency Participating Lenders in respect of such Loan.

"Alternative Currency Participation Payment Date" has the meaning specified in Section 2.02(f)(iii).

"Alternative Currency Risk Participation" means, with respect to each Loan denominated in the Alternative Currency advanced by the Alternative Currency Fronting Lender, the risk participation purchased by each of the Alternative Currency Participating Lenders in such Loan in an amount determined in accordance with such Alternative Currency Participating Lender's Applicable Percentage of such Loan, as provided in Section 2.02(f).

"Alternative Currency Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $200,000,000.  The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

"Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate WC Commitments  and the Aggregate

Revolver Commitments, as the case may be, represented by such Lender's WC Commitment or Revolver Commitment, as the case may be, at such time, subject to adjustment as provided in Section 2.15.  If the commitment of each Lender to make Loans and the obligation of the applicable L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate WC Commitments or the Aggregate Revolver Commitments, as the case may be, have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender for each of the WC Loans and the Revolver Loans is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

"Applicable Revolver Rate" means, in respect of the Revolver Loans and the commitment fees thereon, the applicable percentage per annum set forth below determined by reference to the Combined Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Combined Total Leverage Ratio	Applicable Revolver Rate for Base Rate Loans (in basis points)	Applicable Revolver Rate for Eurocurrency Rate Loans, Revolver Letters of Credit and Cost of Funds Rate Loans (in basis points)	Applicable Revolver Rate for commitment fees (in basis points)
1	Less than 2.50:1.00	100	200	35.0
2	Greater than or equal to 2.50:1.00 but less than 3.00:1.00	125	225	37.5
3	Greater than or equal to 3.00:1.00 but less than 3.50:1.00	150	250	37.5
4	Greater than or equal to 3.50:1.00 but less than 4.25:1.00	175	275	50.0
5	Greater than or equal to 4.25:1.00	200	300	50.00

Any increase or decrease in the Applicable Revolver Rate resulting from a change in the Combined Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a);  provided,  however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, the highest pricing level shall apply in respect of all the Revolver Loans and the commitment fees in respect thereof as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.  For the period from the Closing Date until the first Determination Period to occur after the Closing Date, the applicable percentage per annum set forth above under Pricing Level 5  will be applicable to all Revolver Loans, all commitment fees thereon and all Revolver Letters of Credit.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Revolver Rate for any period shall be subject to the provisions of Section 2.09(b).

"Applicable WC Rate" means, in respect of the WC Loans, the commitment fees relating thereto and the Swing Line Loans, the applicable percentage per annum set forth below determined by reference to the Utilization Amount for each Determination Period:

Pricing Level	Utilization Amount	Applicable WC Rate for Base Rate Loans (in basis points)	Applicable WC Rate for Eurocurrency Rate Loans, Cost of Funds Rate Loans and WC Letters of Credit (in basis points)	Applicable WC Rate for commitment fees (in basis points)
1	Greater than or equal to 75%	150	250	50.0
2	Greater than or equal to 50% but less than 75%	125	225	37.5
3	Less than 50%	100	200	35.0

For the period from the Closing Date until the first Determination Period to occur after the Closing Date, the applicable percentage per annum set forth above under Pricing Level 3 will be applicable to all WC Loans, all commitment fees thereon, all WC Letters of Credit and the Swing Line Loans.

"Applicable Time" means, with respect to any borrowings and payments in the Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"AR Buyer" means any Person that is a party to a Receivables Sales Agreement as the buyer of the Accounts Receivable being sold thereunder.

"AR Sales Transaction" means any sale by a Loan Party of certain of its Accounts Receivable to an AR Buyer pursuant to the terms of a Receivables Sales Agreement and made in compliance with the terms and conditions of this Agreement.

"Arrangers" means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Citizens Bank, N.A., Societe Generale, BNP Paribas and The Bank of Tokyo-Mitsubishi UFJ, LTD. NY Branch, in each case in its capacity as joint lead arranger and joint book manager.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

"Assumed Sale/Leaseback Transaction" means one or more leases purchased or assumed by a Loan Party in a Permitted Acquisition in which the applicable lease was the subject of a transaction pursuant to which an unaffiliated Person sells or transfers any property owned by it in order then or thereafter to lease such property that such Person intends to use for its business.

"Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

"Audited Financial Statements" means the audited consolidated balance sheet of MLP and its Subsidiaries for the fiscal year ended December 31, 2016, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of MLP and its Subsidiaries, including the notes thereto.

"Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

"Available Cash" has the meaning set forth in the Partnership Agreement.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"Bank of America" means Bank of America, N.A. and its successors.

"Base Rate"  means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate," and (c) the Eurocurrency Rate plus 1.00%.  The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

"Base Rate Loan" means a Loan that bears interest based on the Base Rate.  All Base Rate Loans shall be denominated in Dollars.

"Borrower" and "Borrowers" means the Initial Borrower and Initial Borrowers, as the case may be, and any other Person who becomes a Borrower pursuant to Section 6.13 hereof.

"Borrower Materials" has the meaning specified in Section 6.02.

"Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

"Borrowing Base" means, at the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report delivered to the Lenders and the Administrative Agent pursuant to Section 6.02(f), which is equal to the sum of:

(a)        100% of Eligible Cash and Cash Equivalents; plus

(b)        90% of Major Oil Company Receivables; plus

(c)        90% of Insured Eligible Receivables not included in Major Oil Company Receivables and 85% of Eligible Receivables which are not Insured Eligible Receivables and which are not included in Major Oil Company Receivables; plus

(d)        85% of Eligible Margin Deposits; plus

(e)        85% of Hedged Eligible Inventory other than Hedged Eligible Inventory consisting of Corn Product; plus

(f)        80% of Hedged Eligible Inventory consisting of Corn Product; plus

(g)        80% of Eligible Petroleum Inventory; plus

(h)        80% of Eligible Exchange Balances (which number can be either negative or positive); plus

(i)        100% of Paid but Unexpired Letters of Credit; plus

(j)        80% of Eligible Product Under Contract; plus

(k)        the sum of (i) 80% of Positive Net Unrealized Forward Contract Positions up to $100,000,000, plus (ii) 70% of Positive Net Unrealized Forward Contract Positions above $100,000,000 but below $150,000,000, provided if the Positive Net Unrealized Forward Contract Positions are above $100,000,000 and the aggregate Counterparty Risk for any counterparty (including its Affiliates) thereunder exceeds $10,000,000, then those Positive Net Unrealized Forward Contract Positions representing such excess shall not be included hereunder (and, for the avoidance doubt, when determining the amount of the excess to be excluded hereunder, only Positive Net Unrealized Forward Contract Positions shall be excluded and not any other item of the Borrowing Base which might be included in the calculation of Counterparty Risk, including Eligible Accounts Receivable); plus

(l)         70% of Eligible RINs up to $10,000,000; minus

(m)       100% of the aggregate amount of Negative Net Unrealized Forward Contract Positions (provided, for the avoidance of doubt, for purposes of this deduction, notwithstanding that such amount is a negative number, such amounts shall be expressed as a positive number and therefore be deducted from the Borrowing Base); minus

(n)        100% of the Swap Termination Value Amount, minus

(o)        100% of the aggregate amount of Excise Tax Liabilities, minus

(p)        100% of First Purchaser Lien Amount; minus

(q)        100% of any Corn Product Reserve

provided, however, that notwithstanding anything to the contrary contained in this definition, (x) to the extent that the amount of any item set forth in (a) through (l) above is a negative number, 100% of the amount of such item shall be deducted in the calculation of the Borrowing Base rather than the amount multiplied by the advance rate attributable to such item had such item been a positive number and (y) the aggregate Hedged Eligible Inventory consisting of Corn Product shall not at any time comprise, after the application of all applicable advance rates, an amount greater than $15,000,000 and, in addition, Petroleum Products consisting of Corn Product shall only be included in Hedged Eligible Inventory and not in Eligible Petroleum Inventory.

"Borrowing Base Report" means a Borrowing Base Report, signed by any Responsible Officer and in substantially the form of Exhibit B hereto.

"Bursaw" means Bursaw Oil LLC, a Massachusetts limited liability company.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(c) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars, or any other dealings in any currency other than Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

"Capital Assets" means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

"Capital Expenditures" means amounts paid or indebtedness incurred by any of the Loan Parties in connection with (a) the purchase or lease by any of the Loan Parties of Capital Assets that would customarily be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles; or (b) the lease of any assets by any Loan Party as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease, provided, however, for purposes of Section 7.18 hereof, any purchase or lease by any Loan Party of any Capital Assets that would customarily be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP and which were acquired pursuant to a Permitted Acquisition or was purchased with Indebtedness permitted by Section 7.03(f) shall not be considered a "Capital Expenditure" thereunder.

"Capitalized Leases" means leases under which any Loan Party is the lessee or obligor, the discounted future rental payment obligations under which are customarily required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP, provided, that, notwithstanding the foregoing, for purposes of calculating Combined EBITDA under this Agreement, the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, regardless of their treatment or classification under GAAP.

"Capitol Acquisition" means the acquisition by one or more Loan Parties of two retail gas station portfolios from the Capitol Sellers that closed on June 1, 2015 and consisted of (a) a number of sites that are primarily located in the Washington, D.C. area (such portfolio being referred to as "Project Oak") and (b) a number of sites located in the metropolitan New York area (such portfolio being referred to as "Project Monument").

"Capitol Sellers" means, collectively, Liberty Petroleum Realty, LLC, a Delaware limited liability company, East River Petroleum Realty, LLC, a Delaware limited liability company, Big Apple Petroleum Realty, LLC, a Delaware limited liability company, Anacostia Realty, LLC, a Delaware limited liability company, Mount Vernon Petroleum Realty, LLC, a Delaware limited liability company, DAG Realty, LLC, a Delaware limited liability company, and White Oak Petroleum, LLC, a Delaware limited liability company.  Each entity individually is referred to as a "Capitol Seller".

"Cascade"  has the meaning set forth in the introductory paragraph hereof.

"Cash" means Dollar denominated currency in immediately available funds.

"Cash and Carry Transaction" means, in respect of a particular commodity, all transactions that occur during a Contango Market consisting of (a) the entering into of future or swap contracts for the purchase of such commodity offset by the concurrent entering into of future or swap contracts for the same quantity of such commodity for a later delivery date and a maximum period not exceeding twelve (12) months; and/or (b) the physical purchase by a Loan Party of such commodity which shall be stored for a period not exceeding twelve (12) months from the date of delivery of such commodity to such Loan Party, and the sale of which shall be hedged by Swap Contracts that have a maximum tenor not exceeding twelve (12) months; and/or (c) any combination of the foregoing.

"Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers, the Swing Line Lender or the Alternative Currency Fronting Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, Obligations in respect of Loans denominated in the Alternative Currency, or obligations of the Lenders to fund participations in respect thereof (as the context may require, including in respect of L/C Obligations), cash or deposit account balances or, if the Administrative Agent, L/C Issuers, the Swing Line Lender or the Alternative Currency Fronting Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuers, the Swing Line Lender or the Alternative Currency Fronting Lender (as applicable). "Cash Collateral" shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

"Cash Equivalents" means, collectively, (a) repurchase agreements and short-term obligations issued or guaranteed as to principal and interest by the United States of America and having a maturity of not more than twelve (12) months from the date of acquisition; (b) short-term certificates of deposit, issued by (i) any Lender or (ii) any bank organized under the laws of the United States of America or any state thereof and foreign subsidiaries of such bank, having a rating of not less than A or its equivalent by S&P or any successor; and (c) commercial paper or finance company paper of (i) any Lender or any holding company controlling any Lender or (ii) any other Person that is rated not less than prime-two or A2 or their equivalents by Moody's or S&P or their successors.

"Cash Management Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

"Cash Management Bank" means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

"CFA" means that certain Compensation Funding Agreement effective as of June 1, 2009 by and between the MLP and the GP (the "Closing Date CFA"), as the same may be amended, amended and restated or replaced by a successor agreement, provided any such amendment, amendment and restatement or successor agreement, as the case may be, relates solely to the adoption and maintenance of "Compensation Plans" (as such term is defined in the Closing Date CFA) with a substantially similar purpose as set forth in the Closing Date CFA.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Change of Control" means an event or series of events by which:

(a)        any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Original Investors becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of twenty percent (20%) or more of the equity securities of the GP entitled to vote for members of the board of directors or equivalent governing body of the GP on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)        during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of either the MLP or GP, as the case may be, cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)        the passage of thirty days from the date upon which any Person or two or more Persons acting in concert, other than the Original Investors, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the MLP, or control over the equity securities of the MLP entitled to vote for members of the board of directors or equivalent governing body of the MLP on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing twenty percent (20%) or more of the combined voting power of such securities; or

(d)        the GP ceases to be the general partner of the MLP, or both Eric Slifka and Daphne Foster cease to have full-time senior management positions with the GP; or

(e)        MLP shall at any time, legally or beneficially, own less than 100% of the Equity Interest of the Borrowers; or

(f)        Richard Slifka and Eric Slifka (or other immediate family members of Alfred Slifka or the foregoing or related family trusts or other Persons which are

Controlled by Richard Slifka and/or Eric Slifka) shall at any time, legally or beneficially, own less than 75% of the voting interests of GP as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of GP.

"Closing Date" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

"Code" means the Internal Revenue Code of 1986.

"Collateral" means all of the property, rights and interests of the Loan Parties that are or are intended to be subject to the liens and security interests created by the Security Documents.

"Combined or combined" means, with reference to any term defined herein, that term as applied to the accounts of the applicable Loan Party to which it relates, combined or, if prepared on a consolidated basis, consolidated, in accordance with GAAP.

"Combined Current Assets" means all assets of the Loan Parties on a combined basis that are properly classified as current assets in accordance with GAAP, valued on a FIFO basis.

"Combined Current Liabilities" means all liabilities of the Loan Parties on a combined basis, maturing on demand or within one (1) year from the date as of which Combined Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with GAAP.

"Combined EBITDA" means for any period, for each applicable Loan Party and its Subsidiaries on a combined basis, an amount equal to Combined Net Income for such period plus (a) the following to the extent deducted in calculating such Combined Net Income: (i) Combined Total  Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such applicable Loan Party and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the applicable Loan Parties and their Subsidiaries reducing such Combined Net Income which do not represent a cash item in such period or any future period, (v) any equity losses in respect of unconsolidated affiliates; (vi) without duplication, cash distributions received by any Loan Party from joint ventures (including, without limitation, any Non-Wholly Owned JV); and (vii) the one-time, non-recurring cash expense incurred in such period in connection with the Lease Termination, provided, the aggregate amount of such expense shall not exceed $77,000,000, and minus (b) the following to the extent included in calculating such Combined Net Income: (i) Federal, state, local and foreign income tax credits of the applicable Loan Parties and their Subsidiaries for such period, (ii) all nonrecurring non-cash items increasing Combined Net Income for such period and (iii) any equity earnings in respect of unconsolidated affiliates, provided,  however, notwithstanding anything to the contrary contained herein, any gains or losses from any Dispositions shall be excluded from the calculation of Combined EBITDA.  For purposes of calculating Combined EBITDA for purposes of calculating the Combined Interest Coverage Ratio, the Combined Total Leverage Ratio or the Combined Senior Secured Leverage Ratio for any period in which a Permitted Acquisition has occurred, Combined EBITDA shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects to give effect to the consummation of such Permitted Acquisition, on a pro forma basis as if such Permitted Acquisition had occurred on the first date of the test period, provided,  further, that notwithstanding anything to the contrary contained herein, for purposes of this Agreement, the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, notwithstanding their treatment or classification under GAAP, and any increases in Combined EBITDA as a result of the actual GAAP treatment of such leases as something other than an operating lease shall be disregarded for purposes of this Agreement.

"Combined Funded Debt" means as of any date of determination, for the Loan Parties and their Subsidiaries on a combined basis, the sum of, without duplication, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder other than the outstanding amount of the WC Loans and the L/C Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial but excluding any  L/C Obligations), bankers' acceptances, bank guaranties, surety bonds (but only to the extent the indemnity or other payment obligation thereunder has actually arisen and is due and payable by the Loan Parties and/or their Subsidiaries) and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations and any other liability reflected on a Loan Party's balance sheet with respect to a lease, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Loan Parties or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Loan Party or such Subsidiary, provided, that, notwithstanding the foregoing, for purposes of determining Combined Funded Debt under this Agreement, the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, notwithstanding their treatment or classification under GAAP, and shall not be treated as a Capitalized Lease.

"Combined Funded Senior Secured Debt" means as of any date of determination, for the Loan Parties and their Subsidiaries on a combined basis, (a) Combined Funded Debt of any Loan Party secured by Liens on any assets of any Loan Party at such time, including Combined Funded Debt under this Agreement, plus (b) all Combined Funded Debt of any Subsidiary of a Loan Party (other than a Subsidiary which is also a Loan Party) at such time.  For the avoidance of doubt, nothing in this definition shall be construed to permit any Loan Party or any Subsidiary of any Loan Party to incur or permit Liens other than those permitted by Section 7.01.

"Combined Interest Coverage Ratio" means, as at any date of determination, the ratio of (a) Combined EBITDA for the Reference Period most recently ended to (b) Combined Total Interest Expense for such Reference Period.

"Combined Net Income" means for any period, for the applicable Loan Parties and their Subsidiaries on a combined basis, the net income of the applicable Loan Parties and their Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

"Combined Senior Secured Leverage Ratio" means, as at any date of determination, the ratio of (a) Combined Funded Senior Secured Debt as of such date of determination to (b) Combined EBITDA for the Reference Period most recently ended.

"Combined Total Interest Expense" means, for any period, for the applicable Loan Parties and their Subsidiaries on a combined basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the applicable Loan Parties and their Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the applicable Loan Parties and their Subsidiaries with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP, provided, that, notwithstanding the foregoing, for purposes of determining Combined Total Interest Expense under this Agreement, the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, notwithstanding their treatment or classification under GAAP, and shall not be treated as a Capitalized Lease.  For purposes of calculating Combined Total Interest Expense for purposes of calculating the Combined Senior Secured Leverage Ratio and the Combined Total Leverage Ratio for any period in which a Permitted Acquisition has occurred, Combined Total Interest Expense shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects to give effect to the consummation of such Permitted Acquisition on a pro forma basis as if such Permitted Acquisition had occurred on the first date of the test period.

"Combined Total Leverage Ratio" means, as at any date of determination, the ratio of (a) Combined Funded Debt as of such date of determination to (b) Combined EBITDA for the Reference Period most recently ended.

"Combined Working Capital" means the excess of Combined Current Assets over Combined Current Liabilities, provided, however, for the purposes of this definition, (a) all prepaid expenses of the Loan Parties in excess of $25,000,000 shall not be considered a Combined Current Asset hereunder regardless of how such prepaid expenses would otherwise be classified in accordance with GAAP; (b) any asset of any Loan Party which will be subsequently paid or otherwise distributed to such Loan Party's members as a Permitted Distribution shall not be considered a Combined Current Asset hereunder regardless of how such asset would otherwise be classified in accordance with GAAP; (c) any asset of any Loan Party consisting of an intercompany receivable or other right to payment owing from another Loan Party or an Affiliate shall not be considered a Combined Current Asset hereunder regardless of how such asset would otherwise be classified in accordance with GAAP; and (d) the aggregate amount of all WC Loans outstanding hereunder and all Revolver Loans outstanding hereunder used to fund working capital shall be deemed Combined Current Liabilities, regardless of how such outstanding amounts would otherwise be classified in accordance with GAAP.

"Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

"Committed Borrowing" means a borrowing consisting of simultaneous WC Loans or Revolver Loans, as the case may be, of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans and Cost of Fund Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

"Committed Loan" means a WC Loan or a Revolver Loan, as the context may require.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Compliance Certificate" means a certificate substantially in the form of Exhibit E.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Contango Facility" means a senior secured credit facility of any Loan Party solely to be used to finance Cash and Carry Transactions, the recourse to such Loan Party with respect to such credit facility Indebtedness is limited to its interest in the inventory, forward contracts and receivables related to such Cash and Carry Transactions (and the proceeds thereof); provided, that (a) any release of Collateral hereunder for inclusion as collateral for the Contango Facility has been approved by the Administrative Agent and the Supermajority Lenders, and (b) such facility is subject to an intercreditor agreement in form and substance satisfactory to the Administrative Agent and the Supermajority Lenders.

"Contango Market" means the market condition in which the price of a commodity for forward delivery is higher than the price that is quoted for spot settlement, or where a far forward delivery price is higher than a nearer forward delivery price.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.

"Corn Product" means Petroleum Product consisting of corn.

"Corn Product Reserve" means, as of any relevant date of determination, with respect to any Hedged Eligible Inventory consisting of Corn Products which is to be included in the Borrowing Base, the reserves that the Administrative Agent may establish or modify from time to time with respect to Corn Products, including, without limitation, reserves for any liens, trust claim or similar claims or rights of third parties which in any matter has a negative impact on the value of the Corn Products.

"Cost of Funds Rate" means, as of any relevant date of determination, the per annum rate of interest which the Administrative Agent is required to pay, or is offering to pay, for wholesale liabilities of like tenor, as the same may be adjusted for reserve requirements or any other requirements or impositions as may be imposed by federal, state or local governmental or regulatory authorities or agencies, all as determined by the Administrative Agent.

"Cost of Funds Rate Loan"  means a Committed Loan that bears interest on the Cost of Funds Rate.  Cost of Fund Rate Loans shall be denominated in Dollars.

"Counterparty Risk" means, as it relates to any counterparty to any contract or agreement with any Loan Party, the aggregate amount of credit risk (including, without limitation, the aggregate amount such counterparty may owe a Loan Party in its capacity as an account debtor or in its capacity as a counterparty under any Swap Contract) owing to the Loan Parties from such counterparty (including all Affiliates thereof).

"Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

"Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

"Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable WC Rate or Applicable Revolver Rate, as applicable, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided,  however, that with respect to a Eurocurrency Rate Loan or a Cost of Funds Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Revolver Rate and Applicable WC Rate, as applicable) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to (i) Letter of Credit Fees for WC Letters of Credit, a rate equal to the Applicable WC Rate plus 2% per annum and (ii) Letter of Credit Fees for Revolver Letters of Credit, a rate equal to the Applicable Revolver Rate plus 2% per annum .

"Defaulting Lender" means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the applicable L/C Issuer, the Swing Line Lender, the Alternative Currency Fronting Lender or any other Lender any other amount required to be paid by it hereunder (including Alterative Currency Risk Participations and in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the L/C Issuers, the Alternative Currency Fronting Lender or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuers, the Swing Line Lender, the Alternative Currency Fronting Lender and each other Lender promptly following such determination.

"Designated Jurisdiction" means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

"Determination Period" means the period of approximately three months comprised of the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) hereof for a fiscal quarter most recently ended from such date of delivery until the date on which the Administrative Agent receives the subsequent Compliance Certificate pursuant to Section 6.02(b) for the next fiscal quarter, with the Utilization Amount for such period being determined by the Administrative Agent on the day on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter most recently ended based on the Utilization Amount for the fiscal quarter represented in such Compliance Certificate.

"Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale,

assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

"Dollar" and "$" mean lawful money of the United States.

"Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in the Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

"Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

"Drake" means Drake Petroleum Company, Inc., a Massachusetts corporation.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

"Eligible Cash and Cash Equivalents" means Cash and Cash Equivalents of a Borrower which is subject to a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties.

"Eligible Exchange Balances" means an amount equal to the aggregate amount of all Exchange Balances after deducting therefrom each of (a) the value of all such exchanges for which performance has not been made on the date that such performance is due, (b) the amount of all discounts, allowances, rebates, credits and adjustments to such exchanges, (c) the amount billed for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied, and (d) all such exchanges owing by any Affiliate of any Borrower, provided that the Loan Parties shall exclude from Eligible Exchange Balances any Exchange Balance with respect to which:

(i)        the customer or trading partner has disputed liability, or made any claim with respect to such Exchange Balance or with respect to any other Exchange Balance due from such customer or trading partner to any Borrower other than for a minimal adjustment in the ordinary course of business and in accordance with regular commercial practice; or

(ii)        the customer or trading partner has filed a petition or other application for relief under any existing or future law in any jurisdiction relating to bankruptcy, insolvency, reorganization, or relief of debtors, or any petition or other application for relief under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization, or relief of debtors has been filed against such customer or trading partner, or the customer or trading partner has failed, suspended normal business operations, become insolvent, or made a general assignment for the benefit of creditors or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs.

"Eligible Inventory" means, with respect to the Borrowers, at the relevant time of reference thereto, all Petroleum Products owned by the Borrowers which are held for sale; provided that Eligible Inventory shall not include any inventory (a) held on consignment, or not otherwise owned by the Borrowers or of a type no longer sold by such Borrowers, (b) which has been returned by a customer or is damaged or subject to any legal encumbrance other than Permitted Liens, (c) which has been shipped to a customer of the Borrowers regardless of whether such shipment is on a consignment basis unless such inventory has been shipped to a customer of the Borrowers for the sole purpose of storing such inventory at a terminal owned or controlled by a customer so long as title to such inventory remains with the Borrowers and, in the case of a terminal not owned but controlled by such customer, so long as the Administrative Agent has received evidence that the lessor or Person owning such terminal has entered into a consent and agreement waiving any landlord or similar liens with respect to such Eligible Inventory and, in addition, providing the Administrative Agent with the right to receive notices of default and the right to repossess such Eligible Inventory at any time and such other rights as may be requested by the Administrative Agent, (d) that is obsolete, unusable or otherwise unavailable for sale, or (e) which is not subject to a valid, first priority perfected lien and security interest in favor of the Administrative Agent on behalf of the Lenders, and, provided further, that if such Petroleum Product is a Corn Product, such Petroleum Product (w) is located in the United States in a storage facility that is either under the control and ownership of, or leased by, a Borrower, and has been approved by the Administrative Agent in its discretion; (x) if such storage facility is owned by the account debtor or customer that will purchase the Corn Product being stored therein, such storage facility is subject to a landlord waiver or subordination agreement or other similar agreement in form and substance acceptable to the Administrative Agent; (y) is not comingled with the corn of any Person that is not a Borrower, and (z) was not harvested more than 12 months prior to the date such corn is included in the calculation of the Borrowing Base.

"Eligible Investments" means the Borrowers' investments in (a) repurchase agreements permitted by Section 9.3(d) hereof; and (b) United States Treasury money market funds rated AAA by S&P; provided that all such investments shall be subject to a valid, first priority, perfected lien and security interest in favor of the Administrative Agent on behalf of the Lender, and the Borrowers, the Administrative Agent and the applicable account bank or financial institution shall have executed a control agreement in form and substance satisfactory to the Administrative Agent.

"Eligible Margin Deposits" means the Borrowers' net equity in the aggregate amount of all sums deposited by the Borrowers with investment grade commodities brokers on nationally recognized exchanges, after deducting therefrom the aggregate amount of all claims, disputes, contras and offsets (contingent or otherwise) by such brokers or any other Person against such sums; provided,  however, that no sums deposited into any account with any commodities broker shall be included in Eligible Margin Deposits unless and until such broker and the applicable Borrower has executed and delivered to the Administrative Agent a hedging account assignment with respect to such account, in form and substance satisfactory to the Administrative Agent.

"Eligible Petroleum Inventory" means Eligible Inventory not otherwise included in Hedged Eligible Inventory, valued on a Marked-to-Market Basis, provided, "Eligible Petroleum Inventory" shall not include any Petroleum Product consisting of corn.

"Eligible Product Under Contract" means the purchase price of petroleum product contracted for purchase by a Borrower, which product has not yet been delivered to such Borrower, and as to which product the Borrowers' obligation to pay the purchase price is supported by standby WC Letters of Credit.

"Eligible Receivables" means, at any time, the aggregate amount of the unpaid portions of all Accounts Receivable carried on the books of the Borrowers arising in the ordinary course of business, net of any and all credits, rebates, holdbacks, offsets, counterclaims, contras or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable (provided, for the avoidance of doubt, a contra does not include a Negative Net Unrealized Forward Contract Position for purposes hereof) and net of amounts which would be subject to a right of setoff or similar claim to the extent a setoff waiver does not exist or is not enforced as to such Account Receivable, and which Accounts Receivable:

(a)        are originally due within thirty (30) days of the date on which such Account Receivable arises, and are not more than sixty (60) days past due, or, with respect to Accounts Receivable from a federal, state, or local governmental entity or public utility, are originally due within sixty (60) days and are not more than thirty (30) days past due;

(b)        in the case of Accounts Receivable which are trade receivables that are supported by letters of credit issued or confirmed by Acceptable Issuers, which letters of credit authorize the Borrowers to draw time drafts under such letters of credit for the amount of the related trade receivables, for periods not to exceed one hundred and eighty (180) days from the respective invoice dates of the underlying trade receivables;

(c)        constitute the valid, binding and legally enforceable obligation of the obligor thereon, and are not subordinate to any other claim against such obligor;

(d)        are owned by the Borrowers free and clear of all liens, security interests or encumbrances whatsoever, other than those in favor of the Administrative Agent, on behalf of the Lenders and are subject to a valid, first priority, perfected lien and security interest in favor of the Administrative Agent, on behalf of the Administrative Agent and the Lenders;

(e)        are not the subject of a return, rejection, loss of or damage to the goods or Petroleum Product, the sale of which gave rise to the account receivable, or any request for credit, rebate, offset, counterclaim, holdback  or adjustment, any commission payable to third parties or any other dispute with the obligor on such Accounts Receivable;

(f)        is not owing from any other Loan Party or Affiliate;

(g)        are not Accounts Receivable from an obligor which is insolvent or which has filed a petition for relief under any existing or future law in any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under any existing or future law in any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, provided, however, the Borrowers shall be permitted to include such Accounts Receivable from such obligors if (1) the Borrowers and the Administrative Agent reasonably determine such obligor is creditworthy; and (2) the applicable Borrower has been granted a superpriority lien over the assets of such obligor pursuant to an order issued by the bankruptcy court having jurisdiction over such obligor;

(h)        have been invoiced and are currently due and payable or relate to Inventory which has been sold or logistic services which have been provided, as the case may be, and will be invoiced within five (5) Business Days other than (i) receivables relating to the sale of crude Inventory which has been sold and will be invoiced within fifteen (15) Business Days and (ii) Inventory sold to an Investment Grade Applicable Entity, which will be invoiced within thirty (30) days; and

(i)        are denominated in Dollars or Canadian Dollars (provided, any Eligible Receivable denominated in Canadian Dollars shall be subject to the provisions of Section 1.07(d) hereof when determining the amount of such Eligible Receivables in the calculation of the Borrowing Base) and payable in the United States or Canada.

For the purpose of this definition, (i) to the extent that Eligible Receivables owing by any obligor and its Affiliates, other than Exxon Mobil Corp. ("Exxon"), Phillips 66 ("P66") and an obligor of an Insured Eligible Receivable with respect to such Insured Eligible Receivable, exceed fifteen percent (15%) of the aggregate amount of all Eligible Receivables, or, in the case of Exxon, P66 and an obligor of an Insured Eligible Receivable with respect to such Insured Eligible Receivable, exceeds twenty five percent (25%) of the aggregate amount of all Eligible Receivables, such excess shall not be included in the calculation of Eligible Receivables without the prior written consent of the Required Lenders, and (ii) to the extent that the Borrowers, individually or in the aggregate, are at any time directly or contingently indebted for any reason to any obligor, the Accounts Receivable owing to the Borrowers by such obligor shall be deemed to be subject to an offset, counterclaim or contra in the amount of such indebtedness; provided,  however, to the extent that any indebtedness of the Borrowers to any obligor is secured by a Letter of Credit, the portion of the indebtedness so secured (not to exceed the amount available for drawing under the Letter of Credit) shall not be deemed to be an offset, counterclaim or contra with respect to the accounts receivable of such obligor owing to the Borrowers.

"Eligible RINs" means, as of any relevant date of determination, inventory of any Borrower consisting of RINs valued at the then current Value, and in all instances as to which the following requirements have been fulfilled: (a) such RIN is owned by such Borrower; (b) such RIN is subject to a first priority perfected Lien in favor of the Administrative Agent; (c) such RIN is free and clear of all other Liens other than Permitted Liens; (d) if such RIN is credited to a commodity or securities account, such account is pledged to the Administrative Agent and is subject to a control agreement satisfactory to the Administrative Agent; (e) all requirements of applicable law with respect to the RINs have been satisfied; and (f) the applicable RIN has an expiration date of at least 31 days after the most recent date as of which the Borrowers have based a Borrowing Base Report to be delivered pursuant to the terms hereof.

"Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination and, for the avoidance of doubt, with respect to MLP, shall include, without limitation, all Units, General Partner Units and Incentive Distribution Rights (as each such term is defined in the Partnership Agreement).

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon  any Loan Party or any ERISA Affiliate.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

"Eurocurrency Rate" means:

(a)        With respect to any Credit Extension:

(i)  denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate ("LIBOR") or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii)  denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate ("CDOR"), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(b)        for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that (x) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; (y) to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (z) if the

Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

 "Eurocurrency Rate Loan" means a Committed Loan that bears interest at a rate based on clause (a) of the definition of "Eurocurrency Rate".  Eurocurrency Rate Loans may be denominated in Dollars or in the Alternative Currency.  All Committed Loans denominated in the Alternative Currency must be Eurocurrency Rate Loans.

"Event of Default" has the meaning specified in Section 8.01.

"Excess Availability" means, as of any relevant date of determination, the sum of (a) amount by which the Borrowing Base exceeds the sum of the outstanding principal amount of WC Loans plus WC LC Obligations as of such date, plus (b) the aggregate principal amount of Revolver Loans which the Borrowers have available to borrow for general corporate purposes hereunder as of such date.

"Excise Tax Liabilities" means all liabilities of the Borrowers in respect of excise taxes imposed on any Petroleum Product which, as of the relevant date of determination, remain unpaid.

"Exchange Balances" means an amount equal to the difference between (a) sum of the values of any and all rights to receive Petroleum Products, to receive payment of money or to receive other value that any Borrower generates, acquires, possesses or owns whenever such Borrower trades, lends, borrows or exchanges Petroleum Products in the ordinary course of business and (b) the sum of the values of any and all obligations of the Borrowers to deliver Petroleum Products and to make payments of money not secured by outstanding Letters of Credit, the value thereof in each case being determined in accordance with the price or prices set forth in the exchange agreements entered into by such Borrower with each petroleum supplier or, if no such price is set forth, in accordance with the then current market value for such Petroleum Products determined on a Marked-to-Market Basis, provided, that in calculating the Exchange Balances, such amounts shall be calculated on a counterparty by counterparty basis (including Affiliates of any counterparty) and not by netting amounts among different counterparties; and, provided, further, if the other party to any such exchange agreement is a Borrower or an Affiliate of a Borrower, such exchange agreement is a fair and reasonable transaction, no less favorable to the Borrowers than would be a similar exchange agreement transacted at arm's-length with a contract party which was not a Borrower or an Affiliate.  If the amount set forth in clause (a) above exceeds the amount set forth in clause (b) above, Exchange Balances shall be expressed as a positive number, and if the amount set forth in clause (b) above exceeds the amount set forth in clause (a) above, Exchange Balances shall be expressed as a negative number.

"Excluded Swap Obligation" means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party (including arising hereunder or under any of the Guaranties) of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party's failure for any reason to constitute an "eligible contract participant" as defined in the

Commodity Exchange Act (determined after giving effect to Section 10.19(h)  and any other "keepwell, support or other agreement" for the benefit of such Loan Party and any and all guarantees of such Loan Party's Swap Obligations by other Loan Parties) at the time the guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to any Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient's failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

"Existing Letters of Credit" means those Letters of Credit identified on Schedule 1A hereto.

"FASB ASC" means the Accounting Standards Codification of the Financial Accounting Standards Board.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

"Fee Letter" means, collectively, (a) the letter agreement, dated as of the date hereof, among the Borrowers, the Administrative Agent and certain other parties thereto and (b) any other letter agreement, dated on or after the date hereof, among the Borrowers and any L/C Issuer.

"FIFO" means the first-in, first-out method of accounting.

"First Purchaser Lien Amount" means, as of any date of determination, in respect of any property of a Loan Party subject to a so-called "first purchaser" Lien (as defined in Texas Bus. & Com Code Section 9.343, comparable laws of the states of Oklahoma, Kansas, Mississippi, North Dakota, Wyoming or New Mexico or other comparable laws of other applicable jurisdictions), the aggregate amount of the obligations outstanding on the relevant date of determination giving right to such first purchaser Lien, less any portion of such obligations that are secured or supported by a WC Letter of Credit.

"Foreign Lender" means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

"Foreign Obligor" means a Loan Party that is a Foreign Subsidiary.

"Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

"FRB" means the Board of Governors of the Federal Reserve System of the United States.

"Fronting Exposure" means, at any time there is a Defaulting Lender, (a) with respect to a L/C Issuer, such Defaulting Lender's Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, (b) with respect to the Swing Line Lender, such Defaulting Lender's Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders in accordance with the terms hereof and (c) with respect to the Alternative Currency Fronting Lender, an amount equal to such Defaulting Lender's Alternative Currency Participant's Share of all outstanding Loans denominated in the Alternative Currency advanced by the Alternative Currency Fronting Lender, less the amount of such Loans as to such which such Defaulting Lender has funded its Alternative Currency Risk Participation or as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

"Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

"Future Failed Accounting" means either a Sale/Leaseback Transaction or an Assumed Sale/Leaseback Transaction entered into after April 27, 2015 which, in accordance with GAAP, fails (or, in the case of an Assumed Sale/Leaseback Transaction, at the time of such transaction, failed) to meet the criteria necessary to achieve sale accounting and is considered a "failed" sale for purposes of, and in accordance with, GAAP.

"Future Failed Accounting Lease" means any lease entered into after April 27, 2015  that (a) the applicable Loan Party has provided notice pursuant to Section 6.03(d) of its election to treat such lease as a Future Failed Accounting Lease and (b) that was the subject of a Sale/Leaseback Transaction or an Assumed Sale/Leaseback Transaction, received Future Failed Accounting treatment and does not, pursuant to the terms of such lease or any agreements or documents entered into in connection with such Sale/Leaseback Transaction or Assumed Sale/Leaseback Transaction, as the case may be, require any Loan Party (rather than permits or provides such Loan Party with the right) to repurchase fee ownership in such property, provided, that once the aggregate value of all such property disposed of in such manner (in the case of a Sale/Leaseback Transaction) or purchased (in the case of an Assumed Sale/Leaseback Transaction) from and after the Closing Date equals $100,000,000, no leases in excess of such amount shall constitute a Future Failed Accounting Lease.

"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

"Getty" means, with respect to the Project Monument, Gty-CPG (QNS/BX) Leasing, Inc., and, with respect to Project Oak, Gty MD Leasing, Inc..

"Global Canada" means Global Partners Energy Canada ULC, an unlimited liability corporation formed under the laws of Alberta Canada.

"Global Line of Business" means, as of any relevant date of determination, the line(s) of business then engaged in by any of the Borrowers.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"GP" means Global GP LLC, a Delaware limited liability company.

"Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term "Guarantee" as a verb has a corresponding meaning.

"Guarantors" means MLP, Bursaw, Global Canada, Warex, Drake, Puritan, Maryland Oil and any other Person required to become or which otherwise becomes a guarantor pursuant to the terms of this Agreement.

"Guaranties" means, collectively, (a) the Second Amended and Restated Guaranty made by MLP, Bursaw, Warex, Drake, Puritan and Maryland Oil in favor of the Administrative Agent and the Secured Parties, substantially in the form of Exhibit G, (b) the Amended and Restated Guarantee made by Global Canada in favor of the Administrative Agent and the Secured Parties, in form and substance satisfactory to the Administrative Agent, and (c) any other guaranty made by a Guarantor in favor of the Administrative Agent and the Secured Parties and substantially in the form of Exhibit G.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Hedge Bank" means any Person that, at the time it enters into a Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

"Hedged Eligible Inventory" means the future fixed sales price (equal to the Marked-to-Market Basis determined pursuant to clause (a) of that definition), net of storage and transportation costs, of Eligible Inventory which has been (a) hedged on the IntercontinentalExchange, the Chicago Mercantile Exchange, the New York Mercantile Exchange, or the Chicago Board of Trade or (b) covered by swap contracts with investment grade companies.

"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)        all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)        (i) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments; and (ii) without duplication of clause (i), all reimbursement or repurchase obligations of such Person arising under any Receivables Sales Agreement which have become due under such Receivables Sales Agreement and not been satisfied in the time provided for under any such Receivables Sales Agreement (after giving effect to all applicable grace periods provided for therein);

(c)        net obligations of such Person under any Swap Contract;

(d)        all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created);

(e)        indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)        Capitalized Leases and Synthetic Lease Obligations, provided, however, for purposes of this Agreement, the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, notwithstanding their treatment or classification under GAAP, and shall not be treated as a Capitalized Lease;

(g)        all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)        all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Indemnitees" has the meaning specified in Section 10.04(b).

"Information" has the meaning specified in Section 10.07.

"Initial Borrowers" has the meaning specified in the introductory paragraph hereto.

"Insured Eligible Receivable" means any Eligible Receivable the payment of which is insured by an insurance company with a rating of not less than "A" from at least two (2) rating services acceptable to the Administrative Agent (such as A.M. Best Company, Inc., Fitch Ratings, Moody's Investor Services or Standard & Poor's Insurance Ratings Services), with the Administrative Agent being named as loss payee and additional insured thereunder, and the terms, conditions and coverage of such insurance is acceptable to the Administrative Agent. To the extent only a portion of the payment with respect to any Eligible Receivable is so insured in accordance with the terms of this definition, only the portion so insured shall constitute an Insured Eligible Receivable.

"Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided,  however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each calendar month and the Maturity Date.

"Interest Period" means (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date 7 days, one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrowers in their Loan Notice; and (b) as to each Cost of Funds Rate Loan, the period commencing on the date such Cost of Funds Rate Loan is disbursed or converted to or continued as a Cost of Funds Rate Loan and ending on the date 7 days thereafter; provided that:

(i)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)       any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)       no Interest Period shall extend beyond the Maturity Date.

"Inventory" means any "inventory" as that term is defined in §9-102(a)(48) of the Uniform Commercial Code as in effect from time to time in the State of New York, as well as all inventory which is held for sale or which consists of raw materials or work in process.

"Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

"Investment Grade Applicable Entity" means any Person that has an investment grade rating by either of Moody's or S&P or which is approved in writing by the Required Lenders as an Investment Grade Applicable Entity.

"IP Rights" has the meaning specified in Section 5.18.

"IRS" means the United States Internal Revenue Service.

"ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

"Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by a L/C Issuer and the Borrowers (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.  All L/C Advances shall be denominated in Dollars.

"L/C Borrowing" means an extension of credit resulting from a drawing under any Revolver Letter of Credit or WC Letter of Credit, as the case may be, which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

"L/C Credit Extension" means, with respect to any WC Letter of Credit or Revolver Letter of Credit, as the case may be, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

"L/C Issuer" means each of Bank of America and JPMorgan Chase Bank N.A. in their respective capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder or, to the extent consented to in writing by the Administrative Agent in its sole and absolute discretion (and subject to whatever limitations as may be imposed by the Administrative Agent at the time any consent is given), any additional Person which is also a Lender hereunder.

"L/C Obligations" means Revolver LC Obligations and WC LC Obligations, as the context so requires.

"Leasehold Interest EBITDA" means, with respect to any Subject Leasehold Interest at the time such interest is acquired by the applicable Loan Party, an amount reasonably determined by the Loan Parties to be the expected earnings before interest, taxes, depreciation and amortization, on an annualized basis, for such Subject Leasehold Interest.

"Lease Termination " means the termination which occurred on December 31, 2016 by Global of the subleasing arrangements and related agreements in place with the Sublease Counterparty relating to the sublease by Global of approximately 1,250 rail cars from the Sublease Counterparty.

"Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender, the Alternative Currency Fronting Lender, each Alternative Currency Funding Lender and each Alternative Currency Participating Lender, as applicable.

"Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

"Letter of Credit" means a WC Letter of Credit or a Revolver Letter of Credit, as the context so requires.

"Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

"Letter of Credit Expiration Date" means the day that is fourteen days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

"Letter of Credit Fee" has the meaning specified in Section 2.03(h).

"LIBOR" has the meaning specified in the definition of Eurocurrency Rate.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

"Limited Mortgage" has the meaning set forth in the definition of "Mortgages".

"Loan" means an extension of credit by a Lender to the Borrowers under Article II in the form of a WC Loan, a Revolver Loan or a Swing Line Loan.

"Loan Documents" means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 of this Agreement, the Fee Letters and the Security Documents.

"Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans or Cost of Funds Rate Loans, as the case may be, pursuant to Section 2.02(a),  shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

"Loan Parties" means, collectively, the Borrowers and each Guarantor.

"Lock Box Accounts" has the meaning set forth in Section 6.12.

"London Banking Day" means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

"Major Oil Company Receivables" means, at any time, any of the following types of Eligible Receivables:

(a)        an Eligible Receivable carried on the books of any Borrower as to which the obligor thereon is a Person (i) whose unenhanced senior unsecured long-term debt is rated investment grade by either S&P or Moody's or (ii) whose Eligible Receivable is guaranteed by a Person whose debt is so rated (provided, to the extent only a portion of the payment with respect to such Eligible Receivable is so guaranteed, only the portion so guaranteed shall constitute a Major Oil Company Receivable); or

(b)        any Eligible Receivable carried on the books of any Borrower as to which the obligor thereon is a brokerage or trading firm (i) whose unenhanced senior unsecured short-term debt is rated investment grade by either S&P or Moody's or (ii) whose Eligible Receivable is guaranteed by an entity whose debt is so rated (provided, to the extent only a portion of the payment with respect to such Eligible Receivable is so guaranteed, only the portion so guaranteed shall constitute a Major Oil Company Receivable); or

(c)        any Eligible Receivable as to which an Acceptable Issuer has issued an irrevocable documentary or stand-by letter of credit in the amount of such Eligible Receivable for the benefit of the Borrower on whose books such Eligible Receivable is carried and on which such Borrower may draw in the event of a default by such obligor with respect to such Eligible Receivable, provided, that the Administrative Agent or any Lender is the Advising Bank (as such term is defined in §5-103(1)(e) of the Uniform Commercial Code of the State of New York) for such letter of credit.

For the avoidance of doubt, the provisions set forth in the definition of "Eligible Receivables" relating to concentration limits shall apply in all respects for purpose of this definition of Major Oil Company Receivables.

"Marked-to-Market Basis" means, at the relevant time of reference thereto, (a) as to the Borrowers' inventory of Petroleum Products with respect to which the Borrowers have existing firm contracts to sell such inventory, the value of such inventory on a Marked-to-Market Basis shall be the specified price to be paid for such inventory under such contracts and (b) as to other inventory, the value of such inventory on a Marked-to-Market Basis shall be the Argus (mid-point) (or if the Argus publication is not available, another comparable published market pricing schedule) value for the relevant type of Petroleum Products at the storage location where such inventory is held.

"Maryland Oil" means Maryland Oil Company, Inc., a Delaware corporation.

"Material Acquisition" means any Permitted Acquisition with an aggregate purchase price which is payable in anything other than the Equity Interests of MLP in an amount in excess of $30,000,000.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Loan Parties taken as a whole or the Loan Parties and their Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

"Maturity Date" means April 30, 2020;  provided,  however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

"Minimum Availability" means, as of any date of determination, the sum of (without duplication) (a) the aggregate principal amount of WC Loans that the Borrowers have available to borrow hereunder as of such date, plus (b) the aggregate principal amount of Revolver Loans that the Borrowers have available to borrow for general corporate purposes hereunder as of such date, plus (c) the aggregate amount of Eligible Cash and Cash Equivalents of the Loan Parties as of such date.

"Minimum Collateral Amount" means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, of the Swing Line Lender with respect to Swing Line Loans outstanding at such time and of the Alternative Currency Fronting Lender with respect to Alternative Currency Risk Participations outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i),  (a)(ii) or (a)(iii), an amount equal to 105%  of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Mortgaged Property" means any Real Estate which is subject to any Mortgage.

"Mortgages" means, collectively, the several mortgages and/or deeds of trust, dated or to be dated on or after the Closing Date, as applicable, from the applicable Borrower or Guarantor to the Administrative Agent with respect to the fee and leasehold interests of the applicable Borrower or Guarantor in the Real Estate and in form and substance satisfactory to the Lenders and the Administrative Agent, provided, with respect to any SFHA Property in which a Loan Party has a fee interest, the Administrative Agent may elect, in its sole and absolute discretion, to the extent the Administrative Agent determines that such SFHA Property or any structure thereon is either of low value or limited utility (including in light of all the Collateral securing the Obligations) to either (a) not require a Mortgage on such SFHA Property, or (b) exclude from such Mortgage certain buildings or other structures as determined by the Administrative Agent in its sole and absolute discretion (any such Mortgage with such excluded items being hereinafter referred to as a "Limited Mortgage"), in which case such Borrower or Guarantor, as the case may be, shall not be required (subject to Section 6.13(b)) to deliver a Mortgage on such SFHA Property (to the extent the election by the Administrative Agent is to not require such Mortgage) or shall be required to deliver a Limited Mortgage with respect to such Real Estate.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

"Multiple Employer Plan" means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

"Natural Gas Transactions" means those certain transactions entered into by a Loan Party in the ordinary course of business with one or more natural gas utilities (each, a "Subject Utility" and collectively, the "Subject Utilities") pursuant to which (a) the applicable Loan Party will sell to a Subject Utility, (b) the applicable Subject Utility will purchase from such Loan Party, certain accounts receivable owing to such Loan Party from natural gas customers (such receivables are hereinafter referred to as the "Subject Natural Gas Receivables") and, in connection therewith, the applicable Subject Utility will be responsible for all billing and collection duties and credit and other risks associated with such Subject Receivables; (c) in connection with the sale, the applicable Loan Party may grant a security interest to the applicable Subject Utility in the Subject Natural Gas Receivables (but no other asset of such Loan Party) and the Subject Utility is expected to perfect its security interest in such Subject Natural Gas Receivables, and the Administrative Agent may be required to subordinate any Lien the Administrative Agent has (including the security interest granted pursuant to the Security Agreement) in such Subject Natural Gas Receivables.

"Negative Net Unrealized Forward Contract Positions" means the amount by which the Net Unrealized Forward Contract Position is less than $0.

"Net Cash Proceeds" means (a) with respect to the sale of any asset by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such sale and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith; and (b) with respect to the sale of any capital stock or other Equity Interest by any Loan Party or the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Sections 7.03(a), (c), (d), (e), (f), (g) or (h) hereof), the excess of (i) the sum of the cash and cash equivalents received in connection with such sale or issuance over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by such Loan Party or its Subsidiary in connection with such sale or issuance.

"Net Unrealized Forward Contract Positions" means as of any date of determination, the aggregate amount calculated by subtracting (a) the Unrealized Losses on Forward Contract Positions on such date, from (b) the Unrealized Profits on Forward Contract Positions on such date.

"Non-Consenting Lender" means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.

"Non-Wholly Owned JV" means any joint venture entity in which a Loan Party owns more than 50% of the Equity Interests in such entity but less than 100% of the Equity Interests in such entity.

"Note" means a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit D.

"Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreements or Secured Hedge Agreements, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

"OFAC"  means the Office of Foreign Assets Control of the United States Department of the Treasury.

"Open Position" means at the relevant time of reference thereto and with respect to each type of Petroleum Products held by or to be delivered to the Borrowers and sold by the Borrowers in the same market, the amount by which (a)(i) the aggregate number of barrels or therms, as applicable, of Purchased Product exceeds (ii) the aggregate number of barrels or therms, as applicable, of Product under Contract for Sale or (b) the amount by which the number of barrels or therms, as applicable, of Product under Contract for Sale exceeds the number of barrels or therms, as applicable, of Purchased Product.  For purposes of this definition, the following rules shall apply:

(x)        The Borrowers shall determine whether the locations at which Purchased Product is to be delivered to a Borrower and Product Under Contract for Sale is to be sold by such Borrower constitute the same market; provided that each such determination shall be commercially reasonable and consistent with industry practice in computing so-called "long" or "short" trading positions with respect to petroleum product; and

(y)        Product Under Contract for Sale may only be deducted from Purchased Product if the date of sale by the Borrowers of such Product under Contract for Sale is within 180 days following the delivery date to the Borrowers of such Purchased Product.  With respect to each type of petroleum product and each market, the number of barrels or therms, as applicable, of Product under Contract for Sale which the Borrowers may not deduct from the number of barrels or therms, as applicable, of Purchased Product pursuant to this clause (y) shall be considered to be a separate Open Position for purposes of calculating the Borrowers' Open Position in Section 7.13 hereof.

"Open Receivables Amount" means, with respect to any sale by a Loan Party to an AR Buyer of Accounts Receivable made in connection with an AR Sales Transaction, that portion of the Accounts Receivable sold which has not yet been collected by or for the benefit of the AR Buyer and which may, pursuant to the terms of the Receivables Sales Agreement, either be sold back to the applicable Loan Party or subject to a refund by the applicable Loan Party to the AR Buyer pursuant to any recourse provisions applicable thereto.

"Operating Account" means the operating account of the Loan Parties located with the Administrative Agent in which the Loan Parties have granted a first priority perfected security interest to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties.

"Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"Original Investors" means Global Petroleum Corp., a Massachusetts corporation, Larea Holdings LLC, a Delaware limited liability company, Larea Holdings II LLC, a Delaware limited liability company, Chelsea Terminal Limited Partnership, a Massachusetts limited partnership, Sandwich Terminal, L.L.C., a Massachusetts limited liability company, Montello Oil Corporation, a New Jersey corporation, Richard Slifka, Alfred Slifka, Eric Slifka and related Slifka family controlled trusts and any other Person which is Controlled by Richard Slifka, Alfred Slifka and Eric Slifka.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

"Outstanding Amount" means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

"Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in the Alternative Currency, the rate of interest per annum at which overnight deposits in the Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

"Paid But Unexpired Letters of Credit" means the amounts available for drawing under WC Letters of Credit issued to support obligations of the Borrowers if (a) such obligations, whether arising from the transactions contemplated by such WC Letters of Credit, or otherwise, have been fully paid and extinguished by the Borrowers and there are no existing claims or disputes between the Borrowers and the beneficiaries of such WC Letters of Credit which could give rise to additional liability thereunder and (b) such WC Letters of Credit are issued for standby purposes only, but only to the extent that the amounts available for drawing thereunder do not then support any underlying obligations and (c) such WC Letters of Credit have not expired, been returned or otherwise presented to a L/C Issuer for cancellation or been canceled.

"Participant" has the meaning specified in Section 10.06(d).

"Participating Member State" means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Participant Register" has the meaning specified in Section 10.06(d).

"Partnership Agreement" means that certain Third Amended and Restated Agreement of Limited Partnership of Global Partners LP dated December 9, 2009, as the same may be amended, restated, modified and/or supplemented from time to time.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Act" means the Pension Protection Act of 2006.

"Pension Funding Rules" means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

"Pension Plan" means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

"Perfection Certificates" means the Perfection Certificates as defined in the Security Agreements.

"Permitted Acquisition" has the meaning set forth in Section 7.06(c).

"Permitted Distributions" means, so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, payments by the MLP to its Unitholders (as such term is defined in the Partnership Agreement) and holders of the General Partner Units (as such term is defined in the Partnership Agreement) and Incentive Distribution Rights (as such term is defined in the Partnership Agreement) of cash distributions (which, for purposes hereof, shall include cash payments made by the MLP to repurchase any of its Equity Interests from a holder thereof) in an aggregate amount not to exceed Available Cash.

"Permitted Equity Purchase" means the purchase by any Loan Party of any Equity Interests of the MLP provided that (a) the aggregate purchase price paid for all such Equity Interests so purchased over the life of this Agreement does not exceed $50,000,000; (b) no Default or Event of Default has occurred or is continuing both before and after giving effect to any such purchase; (c) the Loan Parties have demonstrated to the satisfaction of the Administrative Agent that the Loan Parties are in compliance on a pro forma basis with all of the financial covenants contained in this Agreement both before and after giving effect to such purchase; (d) the Loan Parties have a Minimum Availability of not less than $100,000,000 both before and after giving effect to such purchase; (e) the Loan Parties have demonstrated to the satisfaction of the Administrative Agent that both before and after giving effect to any such purchase, the Loan Parties would be in compliance on a pro forma basis with each of the Adjusted Combined Senior Secured Leverage Ratio and Adjusted Combined Total Leverage Ratio for such period in which such purchase occurred; and (f) such purchase is not consummated during any Acquisition Adjustment Period.

"Permitted Liens" means those Liens permitted by Section 7.01.

"Permitted Lis Pendens Liens" means any Liens consisting of any lis pendens filed against any Real Estate, so long as the aggregate fair market value of all Real Estate subject to any lis pendens does not exceed the greater of (x) $10,000,000 and (y) the result of (1) the aggregate amount of Dispositions permitted to be made under Section 7.05(c) from and after the date the first of any such lis pendens is filed, minus (2) the aggregate proceeds of Dispositions actually made under Section 7.05(c) from the date the first such lis pendens is filed.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Petroleum Product" means petroleum, refined petroleum products, propane, butane, natural gas, corn and other energy-related commodities, including, without limitation, blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products.

"Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party  or any ERISA Affiliate is required to contribute on behalf of any of its employees.

"Platform" has the meaning specified in Section 6.02.

"Positive Net Unrealized Forward Contract Positions" means the amount by which the Net Unrealized Forward Contract Position exceeds $0, provided, notwithstanding anything to the contrary contained herein, in order to be included in the definition of Positive Net Unrealized Forward Contract Position, the underlying forward contract(s) shall comply with the following:  (a)  the applicable forward contract shall conform to the applicable Loan Party's risk management policy; (b) such forward contract must be evidenced by a written agreement or a binding and enforceable trade confirmation; (c) such forward contract shall be subject to a valid and perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties; (d) such forward contract has not been terminated and is not subject to termination by reason of any existing known default or termination event thereunder; (e) such forward contract contains a liquidated damages clause which permits the underlying transaction to be closed out and/or terminated by the applicable Loan Party, with payment of in-the-money amounts, including through liquidated damages, to each counterparty entitled to such amounts; (f) to the extent the counterparty to such forward contract is formed in, or conducts a substantial portion of its business outside of, the United States, then such counterparty is either a member country of the Organisation for Economic Co-operation and Development or is otherwise approved by the Required Lenders; (g) if the applicable counterparty has become the subject of a proceeding under any Debtor Relief Laws, the applicable forward contract was entered into after the date on which such counterparty became the subject of such proceeding or such forward contract has been assumed by such counterparty in the applicable proceedings under such Debtor Relief Laws; (h) the applicable counterparty is not otherwise in default under any contract or other agreement with any Loan Party (other than a good faith dispute under such contract or other agreement or with respect to any counterparty which is the subject of a proceeding under any Debtor Relief Laws, a payment default which occurred prior to the commencement of such proceeding); (i) except for a forward contract described in clause (g) above, the applicable counterparty is not the subject of a proceeding under any Debtor Relief Laws; (j) the law governing the applicable forward contract shall be any state within the United States, England, Wales, any province of Canada or any other jurisdiction as is agreed to by the Administrative Agent; (k) such forward contract is denominated in either Dollars or another currency approved by the Administrative Agent and the Required Lenders; (l) the jurisdiction for disputes under such forward contract shall be any state within the United States of America, England, Wales, any province of Canada or any other jurisdiction as is agreed to by the Administrative Agent; and (m) the applicable counterparty is not a Governmental Authority unless the assignment of rights to payment under such contract is permitted by applicable Law.

"Previously Owned Real Estate" means any real property which is no longer owned or leased by a Loan Party but had previously been owned or leased by a Loan Party.

"Product under Contract for Sale" means barrels of Petroleum Product or therms of natural gas, as the case may be, which (a) any Borrower has contracted to sell (whether by sale of a contract on a commodities exchange or otherwise), and (b) for which a fixed purchase price has been agreed upon by the purchaser thereof and the relevant Borrower.

"Product Under Contract LCs" means any WC Letter of Credit issued by a L/C Issuer solely to cover Eligible Product Under Contract and for which the following conditions have been met:  (a) any request for the issuance of a Product Under Contract LC has been accompanied by a certificate from the Borrowers in substantially the form of Exhibit C hereto (i) certifying that each such Product Under Contract LC being requested is solely to cover Eligible Product Under Contract and that such Letter of Credit is to be considered a Product Under Contract LC; (ii) certifying and demonstrating that immediately prior to giving effect to the issuance of all such Product Under Contract LCs being requested on such date there is at least five percent (5%) of Borrowing Base availability and that on a pro forma basis after giving effect to the issuance of such Product Under Contract LCs (i.e. giving effect to the usage associated with the issuance of such Product Under Contract LCs together with the inclusion in the Borrowing Base of such Eligible Product Under Contract which was covered by such Product Under Contract LCs), there is at least five percent (5%) of Borrowing Base availability; (b) the Borrowers demonstrate to the satisfaction of the Administrative Agent that the Borrowers are in compliance on a pro forma basis with all of the financial covenants set forth in Section 7.18 of this Agreement both before and after giving effect to the issuance of such Product Under Contract LC; and (c) the Borrowers demonstrate to the satisfaction of the Administrative Agent that to the extent the Eligible Product Under Contract for which such Product Under Contract LC is being issued were to be included in the Borrowing Base simultaneously with the issuance of such Product Under Contract LC, the amount of the Borrowing Base would exceed the Total WC Outstandings (including the maximum drawing amount of all issued and outstanding Letters of Credit, including the Product Under Contract L/C).

"Project Monument" has the meaning set forth in the definition of "Capitol Acquisition".

"Project Monument Unitary Lease" means that certain unitary lease assumed by the applicable Loan Parties on the date the Capitol Acquisition was consummated between the applicable Loan Parties and Getty for certain sites acquired in the Capitol Acquisition and associated with Project Monument, as the same may be amended substantially in accordance with the letter agreement dated as of April 9, 2015 by and among the Capitol Sellers and the MLP and with such other changes as may be mutually agreed upon between the Capitol Sellers and the MLP.

"Project Oak" has the meaning set forth in the definition of "Capitol Acquisition".

"Project Oak Unitary Lease" means that certain unitary lease assumed by the applicable Loan Parties on the date the Capitol Acquisition was consummated between the applicable Loan Parties and Getty for certain sites acquired in the Capitol Acquisition and associated with Project Oak, as the same may be amended substantially in accordance with the letter agreement dated as of April 9, 2015 by and among the Capitol Sellers and the MLP and with such other changes as may be mutually agreed upon between the Capitol Sellers and the MLP.

"Public Lender" has the meaning specified in Section 6.02.

"Purchased Product" means barrels of petroleum product and therms of gas which any Borrower holds in inventory or which any Borrower has contracted to purchase (whether by purchase of a contract on a commodities exchange or otherwise) (and, which for the avoidance of doubt includes product in pipelines) and with respect to which (a) either (i) a fixed purchase price therefor has been agreed upon by the seller thereof and the relevant Borrower or (ii) the date (the so-called "Vessel Loading Date") on which the cargo has been loaded has occurred and (b) the delivery date therefor is scheduled to occur within 180 days after the date of calculation.

"Puritan" means Puritan Oil Company, Inc., a New Jersey corporation.

"Qualified ECP Guarantor" shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an "eligible contract participant" under the Commodity Exchange Act and can cause another person to qualify as an "eligible contract participant" at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

"Rate Determination Date" means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

"Real Estate"  means all real property that at any time during the term of this Agreement is owned or leased (as lessee or sublessee) by any of the Loan Parties.

"Receivables Intercreditor Agreement" means any intercreditor agreement to be entered into among the Administrative Agent at the Administrative Agent's request, the applicable Loan Party and the applicable AR Buyer with respect to any applicable AR Sales Transaction where the Administrative Agent requests such an agreement, such agreement to be in form and substance satisfactory to the Administrative Agent.

"Receivables Sales Agreement" means any agreement entered into by a Loan Party and an AR Buyer pursuant to which such Loan Party may, from time to time, sell Accounts Receivable to such AR Buyer, and such AR Buyer may purchase such Accounts Receivable from such Loan Party for a cash purchase price to be agreed upon between such Loan Party and such AR Buyer, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

"Recipient" means the Administrative Agent, any Lender, any L/C Issuer or the Alternative Currency Fronting Lender.

"Reference Period" means, as of any date of determination, the period of four (4) consecutive fiscal quarters of the Loan Parties ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

"Register" has the meaning specified in Section 10.06(c).

"Related Parties"  means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

"Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

"Required Lenders" means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, (a) the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination and (b) the Alternative Currency Risk Participation of any Defaulting Lender at such time shall be deemed to be held by the Alternative Currency Fronting Lender in making such determination.

"Responsible Officer" means the chief executive officer, chief operating officer, chief accounting officer, president, executive vice president, chief financial officer, treasurer, assistant treasurer, secretary or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

"Restricted Party" means a Person that is (a) listed on, or owned or controlled by a Person listed on, or acting on behalf of a Person listed on, any Sanctions List; (b) located in, incorporated or otherwise formed under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a Person located in or organized under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or (c) otherwise a target of Sanctions ("target of Sanctions" signifying a Person with whom a national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Loan Party or any Subsidiary, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Loan Party's stockholders, partners or members (or the equivalent Person thereof) or any payments of expenses relating to the GP's obligations under the CFA.

"Revaluation Date" means (a) with respect to any Loan, each of the following:  (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in the Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in the Alternative Currency pursuant to Section 2.02, (iii) the date the Alternative Currency Fronting Lender has requested payment from the Alternative Currency Participating Lenders in Dollars, and with respect to all other instances pursuant to Section 2.02(f) the date on which payments in Dollars are made between the Alternative Currency Fronting Lender and Alternative Currency Participating Lenders with respect to such Loan, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in the Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in the Alternative Currency, and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.

"Revolver Commitment" means , as to each Lender, its obligation to (a) make Revolver Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in the Revolver

L/C Obligations and (c) if such Lender is an Alternative Currency Participating Lender, purchase Alternative Currency Participations in Revolver Loans denominated in the Alternative Currency, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

"Revolver L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Revolver Letters of Credit plus the aggregate of all Unreimbursed Amounts with respect to Revolver Letters of Credit, including all L/C Borrowings with respect to Revolver Letters of Credit.  For purposes of computing the amount available to be drawn under any Revolver Letter of Credit, the amount of such Revolver Letter of Credit shall be determined in accordance with  Section 1.06.  For all purposes of this Agreement, if on any date of determination a Revolver Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Revolver Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

"Revolver Letter of Credit" means any letter of credit issued hereunder by any L/C Issuer and so designated as a "Revolver Letter of Credit", provided that Revolver Letters of Credit shall not include Existing Letters of Credit and shall not include Product Under Contract LCs.  A Revolver Letter of Credit may be a commercial sight letter of credit or a standby letter of credit.  Revolver Letters of Credit may be issued in Dollars or in the Alternative Currency.

"Revolver Letter of Credit Issuer Sublimit" means, with respect to each L/C Issuer, an amount equal to (a) $100,000,000 in the case of Bank of America as L/C Issuer and (b) $50,000,000 in the case of JP Morgan Chase Bank, N.A. as L/C Issuer.

"Revolver Letter of Credit Sublimit" means an amount equal to $150,000,000.  The Revolver Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolver Commitments.

"Revolver Loans" has the meaning set forth in Section 2.01(b) hereof.  A Revolver Loan is a Committed Loan.

"Revolving Credit Exposure" means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Revolver Loans and the aggregate Outstanding Amount of such Lender's participation in Revolver L/C Obligations and Alternative Currency Risk Participations relating to Revolver Loans at such time.

"RIN" means any renewable identification number associated with the government-mandated fuel standards.

"ROFR Statute" means any statute, law or similar regulation imposed by any Governmental Authority pursuant to which any seller of real property which is a franchisor or similar Person is required by such statute, law or regulation to offer to an existing franchisee which operates such real property under a lease, sublease or other grant of authority the right of first refusal or a bona fide offer to purchase such real property, including, without limitation, Conn. Gen. Stat. Section 42-133mm.

"S&P" means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

"Sale/Leaseback Transaction" means a transaction pursuant to which a Loan Party sells or transfers any property owned by it in order then or thereafter to lease such property that such Loan Party intends to use for any Global Line of Business.

"Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in the Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the Alternative Currency.

"Sanctions" means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury ("HMT") or other relevant sanctions authority (the "Sanctions Authorities").

"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designations made by, any of the Sanctions Authorities.

"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Secured Cash Management Agreement" means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

"Secured Hedge Agreement" means any Swap Contract permitted under Article VI or VII, other than a Swap Contract relating to the purchase of physical supply product, that is entered into by and between any Loan Party and any Hedge Bank, provided, however, to the extent the Hedge Bank which is the counterparty on such Swap Contract is a commodities broker entitled to have obligations owing to it secured pursuant to Section 7.01(l) hereof, then any such agreement or arrangement relating thereto shall not be considered a Secured Hedge Agreement for purposes hereof.

"Secured Parties" means, collectively, the Administrative Agent, the Lenders (including the Swing Line Lender and each Alternative Currency Funding Lender), the L/C Issuers, the Alternative Currency Fronting Lender, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

"Security Agreements" means, collectively (a) that certain Second Amended and Restated Security Agreement dated as of the Closing Date among the Loan Parties other than Global Canada and the Administrative Agent for the benefit of the Administrative Agent and the

Secured Parties and in form and substance satisfactory to the Lenders and the Administrative Agent, (b) that certain Amended and Restated Security Agreement dated as of the Closing Date between Global Canada and the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties and in form and substance satisfactory to the Lenders and the Administrative Agent, and (c) any other Security Agreement entered into after the Closing Date (including, without limitation, pursuant to Section 6.13 hereof) by any Loan Party and the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties and in form and substance satisfactory to the Lenders and the Administrative Agent.

"Security Documents" means, collectively, the Security Agreements, the Mortgages, the Guaranties and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

"Senior Unsecured Notes" means those certain unsecured notes of a Loan Party issued after the Closing Date pursuant to an indenture dated the date of issuance of such notes, so long as (a) the terms, conditions, covenants and defaults applicable to such notes (including the terms, conditions, covenants and defaults in the indenture relating thereto) are no more restrictive to the Loan Parties in the aggregate than the terms, conditions, covenants and defaults contained herein; (b) the obligations thereunder are unsecured; (c) the maturity date thereof is not less than six (6) months after the Maturity Date; (d) the obligations under such notes and indenture are not guaranteed by any Person other than a Loan Party; and (e) the documents and agreements executed in connection with such notes (including, without limitation, any indenture) shall contain terms and conditions that are customary for similar transactions.

"SFHA Property" means any fee interest of any Loan Party in any Real Estate which is located in a Special Flood Hazard Area (as such term is defined in The Flood Disaster Protection Act of 1973, as amended).

"Specified Loan Party" means any Loan Party that is not an "eligible contract participant" under the Commodity Exchange Act (determined prior to giving effect to Section 10.19(h)).

"Spot Rate" for a currency means the rate determined by the Administrative Agent or a L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or a L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in the Alternative Currency.

"Subject AR Receivables"  means any Accounts Receivable a Loan Party sold to an AR Buyer in an AR Sales Transaction.

"Subject Leasehold Interest" has the meaning set forth in Section 6.13(b) hereof.

"Sublease Counterparty" means the Person which is the sublessor under an agreement with certain of the Borrowers relating to the sublease of the 1,250 rail cars which are the subject of the Lease Termination.

"Subordinated Debt" means any Indebtedness for borrowed money for which any Loan Party is obligated so long as (a) the maturity date of such Indebtedness is not less than six (6) months after the Maturity Date; (b) the terms, conditions, covenants and defaults applicable to such Indebtedness (including the terms, conditions, covenants and defaults in any document, agreement or instrument relating thereto) are no more restrictive to the Loan Parties in the aggregate than the terms, conditions, covenants and defaults contained herein; (c) such Indebtedness is not guaranteed by any Person other than a Loan Party; (d) such Indebtedness is unsecured; (e) such Indebtedness is subordinate, pursuant to the market standard subordination terms for similar issuances, to the payment and collection of the Credit Agreement Obligations; (f) all of the Credit Agreement Obligations plus an amount equal to not less than fifteen percent (15%) of such Credit Agreement Obligations constitute Indebtedness permitted to be incurred under such notes and indenture without meeting any test or other criteria (including, without limitation, an incurrence test) and constitutes "Senior Debt" (or the analogous term used therein) under such notes and indenture and are entitled to seniority in the right of payment to the obligations under such notes and indenture; and (g) the documents and agreements executed in connection with such notes (including, without limitation, any indenture) shall contain terms and conditions that are customary for similar transactions.

"Subsequent Unitary Lease" means a unitary lease entered into after the Third Amendment Effective Date which is in form and substance substantially similar to the Unitary Lease, the Project Oak Unitary Lease or the Project Monument Unitary Lease.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of a Loan Party.  Notwithstanding the foregoing, no Non-Wholly Owned JV shall be considered a Subsidiary of any Loan Party for purposes of this Agreement and the other Loan Documents.

"Supermajority Lenders" means, at any time, Lenders having Total Credit Exposures representing more than 66 2/3% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Supermajority Lenders at any time; provided that, (a) the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination and (b) the Alternative Currency Risk Participation of any Defaulting Lender at such time shall be deemed to be held by the Alternative Currency Fronting Lender in making such determination.

"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Swap Obligations" means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

"Swap Termination Value Amount" means, as of any relevant date of determination, the Swap Termination Value of all Swap Contracts which constitute Loan Documents, provided, to the extent a Loan Party has no obligation under any Swap Contract as of such date, or is otherwise owed money from the counterparty thereunder (i.e. is "in the money" thereunder), then the Swap Termination Value Amount for such Swap Contract as of such date of determination shall be $0, provided however, notwithstanding the foregoing, to the extent the Swap Termination Value of a Swap Contract with a Lender is a positive number (i.e. a Loan Party is "in the money") and the Swap Termination Value of another Swap Contract with a different Lender is a negative number (i.e. a Loan Party is "out of the money"), the Swap Termination Value Amount shall be the net results of such Swap Termination Values.

"Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04A.

"Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

"Swing Line Loan" has the meaning specified in Section 2.04A(a).

"Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04A(b), which shall be substantially in the form of Exhibit A-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

"Swing Line Sublimit" means an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate WC Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate WC Commitments.

"Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Threshold Amount" means $10,000,000.

"Title Insurance Company" means Fidelity National Title Insurance Company of New York, or such other title insurance company acceptable to the Administrative Agent.

"Title Policy" means, in relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Administrative Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Administrative Agent insuring the priority of the Mortgages and the Mortgaged Property and that the applicable Loan Party holds marketable fee simple title to the Mortgaged Property, subject only to the encumbrances permitted by such Mortgages and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by each such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Administrative Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Administrative Agent in its discretion may require, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement and (c) usury endorsement.

"Total Credit Exposure" means, as to any Lender at any time, the sum of such Lender's aggregate unused WC Commitments, unused Revolver Commitments, WC Credit Exposure and Revolving Credit Exposure at such time.

"Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

"Total Revolver Outstandings" means the aggregate Outstanding Amount of all Revolver Loans and all Revolver L/C Obligations.

"Total WC Outstandings" means the aggregate Outstanding Amount of all WC Loans, all Swing Line Loans and all WC L/C Obligations.

"Type" means, with respect to a Committed Loan, its character as a Base Rate Loan, a Cost of Funds Rate Loan or a Eurocurrency Rate Loan.

"UCP" means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce ("ICC") Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

"Unitary Lease"  means that certain Unitary Lease and Net Sublease Agreement dated November 16, 2012 by and between the applicable Borrowers and the lessor named therein, as amended from time to time (the "Unitary Lease Lessor") with respect to multiple sites located in the northeast region of the United States, and in form and substance satisfactory to the Administrative Agent.

"Unitary Lease Lessor"  as defined in the definition of Unitary Lease.

"United States" and "U.S." mean the United States of America.

"Unrealized Losses on Forward Contract Positions" means, as of any date of determination, the aggregate amount by which (a) the aggregate fair market value determined on a Marked-To-Market Basis (net of storage and transportation costs) on such date of Petroleum Product exceeds (b) the amount which the Borrowers' customers have contractually agreed to pay to such Borrower in consideration of future deliveries of such Petroleum Product.

"Unrealized Profits on Forward Contract Positions" means, as of any date of determination, the aggregate amount by which (a) the amount which the Borrowers' customers have contractually agreed to pay to such Borrower in consideration of future deliveries of Petroleum Product pursuant to transactions which are scheduled to be consummated by not later than the period ending nine (9) months after such date of determination, exceeds (b) the aggregate fair market value determined on a Marked-to-Market Basis (net of storage and transportation costs) on such date of such Petroleum Product.

"Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning specified in Section 3.01(e)(ii)(B)(III).

"Utilization Amount" means, during each applicable Determination Period, the average daily amount of the Total WC Outstandings divided by the Aggregate WC Commitment during such period.

"Value" means, with respect to any Eligible RIN on any date, the price at which such Eligible RIN could be purchased or sold for delivery on that date or during the applicable period adjusted to reflect the specifications thereof and the location and transportation differential, determined by using prices (a) on the New York Mercantile Exchange, the COMEX, the London Metal Exchange, the New York Board of Trade, the International Petroleum Exchange, the Intercontinental Commodities Exchange, the Chicago Board of Trade, the Chicago Mercantile Exchange or, if a price for any such Eligible RIN (or delivery period or location) is not available on such exchanges, such other markets or exchanges recognized as such in the commodities trading industry, including over-the-counter markets and private quotations, or as published in an independent industry recognized source, in each case reasonably selected by the Borrowers, (b) if such a price for any such Eligible RIN is not available in any market or exchange described in clause (a) above, any other exchange or market reasonably selected by the Borrowers and reasonably satisfactory to the Administrative Agent on such date or (c) if such a price for any Eligible RIN is not available in any market or exchange described in clause (a) or (b) above, such other value determined pursuant to methodology reasonably selected by the Borrowers and reasonably satisfactory to the Administrative Agent.

"Warex" means Warex Terminals Corporation, a New York corporation.

"Warren" has the meaning set forth in the preamble hereto.

"WC Commitment" means, as to each Lender, its obligation (a) to make WC Loans to the Borrowers pursuant to Section 2.01(a), (b) to purchase participations in WC L/C Obligations, (c) to purchase participations in Swing Line Loans, and (d) if such Lender is an Alternative Currency Participating Lender, purchase Alternative Currency Risk Participations in WC Loans denominated in the Alternative Currency, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

"WC Credit Exposure" means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its WC Loans and the aggregate Outstanding Amount of such Lender's participation in WC L/C Obligations, Alternative Currency Risk Participations relating to WC Loans and Swing Line Loans at such time at such time.

"WC Letter of Credit" means any letter of credit issued hereunder and so designated as a "WC Letter of Credit" and shall include the Existing Letters of Credit and the Product Under Contract LCs.  A WC Letter of Credit may be a commercial sight letter of credit or a standby letter of credit.  WC Letters of Credit may be issued in Dollars or in the Alternative Currency.

"WC Letter of Credit Issuer Sublimit" means, with respect to each L/C Issuer, an amount not to exceed the respective two thirds or one third, as the case may be, of the aggregate amount available for WC Letters of Credit and, without duplication, with respect to (a) any WC Letter of Credit issued to secure bonding and performance obligations, (i) $67,000,000 in the case of Bank of America and (ii) $33,000,000 in the case of JPMorgan Chase Bank, N.A. and (b) any Product Under Contract LC, (i) $57,000,000 in the case of Bank of America and (ii) $28,000,000 in the case of JPMorgan Chase Bank, N.A.

"WC L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding WC Letters of Credit plus the aggregate of all Unreimbursed Amounts with respect to WC Letters of Credit, including all L/C Borrowings with respect to WC Letters of Credit.  For purposes of computing the amount available to be drawn under any WC Letter of Credit, the amount of such WC Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a WC Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such WC Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

"WC Loans" has the meaning set forth in Section 2.01(a) hereof.  A WC Loan is a Committed Loan.

"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02     Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)        The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall."  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)        In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

(c)        Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03     Accounting Terms.

(a)         Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)        Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.04      Rounding.

Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05      Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06      Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided,  however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07     Exchange Rates; Currency Equivalents.

(a)        The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated the Alternative Currency.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(b)        Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in the Alternative Currency, such amount shall be the Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of the Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

(c )        The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of "Eurocurrency Rate" or with respect to any comparable or successor rate thereto.

(d)        For purposes of calculating the amount of any Eligible Receivable included in the Borrowing Base which is denominated in Canadian Dollars, the Borrowers shall, in the applicable Borrowing Base Report, include the amount of such Eligible Receivable expressed in Canadian Dollars as well as the Dollar Equivalent of such amount, with the Dollar Equivalent being calculated by using the Spot Rate as determined by the Administrative Agent on the date of such Borrowing Base Report, and, in addition, the Administrative Agent shall have the right (but not the obligation), so long as such Eligible Receivable is included in the Borrowing Base, to adjust the Dollar Equivalent of such Eligible Receivable for Borrowing Base purposes based on the most recent Spot Rate available to the Administrative Agent.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01       Commitment For Loans.

(a)        Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "WC Loan") to the Borrowers in Dollars or (subject to the provisions of Section 2.02(f)) in the Alternative Currency from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's WC Commitment; provided,  however, that after giving effect to any Committed Borrowing of a WC Loan, (i) the Total WC Outstandings shall not exceed the Aggregate WC Commitments as in effect on such date, (ii) the Total WC Outstandings other than the maximum drawing amount of any issued and outstanding Product Under Contract LC shall not exceed the Borrowing Base at such time, (iii) the WC Credit Exposure of any Lender (less, with respect only to the Alternative Currency Fronting Lender, the aggregate Alternative Currency Risk Participations in all WC Loans denominated in the Alternative Currency), shall not exceed such Lender's WC Commitment, and (iv) the aggregate Outstanding Amount of all Loans denominated in the Alternative Currency shall not exceed the Alternative Currency Sublimit.  Within the limits of each Lender's WC Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.04, and reborrow under this Section 2.01(a).  WC Loans may be Base Rate Loans, Cost of Funds Rate Loans or Eurocurrency Rate Loans, as further provided herein.  The proceeds of any WC Loan shall be used to finance the working capital needs of the Borrowers and financing of Capital Expenditures other than Acquisition Capital Expenditures.

(b)        Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolver Loan") to the Borrowers in Dollars or (subject to the provisions of Section 2.02(f)) in the Alternative Currency from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolver Commitment; provided,  however, that after giving effect to any Committed Borrowing of a Revolver Loan, (i) the Total Revolver Outstandings shall not exceed the Aggregate Revolver Commitments as in effect on such date, (ii) the Revolver Credit Exposure of any Lender (less, with respect only to the Alternative Currency Fronting Lender, the aggregate Alternative Currency Risk Participations in all Revolver Loans denominated in the Alternative Currency) shall not exceed such Lender's Revolver Commitment, and (iii) the aggregate Outstanding Amount of all Loans denominated in the Alternative Currency shall not exceed the Alternative Currency Sublimit.  Within the limits of each Lender's Revolver Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b).  Revolver Loans may be Base Rate Loans, Cost of Funds Rate Loans or Eurocurrency Rate Loans, as further provided herein.  The proceeds of the Revolver Loans shall be used to fund Permitted Acquisitions, to fund the Investments by the applicable Borrowers in joint ventures to the extent such Investments are permitted by Section 7.02(k), to finance Capital Expenditures and for general corporate purposes, provided, however, the sum of (x) aggregate amount of Revolver Loans used to finance general corporate purposes plus (y) the Revolver LC Obligations associated with any Revolver Letter of Credit issued with respect to general corporate purposes shall not exceed $150,000,000 outstanding at any time.

2.02     Borrowings, Conversions and Continuations of Committed Loans.

(a)        Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans and Cost of Funds Rate Loans shall be made upon the Borrowers' irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided, that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice.  Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans, (ii) three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in the Alternative Currency, and (iii) on the requested date of any Committed Borrowing or continuation of a Base Rate Committed Loan and Cost of Funds Rate Loans or conversion of Base Rate Committed Loans or Eurocurrency Rate Loans denominated in Dollars to Cost of Funds Rate Loans.  Each Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04A(c), each Committed Borrowing of or conversion to Cost of Funds Rate Loans or Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice shall specify (i) whether the Borrowers are requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or Cost of Funds Rate Loans, (ii) if the Borrowers are requesting a Borrowing, whether such Borrower is of a WC Loan or a Revolver Loan and, in the case of a Revolver Loan, whether any of the proceeds are going to be used to finance general corporate purposes, (iii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Committed Loans to be borrowed, converted or continued, (v) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto, and (vii) the currency of the Committed Loans to be borrowed.  If the Borrowers fail to specify a currency in a Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars.  If the Borrowers fails to specify a Type of Committed Loan in a Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Committed Loans; provided,  however, that in the case of a failure to timely request a continuation of Committed Loans denominated in the Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month.  Any automatic conversion to Base Rate Committed Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans or Cost of Funds Rate Loans, as the case may be.  If the Borrowers request a Committed Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b)        Following receipt of a Loan Notice requesting a Committed Borrowing denominated in Dollars or the Alternative Currency with respect to which the Administrative Agent has not received notice that any Lender is an Alternative Currency Participating Lender, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans.  Following receipt of a Loan Notice requesting a Committed Borrowing denominated in the Alternative Currency with respect to which the Administrative Agent and the Borrowers have received notice that one or more Lenders is an Alternative Currency Participating Lender, the Administrative Agent shall on the next following Business Day notify (i) each Alternative Currency Funding Lender of both the Dollar Equivalent and the Alternative Currency Equivalent of its Alternative Currency Funding Applicable Percentage, (ii) the Alternative Currency Fronting Lender of both the Dollar Equivalent and the Alternative Currency Equivalent of the aggregate Alternative Currency Risk Participations in such Committed Borrowing, (iii) each Alternative Currency Participating Lender of both the Dollar Equivalent and the Alternative Currency Equivalent of its Alternative Currency Risk Participation in such Committed Borrowing, and (iv) all Lenders and the Borrowers of the aggregate Alternative Currency Equivalent and the Dollar Equivalent of such Commitment Borrowing and the applicable Spot Rate used by the Administrative Agent to determine such Dollar Equivalent and Alternative Currency Equivalent.  If no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Committed Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection.

In the case of a Committed Borrowing in Dollars or in an Alternative Currency with respect to which the Administrative Agent has not received notice that any Lender is an Alternative Currency Participating Lender, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in the Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice.  In the case of a Committed Borrowing in an Alternative Currency with respect to which the Administrative Agent has received notice that a Lender is an Alternative Currency Participating Lender, each Alternative Currency Funding Lender shall make the amount of its Alternative Currency Funding Applicable Percentage of such Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office not later than the Applicable Time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by Borrowers; provided,  however, that if, on the date the Loan Notice with respect to such Committed Borrowing of a WC Loan denominated in Dollars is given by the Borrowers, there are L/C Borrowings outstanding with respect to a WC Letter of Credit, then the proceeds of such Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrowers as provided above and; provided,  further, that if, on the date the Loan Notice with respect to such Committed Borrowing of a Revolver Loan denominated in Dollars is given by the Borrowers, there are L/C Borrowings outstanding with respect to a Revolver Letter of Credit , then the proceeds of such Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrowers as provided above.

(c)        Except as otherwise provided herein, a Eurocurrency Rate Loan or a Cost of Funds Rate Loan, as the case may be, may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan or Cost of Funds Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or the Alternative Currency) or Cost of Funds Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in the Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)        The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans and Cost of Funds Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)        After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10)  Interest Periods in effect with respect to Committed Loans.

(f)        (i) Subject to all of the terms and conditions set forth in this Agreement, including the provisions of Section 2.01, and without limitation of the provisions of Section 2.02, with respect to any Loan denominated in an Alternative Currency with respect to which one or more Lenders has given notice to the Administrative Agent that it is an Alternative Currency Participating Lender, (A) each Lender agrees from time to time on any Business Day during the Availability Period to fund its Applicable Percentage of Loans denominated in the Alternative currency with respect to which it is an Alternative Currency Funding Lender; and (B) each Lender severally agrees to acquire an Alternative Currency Risk Participation in Loans denominated in the Alternative Currency with respect to which it is an Alternative Currency Participating Lender.

(ii)        Each Loan denominated in the Alternative Currency shall be funded upon the request by the Borrowers in accordance with Section 2.02(b).  Immediately upon the funding by the Alternative Currency Fronting Lender of its Alternative Currency Funding Applicable Percentage of any Loan denominated in the Alternative Currency with respect to which one or more Lenders is an Alternative Currency Participating Lender, each Alternative Currency Participating Lender shall be deemed to have absolutely, irrevocable and unconditionally purchased (and the Administrative Agent may apply any Cash Collateral that is available with respect to such purchase by any Alternative Currency Participating Lender) from such Alternative Currency Fronting Lender an Alternative Currency Risk Participation in such Loan in an amount such that, after such purchase, each Lender (including the Alternative Currency Funding Lenders, the Alternative Currency Fronting Lender and the Alternative Currency

Participating Lenders) will have an Alternative Currency Loan Credit Exposure with respect to such Loan equal in amount to its Applicable Percentage of such Loan.

(iii)       Upon the occurrence and during the continuation of an Event of Default, the Alternative Currency Fronting Lender may, be written notice to the Administrative Agent, delivered not later than 11:00 a.m. on the second Business Day preceding the proposed date of funding an payment by the Alternative Currency Participating lenders of their Alternative Currency Risk Participations purchased in such Loans as shall be specified in such notice (the "Alternative Currency Participation Payment Date"), request each Alternative Currency Participating Lender to fund the Dollar Equivalent of its Alternative Currency Risk Participation purchased with respect to such Loan to the Administrative Agent on the Alternative Currency Participation Payment Date in Dollars.  Following receipt of such notice, the Administrative Agent shall promptly notify each Alternative Currency Participating Lender of the Dollar Equivalent of its Alternative Currency Risk Participation purchased with respect to each such Loan (determined at the Spot Rate on the date of advance of such Loan) and the applicable Alternative Currency Participation Payment Date.  Any notice given by the Alternative Currency Fronting Lender or the Administrative Agent pursuant to this subsection may be given by telephone if immediately confirmed in writing; provided, that the absence of such immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iv)        On the applicable Alternative Currency Participation Payment Date, each Alternative Currency Participating Lender in the Loans specified for funding pursuant to this Section 2.02(f) shall deliver the amount of such Alternative Currency Participating Lender's Alternative Currency Risk Participation with respect to such specified Loans in Dollars and in Same Day Funds to the Administrative Agent, provided, however, that no Alternative Currency Participating Lender shall be (1) responsible for any default by any other Alternative Currency Participating Lender's obligation to pay such amount and/or (ii) required to fund an amount under this Section 2.02(f) that would exceed the amount of such Lender's Revolving Commitment or WC Commitment, as applicable.  Upon receipt of any such amounts from the Alternative Currency Participating lenders, the Administrative Agent shall distribute such Dollar amounts in Same Day Funds to the Alternative Currency Fronting Lender.

(v)        In the event that any Alternative Currency Participating Lender fails to make available to the Administrative Agent the amount of its Alternative Currency Risk Participation as provided herein, the Administrative Agent shall be entitled to recover such amount on behalf of the Alternative Currency Fronting Lender on demand from such Alternative Currency Participating Lender together with interest at the Overnight Rate for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate.  A certificate of the Administrative Agent submitted to any Alternative Currency Participating Lender with respect to amounts owing hereunder shall be conclusive in the absence of demonstrable error.

(vi)        In the event that the Alternative Currency Fronting Lender receives a payment in respect of any Loan, whether directly from the Borrowers or otherwise, in which Alternative Currency Participating Lenders have fully funded in Dollars their purchase of Alternative Currency Risk Participations, the Alternative Currency Fronting lender shall promptly distribute to the Administrative Agent, for its distribution to each such Alternative Currency Participating Lender, the Dollar Equivalent of such Alternative Currency Participating Lender's Alternative

Currency Participant's Share of such payment in Dollars in Same Day Funds. If any payment received by the Alternative Currency Fronting Lender with respect to any Loan in the Alternative Currency made by it shall be required to be returned by the Alternative Currency Fronting Lender after such time as the Alternative Currency Fronting Lender has distributed such payment to the Administrative Agent pursuant to the immediately preceding sentence, each Alternative Currency Participating Lender that has received a portion of such payment shall pay to the Alternative Currency Fronting Lender an amount equal to its Alternative Currency Participant's Share in Dollars of the amount to be returned; provided, however, that no Alternative Currency Participating Lender shall be responsible for any default by any other Alternative Currency Participating Lender in that other Alternative Currency Participating Lender's obligation to pay such amount.

(vii)        Anything contained herein to the contrary notwithstanding, each Alternative Currency Participating Lender's obligation to acquire and pay for its purchase of Alternative Currency Risk Participations as set forth herein shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Alternative Currency Participating Lender may have against the Alternative Currency Fronting Lender, the Administrative Agent, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuation of a Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Loan Party or any of its respective Subsidiaries; (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender; or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

(viii)        In no event shall (i) the Alternative Currency Risk Participation of any Alternative Currency Participating Lender in any Loan denominated in the Alternative Currency pursuant to this Section 2.02(f) be construed as a loan or other extension of credit by such Alternative Currency Participating Lender to the Borrowers, any Lender or the Administrative Agent or (ii) this Agreement be construed to require any Lender that is an Alternative Currency Participating Lender with respect to the Alternative Currency to make any Loans in the Alternative Currency under this Agreement or under the other Loan Documents, subject to the obligation of each Alternative Currency Participating Lender to give notice to the Administrative Agent and the Borrowers at any time such Lender acquires the ability to make Loans in the Alternative Currency.

(ix)        The Administrative Agent shall change a Lender's designation from Alternative Currency Participating Lender to Alternative Currency Funding Lender upon receipt of a written notice to the Administrative Agent and the Borrowers from such Alternative Currency Participating Lender requesting that its designation be so changed.  Each Alternative Currency Participating Lender agrees to give such notice to the Administrative Agent and the Borrowers promptly upon its acquiring the ability to make Loans in the Alternative Currency.  Blue Hills Bank is the only Alternative Currency Participating Lender as of the Closing Date.

(g)        The Borrowing Base shall be determined as required pursuant to Section 6.02(f) by the Administrative Agent by reference to the Borrowing Base Report.

2.03      Letters of Credit.

(a)        The Letter of Credit Commitment.

(i)        Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date (or, to the extent Section 2.03(a)(ii)(G) has been complied with, the date which is nine (9) Business Days prior to the Maturity Date), to issue Letters of Credit denominated in Dollars or the Alternative Currency for the account of the Borrowers, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any WC Letter of Credit, (w) the Total WC Outstandings shall not exceed the Aggregate WC Commitments, (x) the WC Credit Exposure of any Lender (less, with respect only to the Alternative Currency Fronting Lender, the aggregate Alternative Currency Risk Participations in all WC Loans denominated in the Alternative Currency) shall not exceed such Lender's WC Commitment, (y) the Outstanding Amount of the L/C Obligations for Product Under Contract LCs shall not exceed $85,000,000, and (z) the Outstanding Amount of all L/C Obligations with respect to WC Letters of Credit (after giving effect to the WC Letter of Credit being requested) issued by any L/C Issuer does not exceed the WC Letter of Credit Issuer Sublimit for such L/C Issuer, and, provided further that after giving effect to any L/C Credit Extension with respect to any Revolver Letter of Credit, (w) the Total Revolver Outstandings shall not exceed the Aggregate Revolver Commitments, (x) the Revolver Credit Exposure of any Lender (less, with respect only to the Alternative Currency Fronting Lender, the aggregate Alternative Currency Risk Participations in all Revolver Loans denominated in the Alternative Currency) shall not exceed such Lender's Revolver Commitment,  (y) the Outstanding Amount of the L/C Obligations with respect to Revolver Letters of Credit shall not exceed the Revolver Letter of Credit Sublimit, and (z) the Outstanding Amount of all L/C Obligations with respect to Revolver Letters of Credit (after giving effect to the Revolver Letter of Credit being requested) issued by any L/C Issuer does not exceed the Revolver Letter of Credit Issuer Sublimit for such L/C Issuer.  In addition, the aggregate face amount of all standby Letters of Credit issued to secure bonding and performance obligations of the Borrowers shall not exceed at any time outstanding $100,000,000.  Each request by the Borrowers for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)        No L/C Issuer shall issue any Letter of Credit, if:

(A)        the request for such issuance, extension or renewal of any Letter of Credit is later than nine (9) Business Days prior to the Maturity Date;

(B)        any Borrower requests a WC Letter of Credit be issued for any other purpose other than to support purchases of Petroleum Products or to secure bonding and performance obligations, or requests a Revolver Letter of Credit be issued for any purpose other than what the proceeds of a Revolver Loan may be used for;

(C)        any Borrower requests a standby Letter of Credit which is to be used to support inventory purchases with an expiry date longer than 180 days from the date of issuance;

(D)        any Borrower requests a standby Letter of Credit which is used to secure bonding and performance obligations with an expiry date longer than 364 days;

(E)        any Borrower requests a documentary Letter of Credit be issued with an expiry date which is later than the Maturity Date or which has a term longer than ninety (90) days;

(F)        subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(G)        the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date or unless the Borrowers have provided to the L/C Issuer cash collateral for the maximum drawing amount of such Letter of Credit prior to the Maturity Date.

(iii)        No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)        any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)        the issuance of the Letter of Credit would violate one or more policies of the applicable L/C Issuer applicable to letters of credit generally;

(C)        except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D)        except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or the Alternative Currency;

(E)        such L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;

(F)        any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate such L/C Issuer's actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G)        the issuance of such Letter of Credit would cause such L/C Issuer to exceed its Revolver Letter of Credit Issuer Sublimit or WC Letter of Credit Issuer Sublimit, as the case may be.

(iv)        No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)        No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)        Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)        Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)        Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to a L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowers.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer.  Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit and whether such Letter of Credit is a Revolver Letter of Credit or a WC Letter of Credit; and (H) such other matters as such L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require.  Additionally, the Borrowers shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.  In addition, if any Letter of Credit to be issued is also a Product Under Contract LC, the Borrowers shall have satisfied the conditions set forth in the definition of Product Under Contract LC.

(ii)        Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices.  The parties acknowledge and agree that Letters of Credit may, to the extent consented to by such L/C Issuer, be issued on same day notice and as such to the extent any Lender determines that one or more applicable conditions contained in Article IV is not satisfied on any date and as a result would object to the L/C Issuer issuing a Letter of Credit hereunder, such Lender shall provide such notice to such L/C Issuer of such fact immediately upon becoming aware thereof.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

(iii)        If the Borrowers so request in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable L/C Issuer, the Borrowers shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided,  however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv)        Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)        Drawings and Reimbursements; Funding of Participations.

(i)        Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrowers and the Administrative Agent thereof.  In the case of a Letter of Credit denominated in the Alternative Currency, the Borrowers shall reimburse the applicable L/C Issuer in the Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrowers shall have notified such L/C

Issuer promptly following receipt of the notice of drawing that the Borrowers will reimburse such L/C Issuer in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in the Alternative Currency, the applicable L/C Issuer shall notify the Borrowers of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in the Alternative Currency (each such date, an "Honor Date"), the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency.  In the event that (A) a drawing denominated in the Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Borrowers, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrowers agree, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.  If the Borrowers fails to timely reimburse the applicable L/C Issuer on the Honor Date, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in the Alternative Currency) (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof.  In such event, (a) in the case of an Unreimbursed Amount relating to a WC Letter of Credit, the Borrowers shall be deemed to have requested a Committed Borrowing of a WC Loan which is a Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate WC Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice) and (b) in the case of an Unreimbursed Amount relating to a Revolver Letter of Credit, the Borrowers shall be deemed to have requested a Committed Borrowing of a Revolver Loan which is a Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(b) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolver Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).  Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)        Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent's Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii)        With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender's payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)        Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)        Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided,  however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowers of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the joint and several obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)        If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)        Repayment of Participations.

(i)        At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)        If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)        Obligations Absolute.    The joint and several obligation of the Borrowers to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)        any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)       the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)      any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)        waiver by such L/C Issuer of any requirement that exists for such L/C Issuer's protection and not the protection of the Borrowers or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrowers;

(v)         honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)        any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)       any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)      any adverse change in the relevant exchange rates or in the availability of the Alternative Currency to the Borrowers or in the relevant currency markets generally; or

(ix)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers' instructions or other irregularity, the Borrowers will immediately notify the applicable L/C Issuer.  The Borrowers shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)        Role of L/C Issuer.    Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided,  however, that this assumption is not intended to, and shall not, preclude the Borrowers' pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e);  provided,  however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The applicable L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication ("SWIFT") message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)        Applicability of ISP and UCP; Limitation of Liability.    Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial sight Letter of Credit.  Notwithstanding the foregoing, the applicable L/C Issuer shall not be responsible to the Borrowers for, and such L/C Issuer's rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)        Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance, subject to adjustment as provided in Section 2.15, with its Applicable Percentage, in Dollars, a Letter of Credit fee (the "Letter of Credit Fee") for (i) each Revolver Letter of Credit equal to the Applicable Revolver Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and (ii) for each WC Letter of Credit equal to the Applicable WC Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each calendar month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a monthly basis in arrears.  If there is any change in the Applicable WC Rate or the Applicable Revolver Rate, as applicable, during any calendar month, the daily amount available to be drawn under each applicable Letter of Credit shall be computed and multiplied by the Applicable WC Rate or the Applicable Revolver Rate, as applicable, separately for each period during such month that such Applicable WC Rate or Applicable Revolver Rate, as the case may be, was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)        Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.    The Borrowers shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial sight Letter of Credit, at the rate specified in the applicable Fee Letter, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial sight Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrowers and the applicable L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the applicable Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a monthly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each calendar month in respect of the most recently-ended monthly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)        Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)       Special Provisions for Product Under Contract LCs.  The maximum drawing amount of all issued and outstanding Product Under Contract LCs shall not exceed $85,000,000 at any time and the Borrowers may request more than one Product Under Contract LC be issued in a single Business Day.  Notwithstanding anything to the contrary contained herein, the maximum drawing amount of any Product Under Contract LC shall not be governed by the Borrowing Base until the date which is the earlier to occur of (i) two (2) Business Days after the issuance of such Product Under Contract LC and (ii) delivery to the Administrative Agent by the Borrowers after the date of issuance of such Product Under Contract LC of an updated Borrowing Base Report which includes in the Borrowing Base the Eligible Product Under Contract that such Product Under Contract LC was issued to cover.  In addition, the Borrowers shall deliver to the Administrative Agent, within two (2) Business Days after the issuance of any Product Under Contract LC, a Borrowing Base Report evidencing that the aggregate amount of all outstanding

WC Loans plus the issued and outstanding amount of all Letters of Credit (including all Product Under Contract LCs) does not exceed the Borrowing Base (or, in the case of any excess, the Borrowers shall be required to immediately repay any such excess).  The Borrowers shall not be permitted to request the issuance of any Product Under Contract LCs if at such time any other Product Under Contract LCs previously issued (other than a Product Under Contract LC issued on that same Business Day) remain outstanding and an updated Borrowing Base Report has not yet been delivered with respect thereto.

(l)        Letter of Credit Reports  Each L/C Issuer shall furnish (i) to the Administrative Agent (with a copy to the Borrowers) on the first Business Day after the issuance, expiration, drawing or change of any Letter of Credit, a report in such form as is reasonably acceptable to the Administrative Agent and (ii) to the Administrative Agent (with a copy to the Borrowers) on the first Business Day of each month a written report summarizing the issuance and expiration dates of Letters of Credit issued by such L/C Issuer during the preceding month and drawings during such month under all Letters of Credit issued by it.

2.04A     Swing Line Loans.

(a)        The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04A, shall make loans in Dollars (each such loan, a "Swing Line Loan") to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed WC Loans and WC L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's WC Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total WC Outstandings shall not exceed the Aggregate WC Commitments, and (ii) the WC Credit Exposure of any Lender (less, with respect only to the Alternative Currency Fronting Lender, the aggregate Alternative Currency Risk Participations in WC Loans denominated in the Alternative Currency) shall not exceed such Lender's WC Commitment, (y) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04A, prepay under Section 2.05, and reborrow under this Section 2.04A.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender with a WC Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

(b)        Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrowers' irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Notice; provided, that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing

Line Lender and the Administrative Agent not later than 3:30 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 4:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04A(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:30 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at their office by crediting the account of the Borrowers on the books of the Swing Line Lender in Same Day Funds.

(c)        Refinancing of Swing Line Loans.

(i)        The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent's Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04A(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)        If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04A(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04A(c)(i) shall be deemed payment in respect of such participation.

(iii)        If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04A(c) by the time specified in Section 2.04A(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)        Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04A(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided,  however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04A(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)        Repayment of Participations.

(i)        At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)       If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)        Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)        Payments Directly to Swing Line Lender.  The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.04     Prepayments.

(a)         The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in the Alternative Currency, and (C) on the date of prepayment of Base Rate Committed Loans and Cost of Funds Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in the Alternative Currency shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans or Cost of Funds Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment, whether such prepayment is a prepayment of the WC Loans, the Revolver Loans or some combination thereof and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Committed Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment (including, in the event such prepayment is a Loan denominated in the Alternative Currency, such Alternative Currency Funding Lender's Alternative Currency Funding Applicable Percentage of such payment).  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.15, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)        If for any reason (i) (x) the Total WC Outstandings at any time exceed the Aggregate WC Commitments then in effect or (y) the Total WC Outstandings other than the maximum drawing amount of all issued and outstanding Products under Contract LCs exceed the Borrowing Base at such time, the Borrowers shall immediately prepay WC Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided,  however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04 unless after the prepayment in full of the WC Loans and Swing Line Loans the Aggregate WC Outstandings exceed the Aggregate WC Commitments then in effect; and (ii) the Total Revolver Outstandings at any time exceed the Aggregate Revolver

Commitments then in effect the Borrowers shall immediately prepay Revolver Loans in an aggregate amount equal to such excess.

(c)        The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(d)        If the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all Loans denominated in the Alternative Currency at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

2.05     Termination or Reduction of Commitments.

(a)        The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Revolver Commitments or the Aggregate WC Commitments, as the case may be, or from time to time permanently reduce the Aggregate Revolver Commitments or the Aggregate WC Commitments, as the case may be; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Revolver Commitments if,  after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolver Outstandings would exceed the Aggregate Revolver Commitments, (iv) the Borrowers shall not terminate or reduce the Aggregate WC Commitments if,  after giving effect thereto and to any concurrent prepayments hereunder, the Total WC Outstandings would exceed the Aggregate WC Commitments and (v) if, after giving effect to any reduction of the Aggregate Revolver Commitments or the Aggregate WC Commitments, as applicable, the Alternative Currency Sublimit, the Revolver Letter of Credit Sublimit, or the Swing Line Sublimit exceeds the amount of the Aggregate Revolver Commitments or the Aggregate WC Commitments, as applicable, such Sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolver Commitments or Aggregate WC Commitments, as the case may be.  The amount of any such Aggregate Revolver Commitment or Aggregate WC Commitment, as the case may be, reduction shall not be applied to the Alternative Currency Sublimit or the Revolver Letter of Credit Sublimit unless otherwise specified by the Borrowers.   Any reduction of the Aggregate Revolver Commitments or the Aggregate WC Commitments, as applicable, shall be applied to the WC Commitment or Revolver Commitment of each Lender, as applicable, according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Revolver Commitments or Aggregate WC Commitments, as the case may be, shall be paid on the effective date of such termination.

2.06     Repayment of Loans.

(a)         Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.

(b)        The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

(c)        Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Sections 7.03(a), (c), (d), (e), (f), (g) or (h) hereof), the Borrowers shall prepay an aggregate principal amount of the Revolver Loan equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the applicable Loan Party or such Subsidiary, provided, no reduction of the Aggregate Revolver Commitment shall occur as a result thereof.

2.07     Interest.

(a)       Subject to the provisions of subsection (c) below, (i) each WC Loan which is a Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable WC Rate; (ii) each WC Loan which is a Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable WC Rate; (iii) each WC Loan which is a Cost of Funds Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Cost of Funds Rate for such Interest Period plus the Applicable WC Rate; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable WC Rate.

(b)         Subject to the provisions of subsection (c) below, (i) each Revolver Loan which is a Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Revolver Rate; (ii) each Revolver Loan which is a Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Revolver Rate; and (iii) each Revolver Loan which is a Cost of Funds Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Cost of Funds Rate for such Interest Period plus the Applicable Revolver Rate.

(c)        (i)        If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)        If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)        Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (c)(i) and (c)(ii) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)        Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)        Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)        For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the "deemed year") that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

(e)        Interest on any Loan in the Alternative Currency advanced by the Alternative Currency Fronting Lender shall be for the benefit of the Alternative Currency Fronting Lender, and not any Alternative Currency Participating Lender, until the applicable Alternative Currency Participating Lender has funded its participation therein to the Alternative Currency Fronting Lender.

2.08    Fees.    In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)        Commitment Fee.    The Borrowers jointly and severally shall pay to the Administrative Agent (i) in connection with the WC Loans, for the account of each Lender in accordance with its Applicable Percentage of the Aggregate WC Commitment, a commitment fee equal to the Applicable WC Rate times the actual daily amount during each calendar month or portion thereof from the Closing Date to the Maturity Date by which the Aggregate WC Commitment as in effect on such date minus the Outstanding Amount of L/C Obligations exceeds the Total WC Outstandings for WC Loans during such calendar month (and, for the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate WC Commitments for purposes of determining the commitment fee under this Section 2.08(a)(i)); and (ii) in connection with the Revolver Loans, for the account of each Lender in accordance with its Application Percentage of the Aggregate Revolver Commitment, a commitment fee equal the Applicable Revolver Rate times the actual daily amount during each calendar month or portion thereof from the Closing Date to the Maturity Date by which the Aggregate Revolver Commitment as in effect on such date exceeds the Total Revolver Outstandings during such calendar month.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the last Business Day of each calendar month, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

(b)        Other Fees.  (i) The Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the applicable Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)        The Borrowers shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)         All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in the Alternative Currency as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)        If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Combined Senior Secured Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Combined Senior Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuers), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuers, as the case may be, under Section 2.03(c)(iii),  2.03(h) or 2.07(b) or under Article VIII.  The Borrowers' obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.10      Evidence of Debt.

(a)         The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the joint and several obligations of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender to the Borrowers made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans to the Borrowers in addition to such accounts or records.  Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)        In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11     Payments Generally; Administrative Agent's Clawback.

(a)         General.  All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in the Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in the Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in the Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  If, for any reason, any Borrowers are prohibited by any Law from making any required payment hereunder in the Alternative Currency, the Borrowers shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein, including without limitation the Alternative Currency Fronting Lender's Alternative Currency Funding

Applicable Percentage of any payment made with respect to any Loan as to which any Alternative Currency Participating Lender has not funded its Alternative Currency Risk Participation) of such payment in like funds as received by wire transfer to such Lender's Lending Office.  All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in the Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)        (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans or a Cost of Funds Rate Loan, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans or Cost of Funds Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)        Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the applicable L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)        Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrowers as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)        Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans (including Loans denominated in the Alternative Currency in the event they are Alternative Currency Funding Lenders), to fund participations in Letters of Credit and Swing Line Loans,  to make payments pursuant to Section 10.04(c) and to fund Alternative Currency Risk Participations (if they are Alternative Currency Participating Lenders) are several and not joint.  The failure of any Lender to make any Committed Loan (including Loans denominated in the Alternative Currency in the event it is an Alternative Currency Funding Lender), to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan (including Loans denominated in the Alternative Currency in the event they are Alternative Currency Funding Lenders), to purchase its participation or to make its payment under Section 10.04(c).

(e)        Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12      Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, the participations in L/C Obligations or in Swing Line Loans or the Alternative Currency Risk Participations held by it (but not including any amounts applied by the Alternative Currency Fronting Lender to Loans in respect of the Alternative Currency Risk Participations that have not yet been funded in accordance with the terms of this Agreement) resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations, Swing Line Loans and Alternative Currency Risk Participations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i)        if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)       the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13      Increase in Commitments.

(a)        Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time, request an increase in the Aggregate WC Commitments or the Aggregate Revolver Commitments, or both, by an amount (for all such requests) not exceeding an aggregate amount equal to $300,000,000; provided, that (i) any such request shall specify whether such request is for an increase in the Aggregate WC Commitment, the Aggregate Revolver Commitment or both (and, if both, the allocation between the two); and (ii) any such request for an increase shall be in a minimum amount of $25,000,000.  At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Lenders).

(b)        Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolver Commitment or WC Commitment, as the case may be (and in the case of a request for an increase in both Commitments, such Lender shall specify whether it is agreeing to increase both its Revolver Commitment and WC Commitment, or just one) and, if so, the amount of such increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)        Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrowers and each Lender of the Lenders' responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the applicable L/C Issuer and the Swing Line Lender, the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)        Effective Date and Allocations.  If the Aggregate Revolver Commitments and Aggregate WC Commitments, as applicable, are increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)        Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists.  The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolver Commitments and/or WC Commitments, as applicable, under this Section.

(f)        Conflicting Provisions.  This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.

2.14     Cash Collateral.

(a)        Certain Credit Support Events.  If (i) the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).  Additionally, if the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all Revolver L/C Obligations at such time exceeds 105% of the Revolver Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall provide Cash Collateral for the Outstanding Amount of the Revolver L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all Revolver L/C Obligations exceeds the Revolver Letter of Credit Sublimit.

(b)        Grant of Security Interest.  The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender and the Alternative Currency Fronting Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in a blocked, non-interest bearing deposit account at Bank of America.  The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)        Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.02, 2.03,  2.05,  2.15 or 8.02 in respect of Letters of Credit, Swing Line Loans or Alternative Currency Risk Participations shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations Swing Line Loans or obligations to fund Alternative Currency Risk Participations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)        Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by (x) the cure or waiver of the relevant Event of Default is respect of Cash Collateral provided pursuant to Section 8.02 and (y)  the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))),  or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided,  however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer, the Swing Line Lender or Alternative Currency Fronting Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15     Defaulting Lenders.

(a)        Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)        Waivers and Amendments.  Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of "Required Lenders" and "Supermajority Lenders" and Section 10.01.

(ii)        Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the applicable L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender hereunder; third, to Cash Collateralize the applicable L/C Issuer's, the Swing Line Lender's and the Alternative Currency Fronting Lender's Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14;  fourth, as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the applicable L/C Issuer's future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14;  sixth, to the payment of any amounts owing to the Lenders, the applicable L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the applicable L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C

Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees.

(A)        No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)        Each Defaulting Lender shall be entitled to receive Letter of Credit Fees  for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)        With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in L/C Obligations, Swing Line Loans and Alternative Currency Risk Participations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer, the Swing Line Lender and the Alternative Currency Fronting Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer's , the Swing Line Lender's or the Alternative Currency Fronting Lender's Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)        Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender's participation in L/C Obligations, Swing Line Loans and Alternative Currency Risk Participations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender's Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate WC Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's WC Commitment or the aggregate Revolver Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's Revolver Commitment, as applicable.  Subject to Section 10.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.

(v)        Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders' Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers' Fronting Exposure and the Alternative Currency Fronting Lender's Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)        Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, Swing Line Lender, the L/C Issuers and the Alternative Currency Fronting Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (and compensate such other Lenders for any break funding or other costs as a result of such purchase) or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit, Swing Line Loans and Alternative Currency Risk Participations to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes.

(a)        Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  (i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)        If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of

Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)        If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)        Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes

(c)        Tax Indemnifications.  (i)  Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the applicable L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the applicable L/C Issuer, shall be conclusive absent manifest error.  Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the applicable L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)        Each Lender and the applicable L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the applicable L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Party to do so), (y) the

Administrative Agent and the Loan Party, as applicable, against any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Party, as applicable, against any Excluded Taxes attributable to such Lender or the applicable L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the applicable L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the applicable L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)        Evidence of Payments.   Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.

(e)        Status of Lenders; Tax Documentation.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A),  (ii)(B) and (ii)(D) below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)        Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)        any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(I)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(II)        executed originals of IRS Form W-8ECI;

(III)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or

(IV)       to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)        if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and the Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(iii)        Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f)        Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the applicable L/C Issuer, or have any obligation to pay to any Lender or the applicable L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the applicable L/C Issuer, as the case may be.  If any Recipient determines, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall promptly pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)        Survival.  Each party's obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the applicable L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(h)        Terms.  For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term "applicable law" includes FATCA.

3.02     Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or the Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or the Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans or Cost of Funds Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate) or Cost of Funds Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurocurrency Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03      Inability to Determine Rates.

If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof,  (a) (i) the Administrative Agent determines that deposits (whether in Dollars or the Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or the Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, "Impacted Loans"), or (b) the Administrative Agent determine that for any reason  the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this section, the Administrative Agent, in consultation with the Borrowers and the Required Lenders, may establish an alternative interest rate for the Impacted Loans,   in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrowers that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrowers written notice thereof.

3.04    Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)        Increased Costs Generally.  If any Change in Law shall:

(i)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below) or the applicable L/C Issuer;

(ii)        subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)      impose on any Lender or the applicable L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the applicable L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the applicable L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the applicable L/C Issuer, the Borrowers will pay to such Lender or the applicable L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the applicable L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)        Capital Requirements.  If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender's or such L/C Issuer's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or such L/C Issuer's capital or on the capital of such Lender's or such L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such L/C Issuer's policies and the policies of such Lender's or such L/C Issuer's holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company for any such reduction suffered.

(c)        Certificates for Reimbursement.  A certificate of a Lender or the applicable L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the applicable L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the applicable L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)        Delay in Requests.  Failure or delay on the part of any Lender or the applicable L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender's or the applicable L/C Issuer's right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the applicable L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the applicable L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the applicable L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)        Additional Reserve Requirements.  The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05     Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)        any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)        any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers ;

(c)        any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in the Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)        any assignment of a Eurocurrency Rate Loan or a Cost of Funds Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06     Mitigation Obligations; Replacement of Lenders.

(a)        Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or requires any Loan Party to pay any Indemnified Taxes or additional amounts to any Lender, the applicable L/C Issuer, or any Governmental Authority for the account of any Lender or the applicable L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrowers such Lender or the applicable L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the applicable L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the applicable L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the applicable L/C Issuer, as the case may be.  The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the applicable L/C Issuer in connection with any such designation or assignment.

(b)        Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 10.13.

3.07     Survival.

 All obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension.

The obligation of any L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)        The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)        executed counterparts of this Agreement, the Security Agreements, and the Guaranties, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

(ii)        Notes executed by the Borrowers in favor of each Lender requesting Notes;

(iii)       such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)       such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)        a favorable opinion of Edward J. Faneuil, Esq. and Vinson & Elkins LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request, a favorable opinion of Schwabe, counsel to Cascade, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H that relate to Cascade and such other matters concerning Cascade as the Required Lenders may reasonably request, a favorable opinion of Day Pitney, counsel to Puritan Oil, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H that relate to Puritan Oil and such other matters concerning Puritan Oil as the Required Lenders may reasonably request and a favorable opinion of Bennett Jones LLP, counsel to Global Canada, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H that relate to Global Canada and such other matters concerning Global Canada as the Required Lenders may reasonably request;

(vi)        a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)       a certificate signed by a Responsible Officer of the Borrowers certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii)      evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(ix)        a fully executed Perfection Certificate from each Loan Party and the results of Uniform Commercial Code searches with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent;

(x)        such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.

(b)        Any fees required to be paid on or before the Closing Date shall have been paid.

(c)        Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(d)        The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral.  All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected.  The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

(e)        The Administrative Agent and each of the Lenders shall have received from the Borrowers the Borrowing Base Report as of March 31, 2017.

(f)        The Administrative Agent and each of the Lenders shall have received the Audited Financial Statements, as well as the operating projections through the Maturity Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02      Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans or Cost of Funds Rate Loans, as the case may be,) is subject to the following conditions precedent:

(a)        The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b)        No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)        The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)        In the case of a Credit Extension to be denominated in the Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in the Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in the Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans or Cost of Funds Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

5.01      Existence, Qualification and Power.

Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02      Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03      Governmental Authorization; Other Consents.

Other than the filings which may be necessary to perfect the Administrative Agent's Lien under the Security Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document; (b) the grant by any Loan Party of the Liens granted by it pursuant to any of the Security Documents; (c) the perfection or maintenance of the Liens created under any of the Security Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Lender or any Lender of its right under the Loan Documents.

5.04     Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

5.05     Financial Statements; No Material Adverse Effect.

(a)        The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrowers and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrowers and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)        Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(b)        The Loan Parties, on a consolidated and consolidating basis, both before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents are Solvent.  For purposes hereof, as to any Person on any date of determination, Solvent shall mean that on such date (a) the fair value of the property of such Person exceeds its total liabilities (including contingent liabilities but without duplication of any underlying liability related thereto); (b) the present fair saleable value on a going concern basis of the assets of such Person is not less than the amount required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; (d) such Person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute unreasonably small capital; and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

5.06      Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely upon reasonable review of the underlying claim, could reasonably be expected to have a Material Adverse Effect.

5.07      No Default.

Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08      Ownership of Property; Liens.

Each Loan Party and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or adversarial claims with respect to defects in leasehold interests, as the case may be, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.

5.09      Environmental Compliance.

Each Loan Party and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10      Insurance.

The properties of each Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies (which insurance companies may be captive insurance companies so long as the terms of such insurance are reasonably acceptable to the Required Lenders), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where each Loan Party or the applicable Subsidiary operates.

5.11      Taxes.

Each Loan Party and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12     ERISA Compliance.

(a)        Except as set forth on Schedule 5.12(a), each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is entitled to rely on an advisory letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS.  To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)        There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Plan that  could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)        (i) No ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)        Neither any Loan Party or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

5.13     Subsidiaries; Equity Interests.

(c)        As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed on Part (a) of Schedule 5.13, and all of outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens other than Liens granted to the Administrative Agent for the benefit of the Administrative Agent and the

Secured Parties under the Security Documents.  The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.   All of the outstanding Equity Interests in each Loan Party have been validly issued, are fully paid and nonassessable and, as to each Loan Party other than MLP are owned by the Persons and in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens other than Liens granted to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties under the Security Documents.  To the extent any Loan Party enters into any transaction permitted hereunder which requires such Loan Party to modify any information contained on Schedule 5.13, then from and after such date, the Loan Parties shall make this representation as of the date of making such representation with reference to such schedule as updated in accordance with the terms hereof.

(d)        The sole general partner of MLP is GP.

5.14      Margin Regulations; Investment Company Act.

(a)        No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)        No Loan Party, any Person Controlling a Loan Party, or any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

5.15      Disclosure.

Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished and taken as a whole with all documents so delivered) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16       Compliance with Laws.

Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17      Taxpayer Identification Number; Other Identifying Information.

Each Loan Party's true and correct U.S. taxpayer identification number is set forth in the Perfection Certificate of such Loan Party.

5.18      Intellectual Property; Licenses, Etc.

Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person unless any such conflict could not reasonably be expected to have a Material Adverse Effect.  To the best knowledge of each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of any Loan Party, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19      Absence of Financing Statements.

Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of any of the Loan Parties or any rights relating thereto.

5.20      Perfection of Security Interests.

All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral.   Except for ordinary course rights of setoff and withholdings on certain items of Collateral contemplated in the Borrowing Base, the Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.  The Loan Parties are the owners of the Collateral free from any Lien and any other claim or demand, except for Permitted Liens.

5.21      Certain Transactions.

None of the officers, directors or employees of any Loan Party is presently a party to any transaction with such Loan Party or any other Loan Party (other than for services as employees, officers and directors and redemption agreements, and loans to owners, officers and employees to the extent permitted by Section 7.14, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Loan Party, any corporation, partnership, trust or other entity (other than for services as employees, officers and directors and redemption agreements and loans to owners, officers and employees, in each case in the ordinary course of business consistent with past practices) in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.22      Bank Accounts.

The Perfection Certificate of each Loan Party sets forth the account numbers and locations of all securities accounts, deposit accounts and other bank accounts of each such Loan Party, other than (a) other securities accounts, deposit accounts and other bank accounts established by a Loan Party after the date of the applicable Perfection Certificate and where such Loan Party provided the Administrative Agent with prior written notice of the establishment of such account and took all appropriate actions required hereunder, or which were requested by the Administrative Agent, to perfect the Administrative Agent's security interest in such account and (b) other deposit accounts established by a Loan Party after the date hereof in connection with a Receivables Sales Agreement entered into in compliance with Section 7.05(h) hereof for the sole purposes of collecting proceeds from Accounts Receivable sold to an AR Buyer under such Receivables Sales Agreement.

5.23      Representations as to Foreign Obligors.

Each of the Borrowers and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a)        Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the "Applicable Foreign Obligor Documents"), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)        The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)        There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents and which effects any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d)        The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.24      Anti-Terrorism Laws; Economic Sanctions.

(a)        No Loan Party is in violation of any laws relating to terrorism or money laundering (the "Anti-Terrorism Laws"), including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended (the "Patriot Act").

(b)        Neither any Loan Party nor any of its Subsidiaries or joint ventures, nor any of their respective directors, officers or employees nor, to the best of each Loan Party's knowledge, any person acting on or for their behalf:

(i)         is a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)        is a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)       is a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law or Sanctions;

(iv)       is a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

(v)        is a Restricted Party; or

(vi)        has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

(c)        No Loan Party knowingly (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b)(ii) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to avoid, any of the prohibitions set forth in any Anti-Terrorism Law or Sanctions.

(d)        Neither any Loan Party, nor any of its Subsidiaries, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC's List of Specifically Designated nationals, HMT's Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(e)        The Loan Parties and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation and applicable anti-corruption laws in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.25      EEA Financial Institution.

No Loan Party is an EEA Financial Institution.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01,  6.02, and 6.03) cause each Subsidiary to:

6.01      Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)        as soon as available, but in any event 90 days after the end of each fiscal year of MLP (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a copy of the MLP's Form 10-K, which report shall include the MLP's complete combined financial statements together with all notes thereto, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit.  These financial statements shall contain a combined balance sheet of MLP and its Subsidiaries as at the end of such fiscal year, and the related combined statements of income or operations, shareholders' or members' equity and cash flows for such fiscal year, setting forth, in the case of the income statement and cash flows, in comparative form the figures for the previous fiscal year and, in the case of the balance sheet, in comparative form for the most recent year end;

(b)        as soon as available, but in any event (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of MLP (or, if earlier, five (5) days after the date (if required) to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a copy of the MLP's Form 10-Q, which report shall include MLP's unaudited combined balance sheet of MLP and its Subsidiaries as at the end of such fiscal quarter, and the related combined statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of MLP's fiscal year then ended, and (ii) 45 days after the end of the fourth fiscal quarter of each fiscal year of MLP, a combined balance sheet of MLP and its Subsidiaries as at the end of such fiscal quarter, and the related combined statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of MLP's fiscal year then ended, each such report referred to in (i) and (ii) above to be calculated on a FIFO basis and setting forth, in the case of the income statement, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, in the case of the cash flow statement, the year-to-date figures in comparative form for the figures for the same period of the prior fiscal year, and, in the case of the balance sheet, in comparative form for the most recent year end, all in reasonable detail, certified by a Responsible Officer of the Loan Parties as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of MLP and each of its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)        concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), (i) a management prepared copy of such financial statements which excludes therefrom each Non-Wholly Owned JV as a Person to be combined with the other Loan Parties and setting forth a reconciliation of such statements to the financial statements delivered pursuant to Sections 6.01(a) and 6.01(b); and (ii) a management prepared reconciliation of the income statements delivered pursuant to Sections 6.01(a) and 6.01(b) showing the difference in the financial statements prepared in accordance with GAAP to the treatment of the Project Oak Unitary Lease, the Project Monument Unitary Lease and any Future Failed Accounting Lease under this Agreement as operating leases.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Loan Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.  In addition, notwithstanding anything to the contrary contained in this Section 6.01 or Section 6.02(a) or 6.02(f), if the date for delivery of any statement required by Section 6.01 or Section

6.02(a) or 6.02(f) shall be due on a day other than a Business Day, delivery of such statements shall be made on the next following Business Day.

6.02     Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)        concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Loan Parties (which Compliance Certificate shall include a report of gross margins and volumes by product for the fiscal quarter to which it relates, together with any changes in such amounts from the previous fiscal quarter);

(b)        promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Loan Parties by independent accountants in connection with the accounts or books of each Loan Party or any Subsidiary, or any audit of any of them;

(c)        promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the equity holders of MLP or GP, and copies of all annual, regular, periodic and special reports and registration statements which MLP or GP may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)        promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.1 or any other clause of this Section 6.02;

(e)        promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(f)        no later than seven (7) Business Days after the last Business Day of each month (or at such earlier time as the Administrative Agent may reasonably request), a complete and accurate Borrowing Base Report as of the close of business on the last Business Day of such month (or other date so requested by the Administrative Agent), in each case including a marked-to-market inventory report and a summary report setting forth in appropriate detail the Borrowers' computations of its Open Position as of the date of each Borrowing Base Report by both product and market; provided, however, (i) at any time that the lesser of (1) the WC Commitment minus the sum of the outstanding WC Loans and WC L/C Obligations and (2) Excess Availability is equal to or less than $75,000,000, then, in addition to the monthly Borrowing Base Reports referred to above, no later than seven (7) Business Days after the 15th day of each calendar month

(or if such day is not a Business Day, the next subsequent Business Day), or such earlier time as the Administrative Agent may request, a complete and accurate Borrowing Base Report setting forth the Borrowing Base as at the close of business on the 15th day of such month (or other date so requested by the Administrative Agent), and (ii) for purposes of determining the available amount of WC Loans the Borrowers are permitted to borrow and Letters of Credit which are subject to the Borrowing Base the Borrowers are permitted to request pursuant to the Agreement, the Borrowers shall be permitted at any time to deliver to the Administrative Agent and the Lenders a more recent Borrowing Base Report than is required to be delivered as described above, such Borrowing Base Report setting forth the Borrowing Base as at the close of business of the Business Day such Borrowing Base Report is dated, which Borrowing Base Report shall include a marked-to-market inventory report and a summary report setting forth in appropriate detail the Borrowers' computations of its Open Position as of the date of each Borrowing Base Report by both product and market;

(g)        as soon as practicable, but in any event within thirty (30) days after the first day of each fiscal year of the Loan Parties (other than the GP), the annual budget and operating projections for such fiscal year, including without limitation gross margins and volumes by product;

(h)        as soon as practicable after adoption and/or implementation thereof, any updates to the Loan Parties' risk policy;

(i)        promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party  or any Subsidiary, or compliance with the terms of the Loan Documents (including, without limitation, additional information with respect to the components included in the Borrowing Base as evidenced by a Borrowing Base Report), as the Administrative Agent or any Lender may from time to time reasonably request;

(j)        immediately upon selling any Accounts Receivable to an AR Buyer under any Receivables Sales Agreement, written notice to the Administrative Agent setting forth (a) a listing of the Accounts Receivable (such listing to be in reasonable detail) sold, together with detail as to the amount of cash proceeds to be received by the selling Loan Party for each Account Receivable sold and the discount rate (if any) applicable to such sale; (b) the identity of the Loan Party and the AR Buyer; (c) as of the date of such sale, the Open Receivables Amount (which shall include the Accounts Receivable that is the subject of such notice); (d) any change to the Borrowing Base (and Borrowing Base Report) as a result of such sale from the Borrowing Base Report most recently delivered; and (e) a certification that such sale is a Permitted Receivable Sale made pursuant to Section 7.05(h) hereof;

(k)        immediately upon a Loan Party having to repurchase any Accounts Receivable sold in connection with any Receivables Sales Agreement or otherwise having to refund all or any portion of the proceeds received by such Loan Party in connection with any Receivables Sales Agreement, written notice to the Administrative Agent setting forth (a) a listing of the Accounts Receivable to be repurchased and/or the amount of the portion of the proceeds received in connection with a Receivables Sales Agreement to be refunded to the AR Buyer; (b) the reason for such repurchase and/or refund; and (c) any change to the Borrowing Base (and Borrowing Base Report) as a result of such repurchase and/or refund from the Borrowing Base Report most recently delivered; and

(l)        immediately upon terminating any Receivables Sales Agreement, written notice to the Administrative Agent that such Receivables Sales Agreement has been terminated together with information as to whether any Open Receivables Amounts remain under such Receivables Sales Agreement.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable Loan Party posts such documents, or provides a link thereto on such Loan Party's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the applicable Loan Party's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Loan Parties shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Loan Parties to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Loan Parties shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on DebtDomin, IntraLinks, Syndtrak or another similar electronic system (the "Platform") and (b) certain of the Lenders (each, a "Public Lender") may have personnel who do not wish to receive material non-public information with respect to each Loan Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons' securities.  Each Loan Party hereby agrees that so long as such Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC", each Loan Party shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws (provided,  however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Side Information;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Side Information."  Notwithstanding the foregoing, no Loan Party shall be under an obligation to mark any Borrower Materials "PUBLIC

6.03      Notices.    Promptly notify the Administrative Agent and each Lender:

(a)        of the occurrence of any Default;

(b)        of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)        of the occurrence of any ERISA Event;

(d)       (i) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary, including any determination by any Loan Party referred to in Section 2.09(b); and (ii) of a Loan Party's election to treat a lease as a Future Failed Accounting Lease for purposes of this Agreement;

(e)        of (i) any material violation of any Environmental Law that such Loan Party reports in writing or is reportable by such Loan Party in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any material inquiry, proceeding, investigation or any other action pertaining to any Environmental Law, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to have a Material Adverse Effect;

(f)        of any material setoff, claims (including, with respect to the Real Estate or Previously Owned Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject; and

(g)        prior to the commencement of building or otherwise erecting any building or other structure on any owned real property of any Loan Party which is the subject of a Limited Mortgage, notice of such Loan Party's intention to build or otherwise erect such building together with details as to what is being proposed with respect thereto.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the applicable Loan Party setting forth details of the occurrence referred to therein and stating what action the Loan Parties have  taken and propose to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04      Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by any Loan Party or such Subsidiary or the nonpayment of which would not give rise to a Lien on any property or assets of any Loan Party or any Subsidiary thereof and could not reasonably be expected to have a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05      Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06      Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07      Maintenance of Insurance.

 Maintain with financially sound and reputable insurance companies (which insurance companies may be captive insurance companies so long as the terms of such insurance are reasonably acceptable to the Required Lenders), insurance with respect to its properties and business (including, without limitation, any business interruption insurance existing on the Closing Date) against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08      Compliance with Laws; Governing Documents.

Comply (a) with the provisions of its Organizational Documents; (b) in all material respects with all agreements and instruments to which it or any of its properties may be bound and (c) in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09       Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties and each Subsidiary, as the case may be, and at all times engage Ernst & Young or other independent certified public accounts satisfactory to the Administrative Agent as the independent certified public accountants of the Loan Parties and not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Loan Parties and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent; (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over each Loan Party or such Subsidiary, as the case may be; and (c) maintain copies of inventory valuation reports used in determining any Marked-to-Market Basis calculations.

6.10      Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided,  however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.  In addition, the Loan Parties shall permit (a) the Administrative Agent or any of its employees or agents to conduct commercial finance examinations once per year (or more frequently if a Default or Event of Default has occurred and is continuing); and (b) at the request of the Administrative Agent, the Administrative Agent or any of its employees or agents to conduct a risk examination, in each case all at the Loan Parties' expense.

6.11      Use of Proceeds.

Use the proceeds of (a) WC Loans solely for working capital purposes (including posting margin and the financing of Capital Expenditures other than Acquisition Capital Expenditures) and not in contravention of any Law or of any Loan Document, provided that the proceeds of WC Loans shall not be used to finance any Permitted Equity Purchase or to repay any Indebtedness permitted to be repaid pursuant to Section 7.15 hereof; and (b) the Revolver Loans to fund Permitted Acquisitions, to fund the Investments by the applicable Borrowers in joint ventures to the extent such Investments are permitted by Section 7.02(k), to finance Capital Expenditures, to finance any Permitted Equity Purchase, to repay any Indebtedness permitted to be repaid pursuant to Section 7.15 hereof and for general corporate purposes (which, for the avoidance of doubt, can include working capital needs and the payment of Permitted Distributions and posting margin) and not in contravention of any Law or of any Loan Document.  The Borrowers will request WC Letters of Credit solely to support Petroleum Product purchases and to secure bonding and performance obligations and will request Revolver Letters of Credit solely for purposes described in clause (b) above with respect to Revolver Loans.

6.12      Bank Accounts.

Continue to maintain their lock box accounts with the Administrative Agent or another Lender (the "Lock Box Accounts") as well as an Operating Account with the Administrative Agent, and shall direct the Administrative Agent or any other Lender which has a Lock Box Account, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, to cause all funds held by the Administrative Agent or such Lender, as the case may be, in the Lock Box Accounts to be transferred automatically and on a daily basis to the Operating Account.  In addition, each Loan Party's deposit accounts (other than payroll accounts) and securities accounts shall be subject to the Administrative Agent's first priority perfected security interest therein, other than (a) deposit accounts so long as the aggregate amount of all deposits in all deposit accounts (other than payroll accounts) which are not subject to a control agreement in favor of the Administrative Agent does not exceed $500,000 at any time; and (b) a deposit account established by a Loan Party after the date hereof in connection with a Receivables Sales Agreement entered into in compliance with Section 7.05(h) hereof for the sole purposes of collecting proceeds from Accounts Receivable sold to an AR Buyer under such Receivables Sales Agreement, provided if any such proceeds being deposited into such account remain subject to a Lien in favor of the Administrative Agent, the rights of the Loan Parties and the Administrative Agent to the portion of such proceeds subject to the Administrative Agent's Lien shall be subject to the Receivables Intercreditor Agreement..

6.13      Additional Borrowers or Subsidiary Guarantors.

(a)        Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and, promptly thereafter (and in any event within thirty (30) days), cause (i) such Person, if such Person is a Domestic Subsidiary or a Foreign Subsidiary which would not suffer any adverse tax consequence as a result thereof, to become a Borrower or Guarantor (with a Foreign Subsidiary being required to be a Guarantor hereunder and being subject to the Administrative Agent's consent) hereunder by executing and delivering to the Administrative Agent a joinder to this Agreement and the other Loan Documents (including, without limitation, the Security Documents) or such other document as the Administrative Agent shall deem appropriate for such purpose (including, without limitation, any document necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in such Domestic Subsidiary's assets), (ii) such Person, if such Person is a Domestic Subsidiary or a Foreign Subsidiary which would not suffer any adverse tax consequence as a result thereof, to deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent; (iii)

Schedule 5.13 hereto to be updated to give effect to any changes resulting from the formation or acquisition of such new Subsidiary.

(b)        Except as expressly provided for otherwise herein, each Loan Party has granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, a lien on substantially all of such Loan Party's assets as set forth in the Security Documents.  In furtherance of the foregoing, in connection with property that becomes property owned by a Loan Party after the Closing Date for which a Lien on such property is required by the terms of the Security Documents, or if any Loan Party acquires any fee or leasehold interest in any Real Estate after the Closing Date, other than (i) a SFHA Property for which the Administrative Agent has elected not to require a Mortgage with respect to such property, (ii) any leasehold interests in any property acquired in any Permitted Acquisition or otherwise permitted pursuant to Section 7.06 hereof for which the Loan Parties have used commercially reasonable efforts to obtain but for which the owner of such property will not consent to such leasehold mortgage (in which case such leasehold mortgage will not be required) and (iii) the leasehold interests of those sites located in New York, Maryland or another jurisdiction subject to a mortgage recording tax and, in all cases with respect to this clause (iii) acquired pursuant to, and which are the subject of, the Unitary Lease, the Project Monument Unitary Lease and the Project Oak Unitary Lease, the applicable Loan Party shall deliver (A) such documentation as the Administrative Agent may reasonably deem necessary or desirable in order to create and perfect and obtain the full benefits of such Lien, including mortgages, deeds of trust, security agreements, UCC-1 financing statements, surveys, real estate title insurance policies, certified resolutions and other organizational and authorizing documents of the grantor of liens, favorable opinions of the general counsel of the applicable Loan Party (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 4.01, all in form, content and scope reasonably satisfactory to the Administrative Agent (and with respect to any SFHA Property for which the Administrative Agent is requiring a Limited Mortgage, the description of the property contained therein which is subject to such Limited Mortgage shall be satisfactory to the Administrative Agent in its sole and absolute discretion), and (B) such other documentation as the Required Lenders may reasonably deem necessary or desirable in order to create and perfect and obtain the full benefits of such Lien.  Notwithstanding anything to the contrary contained herein, (1) to the extent the Administrative Agent at any time requests the applicable Loan Party provide a Mortgage with respect to any SFHA Property for which a Mortgage does not exist or an amendment to a Limited Mortgage which adds some or all of the assets originally excluded from such Limited Mortgage, such Loan Party shall take all such action as is necessary so that the Administrative Agent and the Lenders are in compliance with the Flood Disaster Protection Act and/or the rules and regulations promulgated in connection therewith (the "Flood Laws") and shall immediately after all flood due diligence and compliance documentation required by the Administrative Agent in order to comply with Flood Laws has been delivered to the Administrative Agent, execute and deliver to the Administrative Agent a Mortgage on such property or an amendment to such Limited Mortgage, as the case may be, and (2) to the extent any Loan Party acquires a leasehold interest in any Real Estate that a Loan Party would otherwise be required to provide a leasehold mortgage with respect thereto pursuant to the provisions of this Section 6.13 (each, a "Subject Leasehold Interest"), the applicable Loan Party shall not be required to provide such a leasehold mortgage and related documentation with respect to such Subject Leasehold Interest so long as

(a) at the time of acquiring such Subject Leasehold Interest (or, for any such Subject Leasehold Interest acquired prior to December 18, 2015, on December 18, 2015) the Loan Parties have provided to the Administrative Agent written notice of their intention to not provide such a leasehold mortgage and related documentation on the Subject Leasehold Interest, together with the Loan Parties' determination of the Leasehold Interest EBITDA with respect to such Subject Leasehold Interest (and which Leasehold Interest EBITDA determination shall be acceptable to the Administrative Agent in its reasonable judgment); and (b) the aggregate Leasehold Interest EBITDA on all Subject Leasehold Interests which are not subject to a leasehold mortgage does not exceed, in the aggregate, $25,000,000 at any time.  The Loan Parties shall at any time be permitted to provide the Administrative Agent with a leasehold mortgage and the other documents required in connection therewith on any Subject Leasehold Interest so as to maintain its compliance with clause (b) of the immediately preceding sentence.

6.14      Senior Debt Status.

The Obligations of the Loan Parties under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least (a) senior in priority of payment to all Subordinated Debt of such Loan Party and (b) pari passu in right of payment to the Senior Unsecured Notes of such Loan Party and, in the case of the Subordinated Debt is designated as "Senior Debt" (or the analogous term used in any document evidencing any such Subordinated Debt ) under all instruments and documents, now or in the future, relating to all Subordinated Debt.

6.15      Post-Closing Requirements.

Within sixty (60) days of the Closing Date or such later date as may be approved by the Administrative Agent, execute and deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, (a) control agreements with respect to any deposit account (other than a payroll account) maintained with any Lender (other than the Administrative Agent) and (b) any title insurance policies with respect to the Mortgages and Mortgaged Properties as the Administrative Agent may require.

6.16      Approvals and Authorizations.

Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in order for the Foreign Obligor and any Loan Party to comply with its obligations under the Loan Documents.

6.17      Anti-Terrorism Compliance.

Each Loan Party will, and will cause its Subsidiaries to (a) at all times comply with the representations and warranties contained in Section 5.24 and at all times comply with all Anti-Terrorism Laws; (b) maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, any Person that is an Affiliate of such Loan Party, including its Subsidiaries, and, to the extent commercially reasonable, its agents, with Anti-Terrorism Laws and applicable Sanctions and (c) ensure at all times the truth and accuracy of the representations and warranties, and adherence to, the covenants set forth in this Agreement.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01     Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)        Liens pursuant to any Loan Document (for the avoidance of doubt, the parties hereto hereby acknowledge that no Loan Party shall be permitted to grant any Lien directly to a Hedge Bank to secure any obligations under any Secured Hedge Agreement or to any Cash Management Bank to secure any obligations under any Secured Cash Management Agreement);

(b)        Liens existing on the date hereof and listed on Schedule 7.01, the Permitted Lis Pendens Liens, and, in each case, any renewals or extensions thereof, provided that, in each case, (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(c), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(c);

(c)        Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)        carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)        pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)        deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)        easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)       Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)        Liens securing Indebtedness permitted under Section 7.03(f);  provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)        Liens (x) on the Mortgaged Property as and to the extent permitted by the Mortgages applicable thereto; and (y) in favor of the Unitary Lease Lessor, Getty or the lessor on any Subsequent Unitary Leases, in each case on the underground storage tanks on the sites leased by the applicable Borrowers under the Unitary Lease, the Project Oak Unitary Lease, the Project Monument Unitary Lease or any Subsequent Unitary Lease, as the case may be, to secure such Borrower's obligations under the Unitary Lease, the Project Oak Unitary Lease, the Project Monument Unitary Lease or any Subsequent Unitary Lease, as the case may be;

(k)       Liens granted to (i) a Subject Utility on the Subject Natural Gas Receivables (and no other assets of a Loan Party) solely in connection with a Natural Gas Transaction; and (ii) an AR Buyer on the Subject AR Receivables (and no other assets of a Loan Party) solely in connection with an AR Sales Transaction;

(l)        Liens incurred in the ordinary course of business in favor of commodities brokers on sums on deposit with such broker (but only those amounts actually on deposit with such broker) to cover for trading losses/debit balances, broker fees and ordinary course expenses owed to such broker by the applicable Loan Party;

(m)      Liens securing Indebtedness of any Loan Party permitted by Section 7.03(g),  provided, that (i) such Liens do not at any time encumber any property other than the inventory, forward contracts and receivables related to the Cash and Carry Transactions financed by such Indebtedness, and (ii) any asset securing such Indebtedness is not in any way commingled or otherwise stored together with any other asset of any Loan Party; and

(n)        Liens securing Indebtedness permitted under Section 7.03(h);  provided that (i) such Liens do not at any time encumber any property which is or which could at any time be included or includable in the Borrowing Base, any asset located on any property subject to a Mortgage, Limited Mortgage or any other owned real estate which could be required to be subject to a Mortgage, or any proceeds of any of the foregoing, and (ii) any asset securing such Indebtedness is not in any way commingled or otherwise stored together with any other asset of any Loan Party.

In addition, no Loan Party will (a) enter into or permit to exist any arrangement or agreement (excluding the Agreement, the other Loan Documents and any document or agreement relating to the Senior Unsecured Notes or the Subordinated Debt (the "High Yield Documents") so long as such prohibitions in the High Yield Documents are similar to those prohibitions found in similar transactions) which directly prohibits such Loan Party from creating, assuming or incurring any Lien upon its properties, revenues or assets whether now owned or hereafter acquired or (b) enter into any agreement, contract or arrangement (excluding the Agreement, the other Loan Documents and the High Yield Documents so long as such restrictions in the High Yield Documents are similar to those restrictions found in similar transactions) restricting the ability of any Subsidiary of a Loan Party to pay or make dividends or distributions in cash or kind to such Loan Party, to make loans, advances or other payments of whatsoever nature to such Loan Party, or to make transfers or distributions of all or any part of its assets to such Loan Party, in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted by Section 7.03(f), and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by a Loan Party or such Subsidiary in the ordinary course of business.

7.02     Investments.

Make any Investments, except:

(a)        Investments held by a Loan Party or such Subsidiary in the form of marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Loan Party or Subsidiary;

(b)        Investments held by a Loan Party or such Subsidiary in the form of demand deposits, certificates of deposit, bankers acceptances and time deposits of any Lender or any other United States bank having total assets in excess of $1,000,000,000 Dollars;

(c)        Investments held by a Loan Party or such Subsidiary in the form of securities commonly known as "commercial paper" issued by (i) any Lender or any corporation controlling any Lender; (ii) any other corporation which is organized and existing under the laws of the United States of America or any state thereof, if at the time of purchase, such commercial paper has been rated and the ratings therefore are not less than "P-2" if rated by Moody's and not less than "A-2" if rated by S&P;

(d)        Investments held by a Loan Party or such Subsidiary in the form of repurchase agreements secured by any one or more of the foregoing;

(e)        advances to officers, directors and employees of a Loan Party to the extent permitted by Section 7.14 hereof;

(f)        Investments of one Loan Party into another Loan Party, so long as each such Person remains a Loan Party hereunder;

(g)        Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(h)        Investments existing on the date hereof and set forth on Schedule 7.02 hereto, and Guarantees permitted by Section 7.03(d);

(i)        Investments of a Loan Party in the form of short-term Investments in tax-exempt money market funds acceptable to the Administrative Agent;

(j)        Investments consisting of a Permitted Acquisition, which, for the avoidance of doubt, includes Investments consisting of a Guarantee by a Loan Party of the obligations of another Loan Party to a seller of assets or stock of another Person under any purchase agreement or similar agreement entered into in connection with, or in contemplation of, a Permitted Acquisition, so long as the Loan Party which is the primary obligor thereunder is permitted to enter into such agreement;

(k)       Investments by a Loan Party in a joint venture entity provided that the aggregate amount of all such Investments does not exceed the sum of (x) $100,000,000 plus (y) the aggregate amount of any cash return received by a Loan Party on any Investment in a joint venture entity;

(l)        Investments by a Loan Party in (i) sites leased or subleased, as the case may be, by a Loan Party under the Unitary Lease, the proceeds of which will be used to make improvements on such sites; (ii) Persons who operate service stations and/or convenience stores on sites which are neither owned nor leased by a Loan Party, the proceeds of which are expected to be used by such Persons to make improvements at such locations and in connection with supply contracts entered into or to be entered into between a Loan Party and such Person; and (iii) Persons with which distributor and/or subdistributor arrangements are in place or expect to be in place, so long as the aggregate amount of all such Investments made under this Section 7.02(l)(iii) does not exceed $75,000,000.  Notwithstanding anything to the contrary contained in this Section 7.02(l)(ii), any Investment made by a Loan Party in connection with the settlement of the litigation involving the Permitted Lis Pendens Liens shall not be included in determining the aggregate amount of Investments a Loan Party may make in Persons who operate service stations on sites which are neither owned nor leased by a Loan Party;

(m)       Investments by a Loan Party consisting of an obligation owing to a Loan Party by a purchaser of assets from such Loan Party in a Disposition permitted hereunder, provided the aggregate amount of all such Investments does not exceed $50,000,000;

(n)        to the extent permitted by Section 7.14, Investments consisting of payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, directors, and employees of the GP, the MLP or any Subsidiary, in each case in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

(o)        Investments not otherwise expressly permitted hereunder in an aggregate amount not to exceed $25,000,000; and

(p)        without duplication of any Permitted Equity Purchase contemplated by Section 7.07, Investments consisting of a Permitted Equity Purchase.

7.03     Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)        Indebtedness under the Loan Documents;

(b)        Indebtedness of a Loan Party in respect of (1) the Senior Unsecured Notes or the Subordinated Debt, and any guarantee obligations of a Loan Party in respect thereof, provided (i) all of the conditions set forth in the definition of "Senior Unsecured Notes" or "Subordinated Debt", as applicable, have been satisfied at the time of issuance; and (ii) no Default of Event of Default has occurred and is continuing at the time of issuance of such Senior Unsecured Notes or Subordinated Debt, as the case may be, or would exist as a result of such issuance, including, without limitation, with the financial covenants contained herein after giving effect on a pro forma basis to the incurrence of such Indebtedness, and (2) any Indebtedness incurred to refinance, renew, extend or replace such Senior Unsecured Notes or Subordinated Debt, as the case may be, in whole or in part provided that, with respect to any such refinancing, renewal, extension or replacement, (a) the weighted average life to maturity of any such Indebtedness shall not be less than the weighted average life to maturity of then outstanding Credit Agreement Obligations if any, or the Senior Unsecured Notes or Subordinated Debt, as the case may be, as in effect on the date of issuance thereof; (b) the maturity of such Indebtedness shall be no less than six months after the Maturity Date; (c) the aggregate principal amount of such Indebtedness shall not exceed the aggregate principal amount of Indebtedness being so refinanced, renewed, extended or replaced (plus all accrued and unpaid interest thereon and all applicable fees, expenses and prepayment premiums directly related thereto; (d) such Indebtedness remains unsecured; and (e) such Indebtedness meets all of the other criteria set forth in the definition of Senior Unsecured Notes or Subordinated Debt, as applicable;

(c)        Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(d)        Indebtedness of one Loan Party owing to another Loan Party, so long as both Persons are Loan Parties hereunder, and, in addition, Guarantees of a Loan Party in respect of Indebtedness otherwise permitted hereunder of another Loan Party;

(e)        obligations (contingent or otherwise) of the Borrowers or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision permanently exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(f)        Indebtedness in respect of capital leases (which, for the avoidance of doubt, do not include any sale-leaseback transactions otherwise permitted pursuant to Section 7.05(h) hereof), Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided,  however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $150,000,000;

(g)        Indebtedness under one or more Contango Facilities in an amount outstanding at any time not to exceed $75,000,000 in the aggregate; and

(h)        Indebtedness (whether secured or unsecured) not otherwise provided for herein in an aggregate principal amount not to exceed $25,000,000 at any time.

7.04      Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)        any Subsidiary or any Borrower may merge with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person; and

(b)        any Subsidiary or any Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or any Subsidiary which is not a Borrower may also Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary which is a Guarantor.

7.05      Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a)        Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)        Dispositions of inventory in the ordinary course of business;

(c)        Dispositions of equipment or real property (other than in connection with any sale-leaseback transactions permitted pursuant to Section 7.05(h) hereof) to the extent that (i) such property is exchanged for credit against the purchase price of replacement property used or to be used in any Global Line of Business, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of property used in any Global Line of Business;

(d)        Dispositions of any asset not otherwise provided for in clause (c) above to the extent that (i) such asset is sold for not less than fair market value; (ii) not less than seventy five percent (75%) of the sales price for such asset is paid to the selling Loan Party in cash unless the sales price is less than $5,000,000 and a portion of such sales price is being paid in the form of a seller note which is permitted pursuant to Section 7.02(m) hereof; (iii) both before and after giving effect to any such Disposition, the Loan Parties are in compliance on a pro forma basis with all of the financial covenants hereunder; (iv) no Default or Event of Default has occurred and is continuing; (v) to the extent the proceeds received in connection thereof are not, solely in the case of an Eligible Borrowing Base Asset (as hereinafter defined), used to repay outstanding WC Loans or, as to any asset, reinvested in a Loan Party's business or committed to being reinvested in any Global Line of Business within 180 days after receipt thereof, then 181 days after receipt of such proceeds the Borrowers shall repay any outstanding Revolver Loans in the amount of such proceeds not so reinvested and, after the repayment in full of the Revolver Loans, the WC Loans, and (vi) to the extent any such asset sold is the type of assets which would be eligible to be included in the Borrowing Base (an "Eligible Borrowing Base Asset"), immediately upon giving effect to such sale, the Borrowers provide written notice to the Administrative Agent setting forth (1) a listing of the Eligible Borrowing Base Assets to be sold (such listing to be in reasonable detail), together with the amount of cash proceeds to be received by the selling Loan Party for each such asset sold; (2) any change to the Borrowing Base (and Borrowing Base Report) as a result of such sale from the Borrowing Base Report most recently delivered; and (3) a certification that such sale is a Disposition permitted pursuant to this Section 7.05(d);

(e)        Dispositions of property by any Subsidiary or a Borrower to a Borrower or Dispositions of property by any Subsidiary which is not a Borrower to another Subsidiary which is a Guarantor;

(f)        Dispositions permitted by Section 7.04;

(g)        Dispositions by a Loan Party of Subject Natural Gas Receivables to a Subject Utility solely in connection with a Natural Gas Transaction;

(h)        Dispositions consisting of arrangements whereby a Loan Party sells or transfers any property owned by it in order then or thereafter to lease such property or lease other property that a Loan Party intends to use for any Global Line of Business, provided the aggregate value of all such property disposed of in such manner shall not exceed $100,000,000 over the life of this Agreement; and

(i)        Dispositions of Accounts Receivable to an AR Buyer to the extent that (i) no Default or Event of Default has occurred and is continuing or would exist after giving effect to any such Disposition; (ii) such Accounts Receivable are sold for cash; (iii) the cash purchase price to be paid to the selling Loan Party for each Account Receivable shall not be less than the amount of credit such Loan Party would have been able to get for such Account Receivable had such Account Receivable been included in the Borrowing Base (or, to the extent such Account Receivable is not otherwise eligible to be included in the Borrowing Base, then the cash purchase price to be paid shall not be less than 85% of the face amount of such Account Receivable); (iv) such Account Receivable shall be sold pursuant to a Receivables Sales Agreement, a copy of which has been provided to the Administrative Agent and, to the extent required by the Administrative Agent, the AR Sales Transaction shall be subject to an Receivables Intercreditor Agreement (which, if required by the Administrative Agent, shall be entered into prior to any sale being made); (v) the Loan Parties have complied with the notice requirement set forth in

Section 6.02 hereof; (vi) neither the AR Buyer nor the Administrative Agent has delivered any notice of a termination event under the terms of the Receivables Intercreditor Agreement; (vii) the aggregate amount of the Open Receivables Amount (after giving effect to all sales) shall not exceed $75,000,000 at any time; and (viii) the cash proceeds received from the applicable Loan Party in connection with such sale shall be used to immediately repay any outstanding WC Loans (such Dispositions made in compliance with the terms hereof being hereinafter referred to as a "Permitted Receivable Sale");

provided,  however, that any Disposition pursuant to clauses (a) through (h) shall be for not less than fair market value.

7.06     Acquisitions.

Become a party to any merger or consolidation or agree to or effect any asset acquisition or stock acquisition, except:

(a)        Acquisition of assets in the ordinary course of business, consistent with past practices and to the extent considered an acquisition, Investments permitted by Section 7.02 hereof;

(b)        Mergers and consolidations permitted by Section 7.04;

(c)        Acquisitions of the assets or stock of another Person  (a "Permitted Acquisition"), so long as (i) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (ii) the Person to be acquired (or, in the case of an asset acquisition, the assets of such Person) are in the same or a substantially similar line of business as a Loan Party; (iii) the Loan Parties have provided the Administrative Agent with prior written notice of such acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition; (iv) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of each of the applicable Loan Party or Subsidiary making such acquisition and of the Person to be acquired has approved such merger, consolidation or acquisition; (v) in the event of a stock or other similar equity acquisition the Person so acquired shall become a wholly-owned Subsidiary of a Loan Party and shall comply with the terms and conditions set forth in Section 6.13; and (vi) the business to be acquired would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights and remedies under this Agreement or any other Loan Document.

7.07      Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or, other than MLP, issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)        each Subsidiary may make Restricted Payments to a Borrower that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)        a Loan Party may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)        the Borrowers shall be permitted to make Restricted Payments to the MLP in an aggregate amount not to exceed Available Cash to enable the MLP to make the Permitted Distribution, and the MLP shall be permitted to use the proceeds thereof to make Restricted Payments to its Unitholders (as such term is defined in the Partnership Agreement) and holders of the General Partner Units (as such term is defined in the Partnership Agreement) and Incentive Distribution Rights (as such term is defined in the Partnership Agreement) so long as such Restricted Payments constitute Permitted Distributions;

(d)        to the extent any payments under the CFA would be considered a Restricted Payment, payments by the MLP to the GP of amounts required to be paid by the MLP to the GP pursuant to the terms of the CFA as then in effect, provided the aggregate amount of payments (which shall include payments in cash and Equity Interests) made by the MLP to the GP thereunder does not exceed $20,000,000 in any fiscal year;

(e)        cash payments made by the MLP to any Original Investor (such payment being the "Original Investor Payment") in consideration for the purchase by the MLP of units in the MLP held by such Original Investor so long as (i) the MLP has received, prior to the date of making such Restricted Payment, cash consideration of an amount which is not less than the Original Investor Payment from an unaffiliated Person from the sale by the MLP to such Person of units in the MLP in the exact number of units as is being repurchased from such Original Investor and (ii) the MLP has made such repurchase from such Original Investor, and made such Original Investor Payment, promptly after the sale of its units to such unaffiliated Person; and

(f)        without duplication of any Permitted Equity Purchase contemplated by Section 7.02(p), Restricted Payments consisting of a Permitted Equity Purchase.

7.08      Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by any Loan Party and its Subsidiaries on the date hereof or any business substantially related or incidental thereto (including the operation of an ethanol plant); provided, that nothing in this Section 7.08 shall prevent any Loan Party from discontinuing the operation of any of its properties if such discontinuance is, in the judgment of such Loan Party, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the properties, assets, financial condition or business of the Loan Parties on a combined basis.

7.09      Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of a Loan Party, whether or not in the ordinary course of business, other than (a) in connection with the agreements set forth on Schedule 7.09 hereto; (b) transactions expressly permitted under Sections 7.03, 7.07 and 7.14 hereof; or (c) on fair and reasonable terms substantially as favorable to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided, that, notwithstanding anything to the contrary contained herein, the aggregate amount of payments

(which shall include payments in cash and Equity Interests) permitted to be made by the MLP to the GP pursuant to the CFA shall not exceed $20,000,000 in any fiscal year.

7.10      Burdensome Agreements.

Enter into any Contractual Obligation (excluding the Agreement, the other Loan Documents and the High Yield Documents so long as such provisions in such High Yield Documents are similar to those provisions found in similar transactions) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of any Loan Party or (iii) of any Loan Party or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided,  however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11      Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.12      Compliance with Environmental Laws.

Conduct any activity in any manner or permit to exist any activity or condition that would result in any material violation not covered by insurance by any Loan Party or for which any Loan Party is liable, of any Environmental Law.

7.13      Prohibited Commodity Transactions.

Purchase or sell any commodities futures contracts, provided, that (a) the Loan Parties may purchase and sell commodities futures contracts on the IntercontinentalExchange or a national commodities exchanges for the sale or purchase of Petroleum Product in connection with hedging transactions entered into in the ordinary course of the business of any Loan Party and not for speculative purposes and consistent with the then current risk policy of the Loan Parties which has been delivered to the Administrative Agent that are (i) economically appropriate and consistent with such Loan Party's business; (ii) used to offset price risks incidental to such Loan Party's cash or spot transactions in petroleum product; (iii) established and liquidated in accordance with sound commercial practices; and (iv) such purchases and sales are otherwise conducted in the manner disclosed in the MLP's most recent annual report filed prior to the Closing Date, and (b) the Loan Parties may maintain an aggregate Open Position (calculated by adding the Open Positions of the Loan Parties for each type of petroleum product and each market and any separate Open Positions determined pursuant to the last sentence of paragraph (y) of the definition of "Open Position") of not more than 600,000 barrels of Petroleum Product at any one time.

7.14      Loans to Owners, Officers or Employees.

Except as may be prohibited by law, make loans or advances to any of their respective owners, officers or employees without the prior written consent of the Administrative Agent and the Required Lenders, and in no event shall (a) the aggregate principal amount of all such loans at any time outstanding exceed $5,000,000 (excluding loans secured by the cash value of life insurance policies) or (b) any such loan have a term longer than 1 ½ years; provided, that, subject to the restrictions contained in clauses (a) and (b) above, the Loan Parties may make loans to their respective directors and employees in amounts not to exceed $500,000 for any individual loan without the prior written consent of the Administrative Agent and the Required Lenders and, provided further that notwithstanding the provisions of this Section 7.14, the Loan Parties shall be permitted to make loans or advances to their respective directors and employees in addition to those permitted by this Section 7.14 in an aggregate amount not to exceed $250,000 and with an unlimited term, without the prior written consent of the Administrative Agent and the Lenders.

7.15      Payment of Indebtedness.

Make any prepayments in respect of any Indebtedness, other than (a) prepayments of the Obligations pursuant to the terms of this Agreement, the other Loan Documents or any Secured Hedge Agreement; (b) to the extent considered a prepayment, any refinancing of Indebtedness permitted under Section 7.03 to the extent the principal amount of such Indebtedness has not been reduced; (c) the prepayment of that portion of the obligations owing under the Senior Unsecured Notes or the Subordinated Debt, as the case may be, in an aggregate principal amount of not more than 35% of the then outstanding principal amount of the Senior Unsecured Notes and the Subordinated Debt so long as (i) no Default or Event of Default has occurred and is continuing hereunder both immediately prior to and after giving effect to any such prepayment; (ii) such obligations are prepaid solely with the Net Cash Proceeds received from an issuance of the Equity Interests of MLP (and such equity interests shall have no redemption or repurchase rights prior to a date which is one (1) year after the Maturity Date and shall not have the ability to convert into any form of Indebtedness); and (iii) the Loan Parties have demonstrated to the satisfaction of the Agent pro forma compliance with all of their financial covenants hereunder both before and after giving effect to any such prepayment; and (d) the prepayment of that portion of the obligations owing under the Senior Unsecured Notes or the Subordinated Debt, as the case may be, in an aggregate principal amount of not more than $100,000,000 so long as (i) no Default or Event of Default has occurred and is continuing hereunder both immediately prior to and after giving effect to any such prepayment; (ii) the Loan Parties have demonstrated to the satisfaction of the Administrative Agent pro forma compliance with all of their financial covenants hereunder both before and after giving effect to any such prepayment; (iii) the Loan Parties have demonstrated to the satisfaction of the Administrative Agent that both before and after giving effect to any such prepayment, the Loan Parties would be in compliance on a pro forma basis with each of the Adjusted Combined Senior Secured Leverage Ratio and Adjusted Combined Total Leverage Ratio for such period in which such prepayment is occurring; (iv) the Loan Parties have demonstrated to the satisfaction of the Administrative Agent that the Borrowers have a Minimum Availability of not less than $100,000,000 after giving effect to such prepayment; and (v) such prepayment does not occur during any Acquisition Adjustment Period.

7.16      Bank Accounts.

Either (a) establish any bank account other than (i) those set forth in the applicable Loan Party's Perfection Certificate without the Administrative Agent's prior written consent (and, to the extent such consent is obtained, only so long as the provisions of Section 6.12 have been satisfied) and (ii) other deposit accounts established by a Loan Party after the date hereof in connection with a Receivables Sales Agreement entered into in compliance with Section 7.05(h) hereof for the sole purposes of collecting proceeds from Accounts Receivable sold to an AR Buyer under such Receivables Sales Agreement so long as the provisions of Section 6.12 are complied with (to the extent applicable); (b) violate directly or indirectly any Lock Box Agreement or any control agreement in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders with respect to such account; (c) deposit into any of the payroll accounts set forth in the applicable Loan Party's Perfection Certificate any amounts in excess of amounts necessary to pay current payroll obligations from such accounts; (d) at any time allow any amount in excess of $500,000 in the aggregate to remain in any deposit accounts (other than payroll accounts) which are not with the Administrative Agent or subject to a control agreement in favor of the Administrative Agent; or (e) allow any collected funds (other than nominal amounts not in excess of $500 and after taking into account any checks which the Loan Parties may have written and mailed or otherwise tendered to the payee thereof) to remain in any account which is not with the Administrative Agent or in an account subject to a control agreement in favor of the Administrative Agent (other than those deposit accounts (other than payroll accounts) which the Loan Parties are not required to maintain with the Administrative Agent or have subject to a control agreement in favor of the Administrative Agent pursuant to Section 6.12 hereof unless the Administrative Agent or the Loan Parties have requested that the amounts in such accounts be transferred to the Lock Box Account or the Operating Account on a weekly or more frequent basis) at the close of business on the day each week (or other, more frequent period requested by the Administrative Agent or any Loan Party) on which amounts in such accounts are to be transferred to the Lock Box Account.

7.17      Sanctions; Anti-Corruption.

Use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions; or (b) directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.

7.18      Financial Covenants.

(i)      Combined Working Capital.  Permit the Combined Working Capital to be less than $35,000,000 at any time.

(ii)        Combined Interest Coverage Ratio.  Permit the Combined Interest Coverage Ratio as of the end of any fiscal quarter to be less than 2.00:1.00.

(iii)        Combined Senior Secured Leverage Ratio.  Permit the Combined Senior Secured Leverage Ratio as of the end of any fiscal quarter to be greater than 3.50:1.00.

(iv)        Combined Total Leverage Ratio.  Permit the Combined Total Leverage Ratio as at the end of any fiscal quarter of the Borrowers to be greater than 5.00:1.00, provided, however, notwithstanding the foregoing, for the first two full fiscal quarters following the consummation of a Material Acquisition (each such period, an "Acquisition Adjustment Period"), the Combined Total Leverage Ratio for such period shall not be greater than 5:50:1.00.

7.19       Organizational Documents.

Amend, restate, supplement or otherwise modify any of the terms of any Organizational Document in any manner that could reasonably be expected to adversely and materially affect the rights of the Lenders under this Agreement or any other Loan Document or their ability to enforce any provisions of this Agreement or any other Loan Document, or that could reasonably be expected to have a Material Adverse Effect.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01      Events of Default.

Any of the following shall constitute an Event of Default:

(a)        Non-Payment.  The Borrowers or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)        Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of (a) Section 2.03(k),  6.02 (other than 6.02(a)), 6.03,  6.05,  6.10,  6.11,  6.12, 6.13,  6.14, 6.15, 6.16 or 6.17 or Article VII or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty or any Loan Party fails to perform or observe any term, covenant or agreement contained in any Mortgage or (b) Section 6.01 or Section 6.02(a) and, solely with respect to Section 6.01 or Section 6.02(a), as the case may be, such failure continues for 10 days; or

(c)        Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)        Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)        Cross-Default.  (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount (such Indebtedness or Guarantee being hereinafter referred to as the "Cross Default Indebtedness"), or (B) fails to observe or perform any other agreement or condition relating to any such Cross Default Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Cross Default Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrowers or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrowers or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrowers or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)        Insolvency Proceedings, Etc.  (i) Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or (ii) any Non-Wholly Owned JV institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of any Non-Wholly Owned JV and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any Non-Wholly Owned JV or to all or any material part of its property is instituted without the consent of any Non-Wholly Owned JV and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding, in each case under this clause (f)(ii) if such events could reasonably be expected to have a Material Adverse Effect on any Loan Party or could reasonably be expected to cause any similar action to occur with respect to any other Loan Party; or

(g)        Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or (iii) any Non-Wholly Owned JV becomes unable or admits in writing its inability or fails generally to pay its debts as they become due and such events could reasonably be expected to have a Material Adverse Effect on any Loan Party or could reasonably be expected to cause any similar action to occur with respect to any other Loan Party; or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Non-Wholly Owned JV and is not released, vacated or fully bonded within 30 days after its issue or levy and such events could reasonably be expected to have a Material Adverse Effect on any Loan Party or could reasonably be expected to cause any similar action to occur with respect to any other Loan Party; or

(h)        Judgments.  There is entered against any Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)        ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)        Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)        Change of Control.  There occurs any Change of Control; or

(l)        Perfection of Security Interest.  The Administrative Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders; or

(m)        Senior Unsecured Notes and Subordinated Debt.  The holders of all or any part of the Senior Unsecured Notes or the Subordinated Debt shall accelerate the maturity of all or any part of the Senior Unsecured Notes or the Subordinated Debt, as the case may be, except as expressly provided for in this Agreement, the Senior Unsecured Notes or the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part or an offer to prepay, redeem or repurchase the Senior Unsecured Notes or the Subordinated Debt in whole or in part shall have been made or, in the case of the Subordinated Debt, the Credit Agreement Obligations cease to constitute "Senior Debt" (or the analogous term used under any agreement, document or instrument evidencing such Subordinated Debt).

8.02      Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)        declare the commitment of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)        declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)        require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto).

(d)        exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided,  however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03      Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth,  to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.15;  and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a "Lender" party hereto.

ARTICLE IX.ADMINISTRATIVE AGENT

9.01       Appointment and Authority.

Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term "agent" herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02      Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03      Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)        shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)        shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by any Loan Party, a Lender or a L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04      Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05      Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06      Resignation of Administrative Agent.

(a)        The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)        If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the "Removal Effective Date"), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)        With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) .  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent's resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)        Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as a L/C Issuer, Swing Line Lender and Alternative Currency Fronting Lender.  If Bank of America resigns as a L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuers hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as a L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  If Bank of America resigns as the Alternative Currency Fronting Lender, it shall retain all the rights, powers, privileges and duties of the Alternative Currency Fronting Lender hereunder with respect to all Alternative Currency Risk Participations outstanding as of the effective date of its resignation as Alternative Currency Fronting Lender, including the right to require the Alternative Currency Participating Lenders to fund risk participations pursuant to Section 2.02(f).  Upon the appointment by the Borrowers of a successor L/C Issuer, Swing Line Lender and Alternative Currency Fronting Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender) and the acceptance thereof by the respective successor L/C Issuer, Swing Line Lender and Alternative Currency Fronting Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Swing Line Lender, or Alternative Currency Fronting Lender, as applicable, (b) the retiring L/C Issuer, Swing Line Lender and Alternative Currency Fronting Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.  Whether or not an applicable successor has been appointed, the resignation of Bank of

America as L/C Issuer, Swing Line Lender and Alternative Currency Fronting Lender shall become effective on the Resignation Effective Date.

9.07      Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08      No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof  shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or a L/C Issuer hereunder.

9.09      Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i),  2.09 and 10.04) allowed in such judicial proceeding; and

(b)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuers to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the applicable L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the applicable L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the applicable L/C Issuer in any such proceeding.

9.10      Collateral and Guaranty Matters.

Without limiting the provisions of Section 9.09, the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)        to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or, to the extent such release is of all or substantially all of the Collateral, all the Lenders as required by Section 10.01(h);

(b)        to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c)        to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers' expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11      Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein or in any of the Security Documents, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or any of the Security Documents shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X.
MISCELLANEOUS

10.01     Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,  however, that no such amendment, waiver or consent shall:

(a)        waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)        extend or increase the WC Commitment or the Revolver Commitment of any Lender (or reinstate any WC Commitment or Revolver Commitment, as the case may be, terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)        postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)        reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided,  however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)        change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)        amend the definition of "Alternative Currency" without the written consent of each Lender;

(g)        change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or

(h)        release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(i)        release the Administrative Agent's Lien on all or substantially all of the Collateral without the written consent of each Lender;

(j)        modify any advance rates or other criteria set forth in the definition of Borrowing Base or any definition of the component parts of the Borrowing Base without the written consent of the Supermajority Lenders, or change the definition of "Supermajority Lenders" without the consent of the Supermajority Lenders as such term is defined immediately prior to any such amendment to such definition; or

(k)        amend, modify or waive any provisions of this Agreement or any other Loan Document affecting the rights or duties of the Alternative Currency Fronting Lender (including, without limitation, the Alternative Currency Sublimit) without the written consent of the Alternative Currency Fronting Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.15, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

10.02    Notices; Effectiveness; Electronic Communication.

(a)        Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)        if to any Loan Party, the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Alternative Currency Fronting Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)       if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)        Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing Line Lender, each L/C Issuer or any Loan Party may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)        The Platform.  THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE."  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative Agent's transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)        Change of Address, Etc.  Each of the Loan Parties, the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Alternative Currency Fronting Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the "Private Side Information" or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender's compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the "Public Side Information" portion of the Platform and that may contain material non-public information with respect to the Loan Parties or its securities for purposes of United States Federal or state securities laws.

(e)        Reliance by Administrative Agent, L/C Issuer and Lenders.    The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Loan Party shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Loan Party.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03     No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided,  however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuers, the Swing Line Lender or the Alternative Currency Fronting Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer, Swing Line Lender or Alternative Currency Fronting Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided,  further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04    Expenses; Indemnity; Damage Waiver.

(a)        Costs and Expenses.  The Borrowers shall jointly and severally pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the applicable L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender, the applicable L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the applicable L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)        Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuers, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)        Reimbursement by Lenders.  To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the applicable L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender's share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).  Nothing contained in this Section 10.04(c) shall relieve any Loan Party of any of its obligations hereunder.

(d)        Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Loan Party shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)        Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)        Survival.  The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the applicable L/C Issuer,  the Swing Line Lender and the Alternative Currency Fronting Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05     Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the applicable L/C Issuer or any Lender, or the Administrative Agent, the applicable L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the applicable L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the applicable L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the applicable L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06    Successors and Assigns.

(a)        Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the applicable L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans and Alternative Currency Risk Participations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)        Minimum Amounts.

(A)        in the case of an assignment of the entire remaining amount of the assigning Lender's Revolver Commitment or WC Commitment, as the case may be, and the Revolver Loans or WC Loans, as the case may be, at the time owing to it under such Revolver Commitment or WC Commitment, as the case may be,  or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)        in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the  Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000  unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consents (each such consent not to be unreasonably withheld or delayed.

(ii)        Non-Pro Rata Assignments.  Notwithstanding anything to the contrary contained herein, any Lender shall be permitted to make a non-pro rata assignment of any portion of the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned hereunder (i.e. there shall be permitted non-pro rata assignments of the WC Commitment and the Revolver Commitment and the WC Loans and the Revolver Loans);

(iii)        Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)        the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a

Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)        the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)        the consent of the L/C Issuers, the consent of the Swing Line Lender and the consent of the Alternative Currency Fronting Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of the WC Commitment and the consent of the L/C Issuers and the Alternative Currency Fronting Lender (such consent not to be unreasonably withheld or delayed) shall also be required for any assignment of the Revolver Commitment.

(iv)        Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided,  however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)        No Assignment to Certain Persons.  No such assignment shall be made (A) to any Loan Party or any Loan Party's Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)        Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans and Alternative Currency Risk Participations in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01,  3.04,  3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.  Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)        Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)        Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or a Loan Party or any Loan Party's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans and its Alternative Currency Risk Participations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01,  3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers' request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)        Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)        Resignation as L/C Issuer, Swing Line Lender or Alternative Currency Fronting Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above,

Bank of America may, (i) upon thirty (30) days' notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days' notice to the Borrowers, resign as Swing Line Lender; and or (iii) upon thirty (30) days' notice to the Borrowers, resign as Alternative Currency Fronting Lender.  In the event of any such resignation as L/C Issuer, Swing Line Lender or Alternative Currency Fronting Lender, the Borrowers shall be entitled to appoint from among the Lenders (with the applicable Lender's consent) a successor L/C Issuer, Swing Line Lender or Alternative Currency Fronting Lender hereunder; provided,  however, that no failure by the Borrowers  to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, Alternative Currency Fronting Lender or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuers hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  If the Alternative Currency Fronting Lender resigns as Alternative Currency Fronting Lender, it shall retain all the rights and obligations of the Alternative Currency Fronting Lender hereunder with respect to all Alternative Currency Risk Participations outstanding as of the effective date of its resignation as the Alternative Currency Fronting Lender and all obligations of the Borrowers or any other Lender with respect thereto (including the right to require Alternative Currency Participating lenders to fund any Alternative Currency Risk Participations therein in the manner provided in  Section 2.02(f)).Upon the appointment of a successor L/C Issuer and/or Swing Line Lender and/or Alternative Currency Fronting Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender or Alternative Currency Fronting Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07     Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h)  with the consent of Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties.  For purposes of this Section, "Information" means all information received from any Loan Party or any Subsidiary relating to such Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary, provided that, in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.   Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and each L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08      Right of Setoff.

(a)  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the applicable L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the

Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and each L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)        Each L/C Issuer and each Lender, in its capacity as a Lender and in its capacity as a Hedge Bank, and each other Hedge Bank, by its acceptance of the benefits of the Collateral Documents creating Liens to secure Obligations arising under Secured Hedge Agreements, agrees that it will not, without the prior written consent of the Administrative Agent, exercise any right to set off or apply any deposits of any kind, or any other obligations owing by it to or for the order of any Loan Party, against any Obligations arising under Secured Hedge Agreements or against any other amounts owed by any Loan Party to such Lender or against other amounts secured by Liens on Collateral; provided that nothing contained in this Section or elsewhere in this Agreement shall impair the right of any Hedge Bank to declare an early termination date in respect of any Secured Hedge Agreement or to undertake payment or close-out netting or to otherwise setoff trades or transactions then existing under such Secured Hedge Agreements.

10.09      Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate").  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10      Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement,  the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the applicable L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. "pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11      Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12      Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the applicable L/C Issuer, the Swing Line Lender or the Alternative Currency Fronting Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13      Replacement of Lenders.

If any Loan Party is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives a Loan Party the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)        the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)        such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)        in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)        such assignment does not conflict with applicable Laws; and

(e)        in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14     Governing Law; Jurisdiction; Etc.

(a)        GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)        SUBMISSION TO JURISDICTION.  EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS  AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY

LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)        WAIVER OF VENUE.  EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)        SERVICE OF PROCESS.  OTHER THAN WITH RESPECT TO SERVICE OF PROCESS BY FACSIMILE, EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15      Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16      No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm's-length commercial transactions between each Loan Party and its respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the

Administrative Agent and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of a Loan Party and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to any Loan Party or any of its Affiliates.  To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and each Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17     Electronic Execution of Assignments and Certain Other Documents.

The words "execute," "execution," "signed," "signature," and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18     USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Act.  Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Act.

10.19    Joint and Several Liability.

(a)        Each of the Loan Parties is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Loan Parties and in consideration of the undertakings of each other Loan Party to accept joint and several liability for the Obligations.

(b)        Each of the Loan Parties, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Loan Parties, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 10.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several Obligations of each of the Loan Parties without preferences or distinction among them.

(c)        If and to the extent that any of the Loan Parties shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Loan Parties will make such payment with respect to, or perform, such Obligation.

(d)        The Obligations of each of the Loan Parties under the provisions of this Section 10.19 constitute full recourse Obligations of each of the Loan Parties enforceable against each such Loan Party to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement as against any particular Loan Party.

(e)        Except as otherwise expressly provided in this Agreement, but only to the extent permitted by applicable law, each of the Loan Parties hereby waives notice of acceptance of its joint and several liability, notice of any Loans made, or Letter of Credit issued, extended or renewed under this Agreement, notice of the occurrence of any Event of Default or Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or any Lender under or in respect of any of the Obligations, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement and the other Loan Documents.  Each of the Loan Parties hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or any Lender at any time or times in respect of any Event of Default or Default by any of the Loan Parties in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any of the other Loan Documents, any and all other indulgences whatsoever by the Administrative Agent or any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Loan Parties.  Without limiting the generality of the foregoing, but only to the extent permitted by applicable law, each of the Loan Parties assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or any Lender with respect to the failure by any of the Loan Parties to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws, regulations thereunder, which might, but for the provisions of this Section 10.19, afford grounds for terminating, discharging or relieving any of the Loan Parties, in whole or in part, from any of its Obligations under this Section 10.19, it being the intention of each of the Loan Parties that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Loan Parties under this Section 10.19 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each of the Loan Parties under this Section 10.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Loan Parties, the Administrative Agent or any Lender.  The joint and several liability of the Loan Parties hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Loan Parties, the Administrative Agent or any Lender.

(f)        The provisions of this Section 10.19 are made for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and may be enforced by any of them from time to time against any or all of the Loan Parties as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or any Lender first to marshall any of its claims or to exercise any of its rights against any other Loan Party or to exhaust any remedies available to it against any other Loan Party or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 10.19 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Loan Parties, or otherwise, the provisions of this Section 10.20 will forthwith be reinstated in effect, as though such payment had not been made.

(g)        (i) Each of the Loan Parties hereby irrevocably waives, and agrees that it will not enforce, any of its rights of contribution or subrogation against any other Loan Party with respect to any liability incurred by such Loan Party hereunder or under any of the other Loan Documents, any payments made by such Loan Party to the Administrative Agent for the accounts of the Lenders with respect to any of the Obligations or any collateral security therefor.  Such waiver and agreement is for the benefit of the other Loan Parties, the Lenders and the Administrative Agent.  If such waiver and agreement shall be determined to be unenforceable by a court of competent jurisdiction, any claim which such Loan Party may have against such other Loan Party with respect to any payments to the Administrative Agent for the account of the Lenders hereunder are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder, to the prior payment in full of all amounts due and owing by such other Loan Party to the Administrative Agent and the Lenders and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to such other Loan Party, its debts or its assets, whether voluntary or involuntary, all Indebtedness of such other Loan Party owing to the Lenders ("Senior Indebtedness") shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to such Loan Party therefor.  Each Loan Party hereby agrees that for so long as any Obligations are outstanding hereunder the provisions of this Section 10.19(g) may be relied on directly by any holder of Senior Indebtedness regardless of whether such holder is a party hereto.

(ii)        Notwithstanding the provisions of the preceding clause (i), each of the Loan Parties shall have and be entitled to (1) all rights of subrogation otherwise provided by law in respect of any payment such Loan Party may make or be obligated to make under this Credit Agreement and (2) all claims (as defined in the Bankruptcy Code) it would have against any of the other Loan Parties in the absence of the preceding clause (i), and to assert and enforce the same, in each case on and after, but at no time prior to , the date (the "Subrogation Trigger Date") which is one (1) year and five (5) days after the date on which all the Obligations have been indefeasibly repaid in full if and only if (A) no Default or Event of Default of the type described in §§13.1(g) or (h) with respect to the other Loan Parties has existed at any time on or after the Closing Date to and including the Subrogation Trigger Date and (B) the existence of the Loan Party's rights under this clause (ii) would not make the Loan Party a creditor (as defined in the Bankruptcy Code) of the other Loan Parties in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

(h)        Each Loan Party that is a Qualified ECP Guarantor at the time the joint and several obligations, any of the Guaranties or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Agreement, any applicable Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article 10.19 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this clause (h) shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this clause (h) to constitute, and this clause (h) shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.20     Judgment Currency

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent

or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.21      Transitional Arrangements

This Agreement shall, on the Closing Date, supersede the Prior Credit Agreement in its entirety, except as expressly provided in this Section 10.21.  The parties hereto agree that this Agreement is not intended by the parties to be a novation and the security interests and Liens granted by under the "Security Documents" (as such term is defined in the Prior Credit Agreement) continue in full force and effect, including from and after the Closing Date.  On the Closing Date, the rights and obligations of the parties evidenced by the Prior Credit Agreement shall be evidenced by this Agreement, the "WC Loans" as defined in the Prior Credit Agreement shall be considered WC Loans as defined herein, the "Revolver Loans" as defined in the Prior Credit Agreement shall be considered Revolver Loans as defined herein and the Lenders party hereto shall, on the Closing Date, make such allocations among the Lenders as is necessary so that any outstanding Loans are held by the Lenders in accordance with each such Lender's Applicable Percentage.  Notwithstanding anything to the contrary contained herein, it is understood and agreed that the Borrowers, in coordination with the Administrative Agent, shall elect, on or prior to the Closing Date, that any "WC Loans" or "Revolver Loans" outstanding under the Prior Credit Agreement on the Closing Date which are "Eurocurrency Rate Loans" (as defined under the Prior Credit Agreement) (each, a "Converted Loan") be converted to WC Loans and Revolver Loans, as applicable, hereunder bearing interest by reference to the Eurocurrency Rate having an Interest Period that is the same as the Interest Period relating to the Converted  Loans that are converted into the WC Loans and Revolver Loans, as applicable, regardless of whether the Closing Date is the last day of the Interest Period relating to such Converted Loans. As soon as reasonably practicable after its receipt of any Note requested by a Lender hereunder on the Closing Date, to the extent such Lender was a party to the Prior Credit Agreement and had a promissory note issued to such Lender under the terms of the Prior Credit Agreement, such Lender will promptly return to the Borrowers, marked "Substituted" or "Cancelled", as the case may be, any promissory notes of the Borrowers held by such Lender pursuant to the Prior Credit Agreement.

10.22     Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)        the effects of any Bail-in Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GLOBAL OPERATING LLC
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Daphne H. Foster
Title: Chief Financial Officer

GLOBAL COMPANIES LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Daphne H. Foster
Title: Chief Financial Officer

GLOBAL MONTELLO GROUP CORP.

By:	/s/ Daphne H. Foster
Title: Chief Financial Officer

CHELSEA SANDWICH LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Daphne H. Foster
Title: Chief Financial Officer

GLEN HES CORP.

By:	/s/ Daphne H. Foster
Title: Chief Financial Officer

GLP FINANCE CORP.

By:	/s/ Gregory B. Hanson
Title: Treasurer

GLOBAL ENERGY MARKETING LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Gregory B. Hanson
Title: Treasurer

ALLIANCE ENERGY LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Gregory B. Hanson
Title: Treasurer

CASCADE KELLY HOLDINGS LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Gregory B. Hanson
Title: Treasurer

GLOBAL CNG LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Gregory B. Hanson
Title: Treasurer

WARREN EQUITIES, INC.

By:	/s/ Daphne H. Foster
Title: Chief Financial Officer

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

By:	/s/ Daphne H. Foster
Title: Chief Financial Officer

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Liliana Claar
Name:	Liliana Claar
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer, Alternative Currency Fronting Lender and
Swing Line Lender

By:	/s/ Jordan Forester
Name:	Jordan Forester
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender,
L/C Issuer and as Co-Syndication Agent

By:	/s/ Daniel Stampfel
Name:	Daniel Stampfel
Title:	Authorized Officer

WELLS FARGO BANK, N.A., as a Lender and Co-
Syndication Agent

By:	/s/ Daniel Grondin
Name:	Daniel Grondin
Title:	Senior Vice President

CITIZENS BANK, N.A., as a Lender and Co-
Documentation Agent

By:	/s/ Caroline Conole
Name:	Caroline Conole
Title:	Assistant Vice President

SOCIETE GENERALE as a Lender and Co-
Documentation Agent

By:	/s/ Michiel V.M. Van Der Voort
Name:	Michiel V.M. Van Der Voort
Title:	Managing Director

BNP PARIBAS, as a Lender and Co-Documentation Agent

By:	/s/ Jordan Nenoff
Name:	Jordan Nenoff
Title:	Director

By:	/s/ Christine Dirringer
Name:	Christine Dirringer
Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
NY BRANCH, as a Lender and Co-Documentation Agent

By:	/s/ Michel Kermarrec
Name:	Michel Kermarrec
Title:	Director

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Matthew Davis
Name:	Matthew Davis
Title:	Vice President

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By:	/s/ Mark Lvoff
Name:	Mark Lvoff
Title:	Managing Director

By:	/s/ Pascal Chauvel
Name:	Pascal Chauvel
Title:	Managing Director

COOPERATIEVE RABOBANK U.A., NEW YORK
BRANCH, as a Lender

By:	/s/ Chung-Taek Oh
Name:	Chung-Taek Oh
Title:	Executive Director

By:	/s/ Michael A. Katz
Name:	Michael A. Katz
Title:	Vice President

SANTANDER BANK, N.A., as a Lender

By:	/s/ John P. Nuzzo
Name:	John P. Nuzzo
Title:	Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Lender

By:	/s/ Chris Chapman
Name:	Chris Chapman
Title:	Director

By:	/s/ Shai Bandner
Name:	Shai Bandner
Title:	Director

TD BANK, N.A., as a Lender

By:	/s/ Vijay Prasad
Name:	Vijay Prasad
Title:	Senior Vice President

REGIONS BANK, as a Lender

By:	/s/ Kara Hoagland
Name:	Kara Hoagland
Title:	Vice President

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title:	Senior Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Vice President

CUSTOMERS BANK, as a Lender

By:	/s/ James B. Daley
Name:	James B. Daley
Title:	Vice President

WEBSTER BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Raymond C. Hoefling
Name:	Raymond C. Hoefling
Title:	Senior Vice President

PEOPLE'S UNITED BANK, NATIONAL
ASSOCIATION, formerly PEOPLE'S UNITED BANK, as a Lender

By:	/s/ Jeffrey Giunta
Name:	Jeffrey Giunta
Title:	Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ James Holacka
Name:	James Holacka
Title:	Relationship Manager

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Keven D. Smith
Name:	Keven D. Smith
Title:	Senior Vice President

BLUE HILLS BANK, as a Lender

By:	/s/ Kelley Keefe
Name:	Kelley Keefe
Title:	Senior Vice President

SCHEDULE 1A

EXISTING LETTERS OF CREDIT

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION. THE OMITTED INFORMATION HAS BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Letter of Credit Outstanding Report
4/24/17 Tuesday
Istm ID	Iss Dt	Exp Dt	App Nm	Ben Nm	Curr	Liab COC Amt	Liab USD Amt

1373116	4/1/2005	7/18/2017	GLOBAL COMPANIES LLC	*****	USD	15,000,000.00	$15,000,000.00
1377981	5/1/2005	10/7/2017	GLOBAL COMPANIES LLC	*****	USD	200,000.00	$200,000.00
64573709	8/16/2011	8/15/2017	GLOBAL MONTELLO GROUP	*****	USD	590,000.00	$590,000.00
64578680	9/27/2012	9/26/2017	GLOBAL COMPANIES LLC	SIGNAL MUTUAL INDEMN	USD	161,579.00	$161,579.00
64578701	11/5/2012	11/15/2017	GLOBAL COMPANIES LLC	LIBERTY MUTUAL INSURANCE	USD	1,070,000.00	$1,070,000.00
68091365	9/27/2013	9/30/2017	GLOBAL COMPANIES LLC	*****	USD	33,000.00	$33,000.00
68092785	8/5/2014	8/5/2017	GLOBAL COMPANIES LLC	*****	USD	255,000.00	$255,000.00
68092874	9/19/2014	9/18/2017	GLOBAL ENERGY MARKET	*****	USD	9,000.00	$9,000.00
68093658	1/21/2015	1/20/2018	WARREN EQUITIES, INC	ACE AMERICAN INSURANCE	USD	1,078,397.00	$1,078,397.00
68093659	1/26/2015	1/21/2018	WARREN EQUITIES, INC	NATIONAL UNION FIRE	USD	207,624.00	$207,624.00
68093673	2/12/2015	7/31/2017	GLOBAL ENERGY MARKET	PUBLIC SERVICE ELECT	USD	315,000.00	$315,000.00
68094298	5/29/2015	5/30/2017	GLOBAL COMPANIES LLC	*****	USD	280,000.00	$280,000.00
68094301	6/16/2015	6/16/2017	GLOBAL MONTELLO GROUP	*****	USD	3,300.00	$3,300.00
68094681	8/31/2015	8/31/2017	GLOBAL MONTELLO GROUP	*****	USD	329,768.00	$329,768.00
68116037	4/5/2016	6/30/2017	ALLIANCE ENERGY LLC	*****	USD	1,400,000.00	$1,400,000.00
68116044	5/25/2016	5/31/2017	GLOBAL MONTELLO GROUP	*****	USD	300,000.00	$300,000.00
68116046	5/27/2016	6/5/2017	GLOBAL COMPANIES LLC	*****	USD	153,519.81	$153,519.81
68116048	6/9/2016	6/8/2017	CASCADE KELLY HOLDING	*****	USD	350,000.00	$350,000.00
68116050	6/15/2016	9/30/2017	ALLIANCE ENERGY LLC	*****	USD	250,000.00	$250,000.00
68117786	11/15/2016	12/30/2017	GLOBAL COMPANIES LLC	*****	USD	158,000.00	$158,000.00
68117796	12/28/2016	5/31/2017	GLOBAL COMPANIES LLC	*****	USD	936,036.66	$936,036.66
68117816	3/29/2017	6/8/2017	GLOBAL COMPANIES LLC	*****	USD	2,824,016.00	$2,824,016.00
68117817	3/30/2017	5/31/2017	GLOBAL COMPANIES LLC	*****	USD	2,100,000.00	$2,100,000.00
68118670	4/11/2017	5/12/2017	GLOBAL COMPANIES LLC	*****	USD	8,000,000.00	$8,000,000.00

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Institution	REVOLVER LOANS (USD)		WORKING CAPITAL (USD)
	Holdings	% Holdings	Holdings	% Holdings	Aggregate
Current Amount:	450,000,000.00		850,000,000.00		Holdings
Bank of America NA	30,807,692.32	6.846153849%	58,192,307.68	6.846153845%	89,000,000.00
Bank of Tokyo-Mitsubishi UFJ, Ltd - New York Branch	29,076,923.08	6.461538462%	54,923,076.92	6.461538461%	84,000,000.00
Barclays Bank PLC	11,423,076.92	2.538461538%	21,576,923.08	2.538461539%	33,000,000.00
Blue Hills Bank	5,192,307.69	1.153846153%	9,807,692.31	1.153846154%	15,000,000.00
BMO Harris Financing Inc	27,173,076.92	6.038461538%	51,326,923.08	6.038461539%	78,500,000.00
BNP Paribas	30,807,692.31	6.846153847%	58,192,307.69	6.846153846%	89,000,000.00
Citizens Bank National Association	30,807,692.31	6.846153847%	58,192,307.69	6.846153846%	89,000,000.00
Cooperatieve Rabobank U.A., New York Branch	27,173,076.92	6.038461538%	51,326,923.08	6.038461539%	78,500,000.00
Credit Agricole Corporate and Investment Bank	27,173,076.92	6.038461538%	51,326,923.08	6.038461539%	78,500,000.00
Customers Bank	10,730,769.23	2.384615384%	20,269,230.77	2.384615385%	31,000,000.00
Deutsche Bank AG New York Branch	20,769,230.77	4.615384616%	39,230,769.23	4.615384615%	60,000,000.00
Fifth Third Bank	8,653,846.15	1.923076922%	16,346,153.85	1.923076924%	25,000,000.00
JPMorgan Chase Bank, National Association	30,807,692.31	6.846153847%	58,192,307.69	6.846153846%	89,000,000.00
KeyBank National Association	8,653,846.15	1.923076922%	16,346,153.85	1.923076924%	25,000,000.00
Peoples United Bank	9,000,000.00	2.000000000%	17,000,000.00	2.000000000%	26,000,000.00
Raymond James Bank, N. A.	11,423,076.92	2.538461538%	21,576,923.08	2.538461539%	33,000,000.00
Regions Bank	13,846,153.85	3.076923078%	26,153,846.15	3.076923076%	40,000,000.00
Santander Bank, N.A.	27,173,076.92	6.038461538%	51,326,923.08	6.038461539%	78,500,000.00
Societe Generale	30,807,692.31	6.846153847%	58,192,307.69	6.846153846%	89,000,000.00
TD Bank NA	17,307,692.31	3.846153847%	32,692,307.69	3.846153846%	50,000,000.00
Webster Bank, National Association	10,384,615.38	2.307692307%	19,615,384.62	2.307692308%	30,000,000.00
Wells Fargo Bank, N.A.	30,807,692.31	6.846153847%	58,192,307.69	6.846153846%	89,000,000.00
	450,000,000.00	1.00	850,000,000.00	1.00	1,300,000,000.00

SCHEDULE 5.06

LITIGATION

On April 20, 2017, Global Companies LLC (dba Global Fuel Co LLC) received a Notice of Intent to Make Audit Changes from the Florida Department of Taxation with a proposed tax penalty (“Proposed Tax Penalty”).  The Proposed Tax Penalty relates solely to an administrative matter and is not related to any outstanding taxes.  We believe we have meritorious defenses to the Proposed Tax Penalty and will vigorously contest any assessment related thereto.  As of this date, we believe resolution of this Proposed Tax Penalty would be for a non-material amount.

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

In connection with the June 2015 acquisition of retail gasoline stations from Capitol Petroleum Group (“Capitol”), we assumed certain environmental liabilities, including future remediation activities required by applicable federal, state or local law or regulation at certain of the retail gasoline stations owned by Capitol. Certain environmental remediation obligations at most of the acquired retail gasoline station assets from Capitol are being funded by third parties who assumed certain liabilities in connection with Capitol’s acquisition of these assets from ExxonMobil in 2009 and 2010 and, therefore, cost estimates for such obligations at these stations are not included in this estimate of liability to us.  As a result, we initially recorded, on an undiscounted basis, a total environmental liability of approximately $0.3 million for those locations not covered by third parties.

In connection with the January 2015 acquisition of the Revere terminal (the “Revere Terminal”) located in Boston Harbor in Revere, Massachusetts from Global Petroleum Corp. (“GPC”), we assumed certain environmental liabilities, including certain ongoing environmental remediation efforts. As a result, we initially recorded, on an undiscounted basis, a total environmental liability of approximately $3.1 million.

In connection with the January 2015 acquisition of Warren, we assumed certain environmental liabilities, including certain ongoing environmental remediation efforts at certain of the retail gasoline stations owned or leased by Warren and future remediation activities required by applicable federal, state or local law or regulation. As a result, we initially recorded, on an undiscounted basis, a total environmental liability of approximately $36.5 million.

In connection with the December 2012 acquisition of six New England retail gasoline stations from Mutual Oil Company, we assumed certain environmental liabilities, including certain ongoing remediation efforts. As a result, we initially recorded, on an undiscounted basis, a total environmental liability of approximately $0.6 million.

In connection with the March 2012 acquisition of Alliance Energy LLC (“Alliance”), we assumed Alliance’s environmental liabilities, including ongoing environmental remediation at certain of the retail gasoline stations owned by Alliance and future remediation activities required by applicable federal, state or local law or regulation. Remedial action plans are in place, as may be applicable with the state agencies regulating such ongoing remediation. Based on reports from environmental consultants, our estimated cost of the ongoing environmental remediation for which Alliance was responsible and future remediation activities required by applicable federal, state or local law or regulation is estimated to be approximately $16.1 million to be expended over an extended period of time. Certain environmental remediation obligations at the retail stations acquired by Alliance from ExxonMobil in 2011 are being funded by a third‑party who assumed the liability in connection with the Alliance/ExxonMobil transaction in 2011 and, therefore, cost estimates for such obligations at these stations are not included in this estimate. As a result, we initially recorded, on an undiscounted basis, total environmental liabilities of approximately $16.1 million.

In connection with the September 2010 acquisition of retail gasoline stations from ExxonMobil, we assumed certain environmental liabilities, including ongoing environmental remediation at and monitoring activities at certain of the acquired sites and future remediation activities required by applicable federal, state or local law or regulation. Remedial action plans are in place with the applicable state regulatory agencies for the majority of these locations, including plans for soil and groundwater treatment systems at certain sites. Based on consultations with environmental consultants, our estimated cost of the remediation is expected to be approximately $30.0 million to be expended over an extended period of time. As a result, we initially recorded, on an undiscounted basis, total environmental liabilities of approximately $30.0 million.

In connection with the June 2010 acquisition of three refined petroleum products terminals in Newburgh, New York, we assumed certain environmental liabilities, including certain ongoing remediation efforts. As a result, we initially recorded, on an undiscounted basis, a total environmental liability of approximately $1.5 million.

In addition to the above-mentioned environmental liabilities related to our retail gasoline stations, we retain some of the environmental obligations associated with certain gasoline stations that we have sold.

For additional information regarding our environmental liabilities, see Note 12 of Notes to Consolidated Financial Statements included in the MLP’s Annual Report on Form 10-K for the year ended December 31, 2016.

We determined that gasoline loaded from certain loading bays at one of our terminals did not contain the necessary additives as a result of an IT-related configuration error. The error was corrected and all gasoline being sold at the terminal now contains the appropriate additives. Based upon current information, we believe approximately 14 million gallons of gasoline were impacted. We have notified the EPA of this error.  As a result of this error, we could be subject to fines, penalties and other related claims, including customer claims.

In February 2016, we received a request for information from the EPA seeking certain information regarding our Albany terminal in order to assess its compliance with the CAA. The information requested generally related to crude oil received by, stored at and shipped from our petroleum product transloading facility in Albany, New York (the “Albany Terminal”), including its composition, control devices for emissions and various permitting-related considerations. The Albany Terminal is a 63-acre licensed, permitted and operational stationary bulk petroleum storage and transfer terminal that currently consists of petroleum product storage tanks, along with truck, rail and marine loading facilities, for the storage, blending and distribution of various petroleum and related products, including gasoline, ethanol, distillates, heating and crude oils. No violations were alleged in the request for information. We submitted responses and documentation, in March and April 2016, to the EPA in accordance with the EPA request.  On August 2,

2016, we received a Notice of Violation (“NOV”) from the EPA, alleging that permits for the Albany Terminal, issued by the New York State Department of Environmental Conservation (“NYSDEC”) between August  9, 2011 and November 7, 2012, violated the CAA and the federally enforceable New York State Implementation Plan (“SIP”) by increasing throughput of crude oil at the Albany Terminal without complying with the New Source Review (“NSR”) requirements of the SIP. The applicable permits issued by the NYSDEC to us in 2011 and 2012 specifically authorize us to increase the throughput of crude oil at the Albany Terminal. According to the allegations in the NOV, the NYSDEC permits should have been regulated as a major modification under the NSR program, requiring additional emission control measures and compliance with other NSR requirements. The NYSDEC has not alleged that our permits were subject to the NSR program. The CAA authorizes the EPA to take enforcement action in response to violations of the New York SIP seeking compliance and penalties. We believe that the permits issued by the NYSDEC comply with the CAA and applicable State air permitting requirements and that no material violation of law has occurred. We dispute the claims alleged in the NOV and responded to the EPA in September, 2016. We have met with the EPA and provided additional information at the agency’s request. On December 16, 2016, the EPA proposed a Settlement Agreement in a letter to us relating to the allegations in the NOV. On January 17, 2017, we responded to the EPA indicating that the EPA had failed to explain or provide support for its allegations and that the EPA should better explain its positions and the evidence on which it was relying. To-date, the EPA has not responded to our response and has not taken any further action with respect to the NOV.

By letter dated October 5, 2015, we received a notice of intent to sue (“October NOI”), which supersedes and replaces a prior notice of intent to sue that we received on September 1, 2015 (the “September NOI”) from Earthjustice, an environmental advocacy organization on behalf of the County of Albany, New York, a public housing development owned and operated by the Albany Housing Authority and certain environmental organizations, related to alleged violations of the CAA, particularly with respect to crude oil operations at the Albany Terminal. The October NOI revises the superseded and replaced September NOI to add two additional environmental advocacy organizations and to revise the relief sought and the description of the alleged CAA violations.

On February 3, 2016, Earthjustice and the other entities identified in the October NOI filed suit against us in federal court in Albany under the citizen suit provisions of the CAA. In summary, this lawsuit alleges that certain of our operations at the Albany Terminal are in violation of the CAA. The plaintiffs seek, among other things, relief that would compel us both to apply for what the plaintiffs contend is the applicable permit under the CAA, and to install additional pollution controls. In addition, the plaintiffs seek to prohibit the Albany Terminal from receiving, storing, handling, and marine loading certain types of Bakken crude oil and to require payment of a civil penalty of $37,500 for each day we operated the Albany Terminal in violation of the CAA. We believe that we have meritorious defenses against all allegations. On February 26, 2016, we filed a motion to dismiss the CAA action. No decision has yet been issued by the Court and all discovery and other litigation activity is stayed pending a decision by the Court on the motion to dismiss.

By letter dated January 25, 2017, we received a notice of intent to sue (the “2017 NOI”) from Earthjustice related to alleged violations of the CAA; specifically alleging that we were operating the Albany Terminal without a valid CAA Title   V Permit. On February 9, 2017, we responded to Earthjustice advising that the 2017 NOI was without factual or legal merit and that we would move to dismiss any action commenced by Earthjustice. At this time, there has been no further action taken by Earthjustice. Neither the EPA nor the NYSDEC has followed up on the NOI. The Albany Terminal is currently operating pursuant to its Title   V Permit. We believe that we have meritorious defenses against all allegations.

On March 26, 2015, we received a Notice of Non-Compliance (“NON”) from the Massachusetts Department of Environmental Protection (“DEP”) with respect to the Revere Terminal, alleging certain violations of the National Pollutant Discharge Elimination System Permit (“NPDES Permit”) related to storm water discharges. The NON required us to submit a plan to remedy the reported violations of the NPDES Permit. We have responded to the NON with a plan and have implemented modifications to the storm water management system at the Revere Terminal in accordance with the plan. We have requested that the DEP acknowledge completion of the required modifications to the storm water management system in satisfaction of the NON. While no response has yet been received, we believe that compliance with the NON has been achieved, and implementation of the plan will have no material impact on our operations.

On May 16, 2014, we received a subpoena from the SEC requesting information for relevant time periods primarily relating to our accounting for RINs and the restatement of our consolidated financial statements as of and for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. We have cooperated fully with the SEC and believe we have provided the SEC with all requested materials. On October 26, 2016, we were informed that the SEC has concluded its investigation and does not intend to recommend that an enforcement action by the SEC be taken against us.

We received letters from the EPA dated November 2, 2011 and March 29, 2012, containing requirements and testing orders (collectively, the “Requests for Information”) for information under the CAA. The Requests for Information were part of an EPA investigation to determine whether we have violated sections of the CAA at certain of our terminal locations in New England with respect to residual oil and asphalt. On June 6, 2014, a NOV was received from the EPA, alleging certain violations of its Air Emissions License issued by the Maine Department of Environmental Protection, based upon the test results at the South Portland, Maine terminal. We met with and provided additional information to the EPA with respect to the alleged violations. On April 7, 2015, the EPA issued a Supplemental Notice of Violation (the “Supplemental NOV”) modifying the allegations of violations of the terminal’s Air Emissions License. We have responded to the Supplemental NOV and engaged in further negotiations with the EPA. A tolling agreement was executed with the United States on December 1, 2015, which has currently been extended through March 31, 2017. While we do not believe that a material violation has occurred, and we contest the allegations presented in the NOV and Supplemental NOV, we do not believe any adverse determination in connection with the NOV would have a material impact on our operations.

SCHEDULE 5.12

ERISA MATTERS

(a)

•

Certain contributions under the Warren Equities, Inc. Savings and Retirement Plan were not made on a timely basis during the plan year prior to the acquisition of the plan sponsor.  These late contributions resulted in lost earnings to the plan of less than $10 in the aggregate, calculated using the Department of Labor’s online calculator.

(b)

•	Global Partners LP Pension Plan
•	Global Montello Group Corp. Pension Plan

SCHEDULE 5.13

SUBSIDIARIES AND

OTHER EQUITY INVESTMENTS

Part (a).             Subsidiaries.

1.         Global Partners LP

a)       Global Operating LLC (100%)

b)       GLP Finance Corp. (100%)

2.          Global Operating LLC

a)       Global Companies LLC (100%)

b)       Global CNG LLC (100%)

c)       Global Energy Marketing LLC (100%)

d)       Global Montello Group Corp. (100%)

e)       Alliance Energy LLC (100%)

f)       Chelsea Sandwich LLC (100%)

g)       Cascade Kelly Holdings LLC (100%)

h)       Basin Transload, LLC (60%)

i)       Global Partners Energy Canada ULC (100%)

3.          GLP Finance Corp.

N/A

4.          Global Companies LLC

a)       Glen Hes Corp. (100%)

5.          Glen Hes Corp.

N/A

6.          Global CNG LLC

N/A

7.          Global Energy Marketing LLC

N/A

8.          Global Partners Energy Canada ULC

N/A

9.          Global Montello Group Corp.

a)       Warren Equities, Inc. (100%)

10.        Warren Equities, Inc.

a)       Drake Petroleum Company, Inc. (100%)

b)       Warex Terminals Corporation (100%)

c)       Puritan Oil Company, Inc. (100%)

d)       Maryland Oil Company, Inc. (100%)

11.        Alliance Energy LLC

a)       Bursaw Oil LLC (100%)

12.        Bursaw Oil LLC

N/A

13.        Chelsea Sandwich LLC

N/A

14.        Cascade Kelly Holdings LLC

N/A

15.       Basin Transload, LLC

16.       Drake Petroleum Company, Inc.

17.       Warex Terminals Corporation

18.       Puritan Oil Company, Inc.

19.       Maryland Oil Company, Inc.

Part (b).             Owners of Equity Interests in the Loan Parties

1.          Global Companies LLC

a)       Global Operating LLC (100%)

2.         Glen Hes Corp.

a)       Global Companies LLC (100%)

3.          Global CNG LLC

a)       Global Operating LLC (100%)

4.          Global Energy Marketing LLC

a)       Global Operating LLC (100%)

5.       Global Partners Energy Canada ULC

a)       Global Operating LLC (100%)

6.          Global Montello Group Corp.

a)       Global Operating LLC (100%)

7.          Warren Equities, Inc.

a)       Global Montello Group Corp. (100%)

8.          Drake Petroleum Company, Inc.

a)       Warren Equities, Inc. (100%)

9.          Warex Terminals Corporation

a)       Warren Equities, Inc. (100%)

10.        Puritan Oil Company, Inc.

a)       Warren Equities, Inc. (100%)

11.        Maryland Oil Company, Inc.

a)       Warren Equities, Inc. (100%)

12.        Alliance Energy LLC

a)       Global Operating LLC (100%)

13.        Bursaw Oil LLC

a)       Alliance Energy LLC (100%)

14.        Chelsea Sandwich LLC

a)       Global Operating LLC (100%)

15.        Cascade Kelly Holdings LLC

a)       Global Operating LLC (100%)

16.        Global Operating LLC

a)       Global Partners LP (100%)

17.        GLP Finance Corp.

a)       Global Partners LP (100%)

SCHEDULE 7.01

EXISTING LIENS

There are no existing Liens other than those held by the Administrative Agent and the Lenders.

SCHEDULE 7.02

EXISTING INVESTMENTS

1.        The equity investments set forth on Schedule 5.13.

SCHEDULE 7.03

EXISTING INDEBTEDNESS

None.

SCHEDULE 7.09

TRANSACTIONS WITH AFFILIATES

1.   On March 11, 2015, certain of the Partnership’s subsidiaries entered into a Second Amended and Restated Services Agreement with GPC (the “GPC Second Amended and Restated Services Agreement”).  Under the GPC Second Amended and Restated Services Agreement, GPC no longer provides the Partnership with terminal, environmental and operational support services, but the Partnership continues to provide GPC with certain tax, accounting, treasury, legal, information technology, human resources and financial operations support services for which GPC pays the Partnership a monthly services fee at an agreed amount subject to the approval by the Conflicts Committee of the board of directors of the General Partner. The GPC Second Amended and Restated Services Agreement is for an indefinite term and any party may terminate some or all of the services upon ninety (90) days’ advanced written notice. As of December 31, 2016, no such notice of termination was given by GPC.

2.   The General Partner employs substantially all of the Partnership’s employees, except for most of its gasoline station and convenience store employees, who are employed by GMG. The Partnership reimburses the General Partner for expenses incurred in connection with these employees. These expenses, including payroll, payroll taxes and bonus accruals, were $101.6 million, $109.0 million and $95.5 million for the years ended December 31, 2016, 2015 and 2014, respectively. The Partnership also reimburses the General Partner for its contributions under the General Partner’s 401(k) Savings and Profit Sharing Plan (see Note 13 of the Partnership’s 10-K for the year ended December 31, 2016) and the General Partner’s qualified and non‑qualified pension plans.

The table below presents trade receivables with GPC and the Partnership and receivables from the General Partner at December 31 (in thousands):

	2016	2015
Receivables from GPC	$6	$—
Receivables from the General Partner (1)	3,137	2,578
Total	$3,143	$2,578

(1)   Receivables from the General Partner reflect the Partnership’s prepayment of payroll taxes and payroll accruals to the General Partner.

3.    Pursuant to the Partnership’s Compensation Funding Account Agreement, the Partnership reimburses expenses and interest to the members Global GP LLC for matters relating to the Partnership’s Compensation Funding Account which is held by Global GP LLC.

SCHEDULE 10.02

ADMINISTRATIVE AGENT'S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

IF TO ANY BORROWER:	Global Loan Parties
800 South Street, Suite 500
P.O. Box 9161
Waltham, MA 02454-9161
Attention: Eric Slifka, President and Chief Executive Officer
Telephone: (781) 398-4257
Telecopier: (781) 398-9257
Electronic Mail: eslifka@globalp.com
Website Address: www.globalp.com

With a copy to:	Global Loan Parties
800 South Street, Suite 500
P.O. Box 9161
Waltham, MA 02454-9161
Attention: Daphne H. Foster, Chief Financial Officer
Telephone: (781) 398-4138
Telecopier: (781) 398-2033
Electronic Mail: dfoster@globalp.com
Website Address: www.globalp.com

And a copy to:	Global Loan Parties
800 South Street, Suite 500
P.O. Box 9161
Waltham, MA 02454-9161
Attention: Gregory B. Hanson, Treasurer
Telephone: (781) 398-4350
Telecopier: (781) 398-7240
Electronic Mail: ghanson@globalp.com
Website Address: www.globalp.com

And a copy to:	Global Loan Parties
800 South Street, Suite 500
P.O. Box 9161
Waltham, MA 02454-9161
Attention: Edward J. Faneuil, Executive Vice President, Secretary and General Counsel
Telephone: (781) 398-4211
Telecopier: (781) 398-9211
Electronic Mail: efaneuil@globalp.com
Website Address: www.globalp.com

A-1

Form of Committed Loan Notice

IF TO ADMINISTRATIVE
AGENT:	Administrative Agent's Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
One Independence Center
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention: Tywanna (Ty) Etheredge
Telephone: 980-683-0486
Telecopier: 704-409-0027
Electronic Mail: tywanna.d.etheredge@baml.com
Account No.: 1366212250600
Ref: Global Operating LLC
ABA# 026-009-593

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
555 California Street, 4th Floor
Mail Code: CA5-705-04-09
San Francisco, CA 94104
Attention: Liliana Claar
Telephone: 415-436-2770
Telecopier: 415-503-5003
Electronic Mail: liliana.claar@baml.com

L/C ISSUER WHEN L/C
ISSUER IS BANK OF
AMERICA:	Bank of America, N.A.
Trade Operations
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention: John Yzeik
Telephone: 570-496-9588
Telecopier: 800-755-8743
Electronic Mail: john.p.yzeik@baml.com

L/C ISSUER WHEN L/C
ISSUER IS JPMORGAN:	JPMorgan Chase Bank, N.A.
4 New York Plaza, 17th Floor
New York, NY 10004-2413
Attention: Daniel J. Stampfel
Telephone: (212)270-6342
Telecopier: (646)534-2288
Electronic Mail: Daniel.j.stampfel@jpmorgan.com

A-1

Form of Committed Loan Notice

SWING LINE LENDER:	Bank of America, N.A.
One Independence Center
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention: Tywanna (Ty) Etheredge
Telephone: 980-683-0486
Telecopier: 704-409-0028
Electronic Mail: tywanna.d.etheredge@baml.com
Account No.: 1366212250600
Ref: Global Operating LLC
ABA# 026-009-593

ATLERNATIVE CURRENCY
FRONTING LENDER:	Bank of America, N.A.
One Independence Center
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention: Tywanna (Ty) Etheredge
Telephone: 980-683-0486
Telecopier: 704-409-0028
Electronic Mail: tywanna.d.etheredge@baml.com
Account No.: 1366212250600
Ref: Global Operating LLC
ABA# 026-009-593

A-1

Form of Committed Loan Notice

EXHIBIT A-1

FORM OF LOAN NOTICE

Date:  ___________, _____

To:       Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of April 25, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among  GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade") and WARREN EQUITIES, INC., a Delaware Corporation ("Warren" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, CNG, Alliance and Cascade, the "Initial Borrowers" and each individually, an "Initial Borrower"), GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co- Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents.

The Borrowers hereby requests (select one):

☐  A Borrowing of [WC Loans][Revolver Loans]

☐  A conversion or continuation of [WC Loans][Revolver Loans]

1.          On ___________________________________________ (a Business Day).

2.          In the amount of __________________________.

3.          Comprised of ____________________________.

[Type of Committed Loan requested]

4.          In the following currency: ________________________

A-1

Form of Committed Loan Notice

5.          For Eurocurrency Rate Loans:  with an Interest Period of __ months.

6.If Revolver Loan is being requested, use of proceeds and amount of such proceeds being used to fund general corporate purposes: _______________________, provided that, after giving effect to all Revolver Loans being requested hereunder, the sum of the aggregate outstanding principal amount of all Revolver Loans being used for general corporate purposes plus the Revolver LC Obligations associated with any Revolver Letter of Credit issued with respect to general corporate purposes does not exceed $150,000,000.

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01[a][b] of the Agreement.

GLOBAL OPERATING LLC
GLOBAL COMPANIES LLC
GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
CHELSEA SANDWICH LLC
GLP FINANCE CORP.
GLOBAL ENERGY MARKETING LLC
GLOBAL CNG LLC
ALLIANCE ENERGY LLC
CASCADE KELLY HOLDINGS LLC
WARREN EQUITIES, INC.

By:
Name:
Title:

A-1

Form of Committed Loan Notice

EXHIBIT A-2

FORM OF swing line loan NOTICE

Date: ___________, _____

To:       Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of April 25, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade") and WARREN EQUITIES, INC., a Delaware Corporation ("Warren" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, CNG, Alliance and Cascade, the "Initial Borrowers" and each individually, an "Initial Borrower"), GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co- Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents.

The undersigned hereby requests a Swing Line Loan:

1.         On ____________________________________________ (a Business Day).

2.         In the amount of $____________________________.

A-2

Form of Swing Line Loan Notice

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04A(a) of the Agreement.

GLOBAL OPERATING LLC
GLOBAL COMPANIES LLC
GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
CHELSEA SANDWICH LLC
GLP FINANCE CORP.
GLOBAL ENERGY MARKETING LLC
GLOBAL CNG LLC
ALLIANCE ENERGY LLC
CASCADE KELLY HOLDINGS LLC
WARREN EQUITIES, INC.

By:
Name:
Title:

A-2

Form of Swing Line Loan Notice

EXHIBIT B

FORM OF BORROWING BASE REPORT

To:       Bank of America, N.A., as Administrative Agent

Date: ____________, _______

(1)	Borrowing Base	$
(Item C from Schedule I)

(2)	Aggregate WC Commitment	$

(3)	The lesser of Item (1) and Item (2)	$

(4)	Aggregate Outstanding Amount of the WC Loans	$

(5)	Aggregate Outstanding Amount of the WC L/C
	Obligations other than Product Under Contract LCs	$

(6)	Aggregate Usage (Item (4) plus Item (5)	$

(7)	Borrowing Availability (Borrowing Base Deficiency) (Item (3) minus Item (6))	$

This report (this "Certificate") is submitted pursuant to the Third Amended and Restated Credit Agreement dated as of April 25, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement") among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade") and WARREN EQUITIES, INC., a Delaware Corporation ("Warren" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, CNG, Alliance and Cascade, the "Initial Borrowers" and each individually, an "Initial Borrower"),  GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co- Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents.  Unless

otherwise indicated, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

The undersigned hereby certifies, as of the date first written above, that (a) the amounts and calculations herein and in Schedule I accurately reflect the Eligible Cash and Cash Equivalents, Major Oil Company Receivables, Eligible Receivables, Eligible Margin Deposits, Hedged Eligible Inventory, Eligible Petroleum Inventory, Eligible Exchange Balances, Paid but Unexpired Letters of Credit, Eligible Product Under Contract, Positive Net Unrealized Forward Contract Positions, Eligible RINs, Negative Net Unrealized Forward Contract Positions, Swap Termination Value Amounts, Excise Tax Liabilities, First Purchaser Lien Amounts, Corn Product Reserve and outstanding amounts and (b) no Default or Event of Default has occurred or is continuing.

GLOBAL OPERATING LLC
GLOBAL COMPANIES LLC
GLOBAL CNG LLC
GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
GLP FINANCE CORP.
CHELSEA SANDWICH LLC
GLOBAL ENERGY MARKETING LLC
WARREN EQUITIES, INC.
ALLIANCE ENERGY LLC
CASCADE KELLY HOLDINGS LLC

By:
Name:
Title:

SCHEDULE I

to Borrowing Base Report

Borrowing Base as of ___________________

BORROWING BASE ITEM	ACTUAL AMOUNT	ADVANCE RATE**	FORMULA AMOUNT

I. Eligible Cash and Cash Equivalents		$100%	$

II. Major Oil Company Receivables		$90%	$

III. Insured Eligible Receivables not included in Major Oil Company Receivables		$90%	$

IV. Eligible Receivables which are not Insured Eligible Receivables and not included in Major Oil Company Receivables		$85%	$

V. Eligible Margin Deposits		$85%	$

VI. Hedged Eligible Inventory other than Corn Products		$85%	$

VII. Hedged Eligible Inventory consisting of Corn Products		$80%	$

VIII. Eligible Petroleum Inventory		$80%	$

IX. Eligible Exchange Balances		$80%	$

X. Paid but Unexpired Letters of Credit		$100%	$

XI. Eligible Product Under Contract		$80%	$

XII. Positive Net Unrealized Forward Contract Positions up to $100,000,000	$80%	$

XIII. Positive Net Unrealized Forward Contract Positions above $100,000,000 but below $150,000,000 (and after giving effect to necessary deductions for Counterparty Risk)	$70%	$

XIV. Eligible RINs (up to $10,000,000)	$70%	$

XV. Negative Net Unrealized Forward Contract Positions	$100%

XVI. Swap Termination Value Amount	$100%	$

XVII. Excise Tax Liabilities	$100%	$

XVIII. First Purchaser Lien Amount	$100%	$

XIX. Corn Product Reserve	$100%	$

A.	Sum of Items I through XIV	$
B.	Sum of Items XV through XIX	$
C.	BORROWING BASE AMOUNT (Item A minus Item B)	$

**Notwithstanding anything to the contrary contained herein, (x) to the extent that the amount of any item set forth in Items I through XIV above is a negative number, 100% of the amount of such item shall be deducted in the calculation of the Borrowing Base rather than the amount multiplied by the advance rate attributable to such item had such item been a positive number and (y) the aggregate Hedged Eligible Inventory consisting of Corn Product shall not at any time comprise, after the application of all applicable advance rates, an amount greater than $15,000,000 and, in addition, Petroleum Products consisting of Corn Product shall only be included in Hedged Eligible Inventory and not in Eligible Petroleum Inventory.

OPEN POSITION (600,000 BARREL LIMIT)

EXHIBIT C

GLOBAL OPERATING LLC

GLOBAL COMPANIES LLC

GLOBAL MONTELLO GROUP CORP.

GLEN HES CORP.

CHELSEA SANDWICH LLC

GLOBAL ENERGY MARKETING LLC

WARREN EQUITIES, INC.

GLOBAL CNG LLC

GLP FINANCE CORP.

ALLIANCE ENERGY LLC

CASCADE KELLY HOLDINGS LLC

CERTIFICATE FOR ISSUANCE OF PRODUCT UNDER CONTRACT LCs

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of April 25, 2017 (as amended and in effect from time to time, the "Credit Agreement") among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade") and WARREN EQUITIES, INC., a Delaware Corporation ("Warren" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, CNG, Alliance and Cascade, the "Initial Borrowers" and each individually, an "Initial Borrower"), GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co- Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents.  Terms used herein without definition which are otherwise defined in the Credit Agreement shall have the same respective meaning herein as therein.  The Borrowers hereby certify to each Lender and the Administrative Agent that, pursuant to the provisions of the Credit Agreement, as of the date hereof:

(1)         the Borrowers are requesting that the applicable L/C Issuer issue the following Letters of Credit (each, a "Subject LC") on the date hereof:

Amount	Beneficiary

(2)       each such Subject LC is being requested solely to cover Eligible Product Under Contract.

(3)        each such Subject LC is to be considered a Product Under Contract LC under the terms of the Credit Agreement.

(4)        as demonstrated by the calculations provided in Schedule 1 hereto, immediately prior to giving effect to the issuance of all such Subject LCs there is at least 5% of Borrowing Base availability and, on a pro forma basis after giving effect to the issuance of such Subject LCs (i.e. giving effect to the usage associated with the issuance of such Subject LCs together with the inclusion in the Borrowing Base of such Eligible Product Under Contract which is covered by such Subject LCs), there is at least 5% of Borrowing Base availability.

(5)        The calculations and information set forth on Schedule 1 hereto are true and accurate based on the most current information available to the Borrowers as of the date hereof.

IN WITNESS WHEREOF, a Responsible Officer of the Borrowers has executed this certificate on the date set forth below.

Signed this day of 20 on behalf of:

GLOBAL OPERATING LLC
GLOBAL COMPANIES LLC
GLOBAL CNG LLC
GLOBAL ENERGY MARKETING LLC
WARREN EQUITIES, INC.
ALLIANCE ENERGY LLC
GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
GLP FINANCE CORP.
CHELSEA SANDWICH LLC
CASCADE KELLY HOLDINGS LLC

By:
Name:
Title:

Schedule 1

(1)	Borrowing Base as of ________________
(prior to giving effect to inclusion of
Eligible Product Under Contract
	for which Subject LC is being issued)	$

(2)	Total Outstandings as of ____________	$
(including all issued and outstanding
Letters of Credit but prior to giving
Effect to issuance of Subject LCs)

(3)	Availability as of ____________	$
(Item (1) minus Item (2))

(4)	Availability as a Percentage of Borrowing
	Base as of _______________		%
(must exceed 5%)

(5)	Pro Forma Borrowing Base as of ___________	$
(Item (1) plus Eligible Product Under
Contract for which Subject LC is being
issued)

(6)	Pro Forma Total Outstandings as of ___________	$
(Item (2) plus maximum drawing amount of
Subject LCs)

(7)	Pro Forma Availability as of ____________	$
(Item (5) minus Item (6))

(8)	Pro Forma Availability as a Percentage of
	Pro Forma Borrowing Base as of __________		%
(must exceed 5%)

EXHIBIT D

FORM OF NOTE

April 25, 2017

FOR VALUE RECEIVED, the undersigned (the "Borrowers") hereby jointly and severally promise to pay to _______________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrowers under that certain Third Amended and Restated Credit Agreement, dated as of April 25, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement" the terms defined therein being used herein as therein defined), among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade") and WARREN EQUITIES, INC., a Delaware Corporation ("Warren" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, CNG, Alliance and Cascade, the "Initial Borrowers" and each individually, an "Initial Borrower"), GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co-Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  Except as otherwise provided in Section 2.04A(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one

D

Form of Note

or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

[This Note constitutes the amendment and restatement in its entirety of the Note of the Borrowers issued to the Lender dated _________________ (the "Original Note"), and is in substitution therefor and an amendment and replacement thereof.  Nothing herein or in any other document shall be construed to constitute payment of the Original Note or to release or terminate any guaranty or lien, mortgage, pledge or other security entered in favor of the Administrative Agent or any Lender or other Secured Party.]

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[Signature page follows]

D

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

GLOBAL OPERATING LLC
GLOBAL COMPANIES LLC
GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
CHELSEA SANDWICH LLC
GLP FINANCE CORP.
GLOBAL ENERGY MARKETING LLC
GLOBAL CNG LLC
ALLIANCE ENERGY LLC
CASCADE KELLY HOLDINGS LLC
WARREN EQUITIES, INC.

By:
Name:
Title:

D

Form of Note

LoanS AND PAYMENTS with respect thereto

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

D

Form of Note

EXHIBIT E

form of COMPLIANCE CERTIFICATE

Financial Statement Date: _______,

To:       Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of April 25, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade") and WARREN EQUITIES, INC., a Delaware Corporation ("Warren" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, CNG, Alliance and Cascade, the "Initial Borrowers" and each individually, an "Initial Borrower"), GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co- Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________________ of the Borrowers, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrowers, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.         The Borrowers have delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrowers ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.         The Borrowers have delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrowers ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and

E

Form of Compliance Certificate

cash flows of the Borrowers and their Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.       The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by such financial statements.

3.       A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrowers performed and observed all their Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Borrowers performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.       The representations and warranties of the Borrowers contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.       The financial covenant analyses and information set forth on Schedule 1  attached hereto are true and accurate on and as of the date of this Certificate.

6.       Based on the information set forth herein, the Applicable Revolver Rate shall be Level __.

E

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of______________, ____.

GLOBAL OPERATING LLC
GLOBAL COMPANIES LLC
GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
CHELSEA SANDWICH LLC
GLP FINANCE CORP.
GLOBAL ENERGY MARKETING LLC
GLOBAL CNG LLC
ALLIANCE ENERGY LLC
CASCADE KELLY HOLDINGS LLC
WARREN EQUITIES, INC.

By:
Name:
Title:

E

Form of Compliance Certificate

For the Quarter/Year ended ___________________("Statement Date")

SCHEDULE 1

to the Compliance Certificate

($ in 000's)

I.	Section 7.18(i) – Combined Working Capital

	A.	Combined Current Assets as of Statement Date (but not to include the following:)	$_______

1. prepaid expenses in excess of $25,000,000

2. any asset which will be subsequently paid or otherwise distributed as a Permitted Distribution

3. intercompany receivable or other right to payment owing from another Loan Party or an Affiliate

	B..	Combined Current Liabilities as of Statement Date (sum of B(1) plus B(2) plus B(3))	$_______

		1. current liabilities per GAAP as of Statement Date other than items 2 and 3 below	$_______

		2. outstanding amount of WC Loans	$_______

		3. outstanding amount of Revolver Loans used to fund working capital.	$_______

	C..	Combined Working Capital as of Statement Date (Item A minus Item B) (Not to be less than $35,000,000 at any time)	$_______

II.	Minimum EBITDA

	A.	Combined Net Income for such period:	$_______

	B.	Combined Total Interest Expense for such period:	$_______

	C.	Federal, state, local and foreign income taxes payable for such period:	$_______

	D.	Depreciation and amortization expense for such period:	$_______

	E.	Non-recurring expenses which do not represent a cash item for such period:	$_______

E

Form of Compliance Certificate

	F.	Equity losses in respect of unconsolidated affiliates:	$_______

	G.	Cash distributions received by any Loan Party from joint ventures:	$_______

	H.	One-time non-recurring cash expenses incurred in connection with the Lease Termination (not to exceed $77,000,000):	$_______

	I.	Federal, state, local and foreign income tax credits for such period:	$_______

	J.	Nonrecurring non-cash items increasing Combined Net Income for such period:	$_______

	K.	Equity earnings in respect of unconsolidated affiliates:	$_______

	L.	Subtotal of Additions to Combined Net Income (Lines II.B + II.C + II. D + II.E + II.F + II. G + II.H):	$_______

	M.	Subtotal of Deductions to Combined Net Income (Lines II.I + II.J + II.K):	$_______

	N.	Combined EBITDA (Lines II.A + II.L. - II.M)	$_______

III.	Section 7.18(ii) - Combined Interest Coverage Ratio

	A.	Combined EBITDA for the Reference Period ending on the Statement Date (Line II.M above):	$_______

	B.	The sum of the following for such period:

1.    Interest, premium payments, debt discounts, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP:

$_______

2.    Rent expense under Capitalized Leases that is treated as interest in accordance with GAAP (the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, notwithstanding their treatment or classification under GAAP, and shall not be treated as a Capitalized Lease)

$_______

	C.	Combined Total Interest Expense for such period (the sum of Item III.B.1 + Item III.B.2):

E

Form of Compliance Certificate

	D.	Combined Interest Coverage Ratio (Line III.A ÷ Line III.C):	____ to 1

Minimum ratio permitted: 2.00 to 1

IV.	Section 7.18(iii) – Combined Senior Secured Leverage Ratio

	A.	Combined Funded Senior Secured Debt at the Statement Date (Sum of Item IVA.1. + IV.A.2 + Item IV.A.3 + Item IV.A.4 + Item IV.A.5. + Item IV.A.6 + Item IV.A.7):

1.    Outstanding principal amount of all obligations for borrowed money and evidenced by bonds, debentures, notes, loan agreements or other similar agreements at such date (including Obligations under the Agreement other than the outstanding amount of the WC Loans and the LC Obligations):

$_______

		2. Purchase money indebtedness at such date:	$_______

		3. Direct obligations arising under letters of credit (other than L/C Obligations), bankers' acceptances, bank guaranties, surety bonds and similar instruments at such date:	$_______

		4. Deferred purchase price of property or services at such date:	$_______

5.    Attributable Indebtedness in respect of capital leases and Synthetic Leases as of such date (the Project Monument Unitary Lease, the Project Oak Unitary Lease and any Future Failed Accounting Lease shall be treated as operating leases, notwithstanding their treatment or classification under GAAP, and shall not be treated as a Capitalized Lease):

$_______

		6. Guarantees of indebtedness as of such date:	$_______

		7. JV or partnership recourse indebtedness as of such date:	$_______

	B.	Combined Funded Debt of applicable Loan Party which is unsecured:	$_______

	C.	Combined Funded Senior Secured Debt (Item IV.A. - Item IV.B.):	$_______

	D.	Combined EBITDA for the Reference Period ending on the Statement Date (Line II.M above):	$_______

	E.	Combined Senior Secured Leverage Ratio (Line IV.C ÷ Line IV.D):	____ to 1

E

Form of Compliance Certificate

Maximum ratio permitted: 3.50 to 1

V.	Section 7.18(iv) – Combined Total Leverage Ratio

	A.	Combined Funded Debt for such period (Line IV.A. above)	$_______

	B.	Combined EBITDA for the Reference Period ending on the Statement Date (Line II.M above):	$_______

	C.	Combined Total Leverage Ratio (Line V.A ÷ Line V.B):	____ to 1

Maximum ratio permitted: 5.00 to 1 (step up to 5.50 to 1 for the first two fiscal quarters following the consummation of a Material Acquisition).

VI.	GROSS MARGINS AND VOLUMES

[to include report of gross margins and volumes by product for fiscal quarter and statement of changes in such amounts from previous fiscal quarter]

E

Form of Compliance Certificate

EXHIBIT F-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] "Assignor") and [the][each] Assignee identified in item 2 below ([the][each, an] "Assignee").  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] "Assigned Interest").  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

F-1 - 1

Form of Assignment and Assumption

3.          Borrowers: Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp., Chelsea Sandwich LLC, GLP Finance Corp., Global Energy Marketing LLC, Warren Equities, Inc., Global CNG LLC, GLP Finance Corp., Alliance Energy LLC and Cascade Kelly Holdings LLC

4.          Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.          Credit Agreement: Third Amended and Restated Credit Agreement, dated as of April 25, 2017 among the Borrowers, Global Partners LP, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, a L/C Issuer, Alternative Currency Fronting Lender and Swing Line Lender and the other parties thereto.

6.          Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment /Loans for all Lenders	Amount of Commit- ment/Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
		___________	$_________	$_________	_________%
		___________	$_________	$_________	_________%
		___________	$_________	$_________	_________%

[7.Trade Date: __________________]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]

F-1 - 2

Form of Assignment and Assumption

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:]

GLOBAL OPERATING LLC
GLOBAL COMPANIES LLC
GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
CHELSEA SANDWICH LLC
GLP FINANCE CORP.
GLOBAL ENERGY MARKETING LLC
WARREN EQUITIES, INC.
GLOBAL CNG LLC
ALLIANCE ENERGY LLC
CASCADE KELLY HOLDINGS LLC

By:
Title:

F-1 - 3

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Third Amended and Restated Credit Agreement, dated as of April 25, 2017 among the Borrowers, Global Partners LP, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, a L/C Issuer, Alternative Currency Fronting Lender and Swing Line Lender and the other parties thereto.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall

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deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT F-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

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Form of Administrative Questionnaire

EXHIBIT G

THIRD AMENDED AND RESTATED GUARANTY

THIRD AMENDED AND RESTATED GUARANTY (this "Guaranty"), dated as of April 25, 2017, by GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), BURSAW OIL LLC, a Massachusetts limited liability company ("Bursaw"), WAREX TERMINALS CORPORATION, a New York corporation ("Warex"), DRAKE PETROLEUM COMPANY, INC., a Massachusetts corporation ("Drake"), PURITAN OIL COMPANY, INC., a New Jersey corporation ("Puritan"), and MARYLAND OIL COMPANY, INC., a Delaware corporation (the "Maryland Oil" and, collectively with the MLP, Bursaw, Warex, Drake and Puritan, the "Guarantors" and each individually, a "Guarantor") in favor of (a) Bank of America, N.A., a national banking association, as administrative agent (hereinafter, in such capacity, the "Administrative Agent") for itself, the other lending institutions (hereinafter, collectively, the "Lenders") which are or may become parties to that certain Third Amended and Restated Credit Agreement dated as of April 25, 2017 (as amended and in effect from time to time, the "Credit Agreement"), among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), WARREN EQUITIES, INC., a Delaware limited liability company ("Warren"),  GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance") and  CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, Warren, CNG and Alliance, the "Companies" and each individually, a "Company"), the MLP, the Lenders, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, Alternative Currency Fronting Lender and an L/C Issuer, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co- Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents and the other Secured Parties (as such term is defined in the Credit Agreement), and (b) each of the Secured Parties.

WHEREAS, certain of the Companies, the MLP, the Administrative Agent, certain of the L/C Issuers, the Alternative Currency Fronting Lender, the Swing Line Lender and certain of the Lenders entered into a Second Amended and Restated Credit Agreement dated as of December 16, 2013 (as heretofore amended and restated, the "Original Credit Agreement") pursuant to which the Lenders, the Alternative Currency Fronting Lender, the Swing Line Lenders and certain of the L/C Issuers, subject to the terms and conditions contained therein, provided certain loans and other extensions of credit to certain of the Companies; and

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WHEREAS, in connection with the Original Credit Agreement, the Guarantors guaranteed the obligations of the Companies pursuant to the terms of (a) that certain Second Amended and Restated Guaranty dated as of December 16, 2013 (as heretofore amended and restated, the "Original MLP/Bursaw Guaranty") and (b) that certain Guaranty dated as of January 7, 2015 (as heretofore amended and restated, the "Original Warren Subsidiary Guaranty" and, collectively with the Original MLP/Bursaw Guaranty, the "Original Guaranty"); and

WHEREAS, the Original Credit Agreement shall be amended and restated in its entirety by the Credit Agreement as set forth therein and shall remain in full force and effect only as set forth therein; and

WHEREAS, each of the Guarantors, the Administrative Agent and each other Secured Party wishes to continue and reaffirm the guaranty provided by the Guarantors in each Original Guaranty in favor of the Administrative Agent and the other Secured Parties and, in addition, continue and affirm the guaranty of the Obligations to the Administrative Agent and the other Secured Parties under the Loan Documents, the Secured Cash Management Agreements and the Secured Hedge Agreements; and

WHEREAS, the Companies and the Guarantors are members of a group of related entities, the success of any one of which is dependent in part on the success of the other members of such group;

WHEREAS, the Guarantors expect to receive substantial direct and indirect benefits from the extensions of credit to the Companies by the Secured Parties pursuant to the Credit Agreement, the other Loan Documents, the Secured Cash Management Agreements and the Secured Hedge Agreements (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the Lenders’, the Swing Line Lender, the Alternative Currency Fronting Lender and the L/C Issuers making any loans or otherwise extending credit to the Companies under the Credit Agreement and the other Secured Parties extending any credit to the Companies and the Guarantors under the Secured Cash Management Agreements and the Secured Hedge Agreements that the Guarantors execute and deliver to the Administrative Agent, for the benefit of the Secured Parties an amended and restated guaranty substantially in the form hereof; and

WHEREAS, the Guarantors wish to jointly and severally guaranty the Companies' and the other Guarantors' obligations to the Secured Parties under or in respect of the Credit Agreement, the other Loan Documents, the Secured Cash Management Agreements and the Secured Hedge Agreements as provided herein;

NOW, THEREFORE, the Guarantors hereby agree with the Administrative Agent and the other Secured Parties as follows:

1.      Definitions.  The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

2.      Guaranty of Payment and Performance.  The Guarantors hereby jointly and severally guarantee to the Secured Parties the full and punctual payment when due (whether at

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stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code.  This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Secured Party first attempt to collect any of the Obligations from any Company or resort to any collateral security or other means of obtaining payment.  Should any Company default in the payment or performance of any of the Obligations, the joint and several obligations of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Administrative Agent, become immediately due and payable to the Administrative Agent, for the benefit of the Secured Parties, without demand or notice of any nature, all of which are expressly waived by the Guarantors.  Payments by the Guarantors hereunder may be required by the Administrative Agent on any number of occasions.  All payments by the Guarantors hereunder shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Secured Parties.  Without limiting the foregoing, each Guarantor represents and warrants that it is organized and resident in the United States of America.  Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding.  If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of a Secured Party) is imposed upon such Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the Administrative Agent, for the account of the applicable Secured Parties, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Secured Parties to receive the same net amount which the Secured Parties would have received on such due date had no such obligation been imposed upon the Guarantor.  Each Guarantor will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder.  The obligations of each Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

3.      Guarantors' Agreement to Pay Enforcement Costs, etc.  Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by any Secured Party in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this §3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

4.      Waivers by Guarantor; Secured Parties' Freedom to Act.  Each Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting

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any of such terms or the rights of any Secured Party with respect thereto.  Each Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of any Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally.  Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the joint and several obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy against any Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Notes, the other Loan Documents, the Secured Cash Management Agreements, the Secured Hedge Agreements or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (e) the adequacy of any rights which the Administrative Agent or any other Secured Party may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Administrative Agent or any other Secured Party might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to the Guarantors.  To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law which would otherwise prevent the Administrative Agent or any other Secured Party from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Administrative Agent’s or such other Secured Party's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any other Secured Party.

5.      Unenforceability of Obligations Against Companies.  If for any reason the Companies, any other Guarantor or any Company or other Guarantor have or has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any Company or any Guarantor by reason of such Company’s or such Guarantor's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if each Guarantor at all times had been the principal obligor on all such Obligations.  In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Company or any other Guarantor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the other Loan Documents, the Secured Cash

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Management Agreements, the Secured Hedge Agreements or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

6.          Subrogation; Subordination.

6.1.       Waiver of Rights Against Company.  Until the final payment and performance in full of all of the Obligations, the Guarantors shall not exercise and each hereby waives any rights against any Company arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent or any other Secured Party in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantors will not claim any setoff, recoupment or counterclaim against any Company in respect of any liability of a Guarantor to any Company; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or any other Secured Party.

6.2.       Subordination.  The payment of any amounts due with respect to any indebtedness of any Company for money borrowed or credit received now or hereafter owed to any Guarantor is hereby subordinated to the prior payment in full of all of the Obligations.  Each Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Company to such Guarantor until all of the Obligations shall have been paid in full (provided, for the avoidance of doubt, prior to any default in the payment or performance of any of the Obligations, and to the extent expressly permitted by the terms of the Credit Agreement or any of the other Loan Documents, such Guarantor shall be permitted to receive any scheduled payments due from any Company in accordance with the terms of any agreement between such Guarantor and any such Company).  If, notwithstanding the foregoing sentence, a Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and be paid over to the Administrative Agent, for the benefit of the Secured Parties, on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

6.3.       Provisions Supplemental.  The provisions of this §6 shall be supplemental to and not in derogation of any rights and remedies of the Secured Parties under any separate subordination agreement which the Administrative Agent may at any time and from time to time enter into with a Guarantor for the benefit of the Secured Parties.

7.          Security; Setoff.  Each Guarantor grants to each of the Administrative Agent and the other Secured Parties, as security for the full and punctual payment and performance of all of such Guarantor’s obligations hereunder, a continuing lien on and security interest in all securities

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or other property belonging to such Guarantor now or hereafter held by the Administrative Agent or such other Secured Party and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Administrative Agent or such other Secured Party to such Guarantor or subject to withdrawal by such Guarantor.  Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Administrative Agent and each other Secured Party is hereby authorized at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of each Guarantor under this Guaranty, whether or not the Administrative Agent or such other Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

8.      Further Assurances.  Each Guarantor agrees that it will from time to time, at the request of the Administrative Agent, do all such things and execute all such documents as the Administrative Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Secured Parties hereunder.  Each Guarantor acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from each Company on a continuing basis all information desired by such Guarantor concerning the financial condition of each Company and that such Guarantor will look to each Company and not to the Administrative Agent or any other Secured Party in order for such Guarantor to keep adequately informed of changes in any Company’s financial condition.

9.      Termination; Reinstatement.  This Guaranty shall remain in full force and effect until the Administrative Agent is given written notice of a Guarantor’s intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations.  No such notice shall be effective unless received and acknowledged by an officer of the Administrative Agent at the address of the Administrative Agent for notices set forth in Section 10.02 of the Credit Agreement.  No such notice shall affect any rights of the Administrative Agent or any other Secured Party hereunder, including without limitation the rights set forth in §§4 and 6, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt.  This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Company, or otherwise, all as though such payment had not been made or value received.

10.      Successors and Assigns.  This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing sentence, each Secured Party may assign or otherwise transfer the Credit Agreement, the Notes, the other Loan Documents, the Secured Cash Management Agreement, the Secured Hedge Agreement or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights

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in respect thereof granted to such Lender herein, all in accordance with Section 10.06 of the Credit Agreement or, in the case of a Secured Party which is transferring an interest held under a Secured Cash Management Agreement or a Secured Hedge Agreement, in accordance with the relevant provisions of such Secured Cash Management Agreement or the Secured Hedge Agreement, as the case may be.  The Guarantors may not assign any of its obligations hereunder.

11.      Amendments and Waivers.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent with the consent of those other Secured Parties required pursuant to Section 10.01 of the Credit Agreement.  No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

12.      Notices.  All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, addressed as follows:  if to any Guarantor, at the address set forth beneath its signature hereto, and if to the Administrative Agent, at the address for notices to the Administrative Agent set forth in Section 10.02 of the Credit Agreement, or at such address as any party may designate in writing to the other parties.

13.      Governing Law; Consent to Jurisdiction.

(a)      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)      EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c)      EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)      EACH OF THE GUARANTORS AND THE ADMINISTRATIVE AGENT HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN §12.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

14.      Waiver of Jury Trial.  EACH GUARANTOR, AND, BY ITS ACCEPTANCE HEREOF, EACH SECURED PARTY, HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  Except as prohibited by law, each Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  EACH GUARANTOR, AND, BY ITS ACCEPTANCE HEREOF, EACH SECURED PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.      Miscellaneous.  This Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations.  The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.  Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

16.      Contribution.  To the extent any Guarantor makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the extensions of credit under the Credit Agreement (the "Benefit Amount"), then such Guarantor, after the

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payment in full, in cash, of all of the Obligations, shall be entitled to recover from each other guarantor of the Obligations such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other guarantor to the total Benefit Amount received by all guarantors of the Obligations, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that all such rights to recovery shall be subordinated and junior in right of payment to the final and undefeasible payment in full in cash of all of the Obligations.

17.      Keepwell.  Each Guarantor that is a Qualified ECP Guarantor at the time the joint and several obligations, any of the Guaranties or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty, any other applicable Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor's obligations and undertakings under this Section 17 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 17 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 17 to constitute, and this Section 17 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

1. By:
2. Title:

Address:

800 South Street, Suite 500
3. Waltham, Massachusetts 02453

BURSAW OIL LLC

4. By:
5. Title:

Address:

800 South Street, Suite 500
6. Waltham, Massachusetts 02453

WAREX TERMINALS CORPORATION

7. By:
8. Title:

Address:

800 South Street, Suite 500
9. Waltham, Massachusetts 02453

G

Form of Guaranty

DRAKE PETROLEUM COMPANY, INC.

10. By:
11. Title:

Address:

800 South Street, Suite 500
12. Waltham, Massachusetts 02453

PURITAN OIL COMPANY, INC.

13. By:
14. Title:

Address:

800 South Street, Suite 500
15. Waltham, Massachusetts 02453

MARYLAND OIL COMPANY, INC.

16. By:
17. Title:

Address:

800 South Street, Suite 500
18. Waltham, Massachusetts 02453
19.
20.

G

Form of Guaranty

EXHIBIT H

OPINION MATTERS

21.        Each of Global Operating LLC, Global Companies LLC, Chelsea Sandwich LLC, Global Energy Marketing LLC, Global CNG LLC (each a "Delaware LLC Loan Party") and Global GP LLC is a limited liability company validly existing and in good standing as a limited liability company under the laws of the State of Delaware.  Each of Global Montello Group Corp., Warren Equities, Inc., GLP Finance Corp., Maryland Oil Company, Inc. and Glen Hes Corp. (each, a "Delaware Corporate Loan Party" and, collectively with the Delaware LLC Loan Parties, the "Delaware Loan Parties") is a corporation validly existing and in corporate good standing under the laws of the State of Delaware.  Each of Alliance Energy LLC and Bursaw Oil LLC (collectively, the "MA LLC Loan Parties") is a limited liability company validly existing and in good standing as a limited liability company under the laws of the Commonwealth of Massachusetts.   Drake Petroleum Company, Inc. is a corporation validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts (the "MA Corporate Loan Party" and, collectively with the MA LLC Loan Parties, the "MA Loan Parties"). Cascade Kelly Holdings LLC is a limited liability company duly formed and validly existing as a limited liability company under the laws of the State of Oregon.  Puritan Oil Company, Inc. is a corporation validly existing and in corporate good standing under the laws of the state of New Jersey.  Warex Terminal Corporation is a corporation validly existing and in corporate good standing under the laws of the state of New York.   Global Partners LP is a limited partnership validly existing and in good standing as a limited partnership under the laws of the State of Delaware.

22.        The execution and delivery by each of the Loan Parties of the Credit Agreement and the other Loan Documents to which it is a party, and the performance by each of the Loan Parties of its obligations under each of the Credit Agreement and the other Loan Documents to which it is a party, are within such Loan Party’s corporate, limited liability company or limited partnership powers, as the case may be, and have been duly authorized by all requisite corporate, limited liability company or limited partnership action, as the case may be, on the part of such Loan Party.  Each of the Loan Parties has duly executed and delivered each of the Loan Documents to which it is a party.

23.        Each of the Credit Agreement and the other Loan Documents to which each of the Loan Parties is a party constitutes a valid and binding agreement of such Loan Party, enforceable against such Loan Party in accordance with its respective terms.

24.        The execution and delivery by each of the Loan Parties of each of the Loan Documents to which it is a party and compliance by such Loan Party with the provisions thereof (i) will not result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any material agreement binding upon such Loan Party, except for such breach or default as to which requisite waivers or consents have been obtained, (ii) will not violate any of the provisions of the Governing Documents of such Loan Party, any law, statute, rule or regulation of the State of New York, the State of New Jersey (with respect to Puritan Oil), the State of Oregon (with respect to Cascade) or the Commonwealth of Massachusetts, or any Federal law, statute, rule, or regulation, or, to the best of our knowledge, any judgment, order, writ, injunction or decree of any court or other tribunal located in the State of New York, the State of New Jersey (with respect to Puritan

H

Opinion Matters

Oil), the State of Oregon (with respect to Cascade) or the Commonwealth of Massachusetts directed against and naming such Loan Party, and (iii) to our knowledge, will not result in the creation or imposition of any Lien (other than Liens evidenced by the Loan Documents in favor of the Administrative Agent and the Secured Parties) on any asset of such Loan Party.  Except for filings or recordings that may be necessary to create, record or perfect, or maintain the perfection of, or (with respect to pledged securities) to enforce, the security interests created by the Security Documents, no consent or approval by, or any notification of or filing with, any New York state, New Jersey state (with respect to Puritan Oil), Oregon state (with respect to Cascade) or Federal court, public body or authority is required pursuant to New York state or Federal law to be obtained or effected by any of the Loan Parties in connection with the execution, delivery and performance by such Loan Party of each of the Loan Documents to which it is a party.

25.        The provisions of the Security Agreement are effective to create in favor of the Administrative Agent to secure the Obligations, a valid security interest in all of each Loan Party’s right, title and interest in and to that portion of the Collateral (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the NY UCC (the “Article 9 Collateral”) without giving effect to the laws referred to in Section 9-201 thereof.

26.        To the extent that the filing of a financing statement can be effective to perfect a security interest in the Article 9 Collateral under the Uniform Commercial Code as in effect in the State of Delaware, the security interest in favor of the Administrative Agent in that portion of the Article 9 Collateral described in the UCC financing statements naming the Delaware Loan Parties as debtors on file with the Delaware Secretary of State is perfected.  To the extent that the filing of a financing statement can be effective to perfect a security interest in the Article 9 Collateral under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, the security interest in favor of the Administrative Agent in that portion of the Article 9 Collateral described in the UCC financing statements naming the MA Loan Parties as debtors on file with the Massachusetts Secretary of State is perfected.  To the extent that the filing of a financing statement can be effective to perfect a security interest in the Collateral under the Uniform Commercial Code as in effect in the State of Oregon, the security interest in favor of the Administrative Agent naming Cascade as debtor is perfected with respect to that portion of the Collateral described in the Security Agreement and indicated on the applicable Financing Statement as constitutes personal property of Cascade in which a security interest can be perfected by the filing of UCC financing statements in the State of Oregon under Article 9 of the Oregon UCC.  To the extent that the filing of a financing statement can be effective to perfect a security interest in the Collateral under the Uniform Commercial Code as in effect in the State of New Jersey, the security interest in favor of the Administrative Agent naming Puritan Oil as debtor is perfected with respect to that portion of the Collateral described in the Security Agreement and indicated on the applicable Financing Statement as constitutes personal property of Puritan Oil in which a security interest can be perfected by the filing of UCC financing statements in the State of New Jersey under Article 9 of the New Jersey UCC.  For purposes of this paragraph, we have assumed that the Collateral covered by the Financing Statement does not include any timber to be cut or “as‑extracted collateral”, as such terms are used in Section 9‑501 of the applicable UCC.

27.        After giving effect to the delivery (within the meaning given such term by the New York UCC) by Global Companies LLC to the Administrative Agent in pledge, within the State of New York, pursuant to the Pledge Agreement, of each of the stock certificates representing the shares of capital stock of Glen Hes Corp. pledged to the Administrative Agent by Global Companies LLC

H

Opinion Matters

thereunder (the “Glen Hes Pledged Shares”), together with properly completed and effective stock powers endorsing the Glen Hes Pledged Shares and duly executed by Global Companies LLC in blank and assuming the continued possession of the Glen Hes Pledged Shares and of such stock powers by the Administrative Agent within the State of New York, the Administrative Agent shall acquire a valid security interest, for the benefit of the Administrative Agent and the Secured Parties, in all right, title and interest of Global Companies LLC in the Glen Hes Pledged Shares pursuant to the Pledge Agreement, to the extent that a security interest therein may be created pursuant to Article 9 of the New York UCC, and such security interest will be perfected, with the consequences of perfection by control with respect to the Glen Hes Pledged Shares accorded by the New York UCC.  After giving effect to the delivery (within the meaning given such term by the New York UCC) by Global Partners LP to the Administrative Agent in pledge, within the State of New York, pursuant to the Pledge Agreement, of each of the stock certificates representing the shares of capital stock of GLP Finance Corp. pledged to the Administrative Agent by Global Partners LP thereunder (the “Finance Pledged Shares”), together with properly completed and effective stock powers endorsing the Finance Pledged Shares and duly executed by Global Partners LP in blank and assuming the continued possession of the Finance Pledged Shares and of such stock powers by the Administrative Agent within the State of New York, the Administrative Agent shall acquire a valid security interest, for the benefit of the Administrative Agent and the Secured Parties, in all right, title and interest of Global Partners LP in the Finance Pledged Shares pursuant to the Pledge Agreement, to the extent that a security interest therein may be created pursuant to Article 9 of the New York UCC, and such security interest will be perfected, with the consequences of perfection by control with respect to the Finance Pledged Shares accorded by the New York UCC.  After giving effect to the delivery (within the meaning given such term by the New York UCC) by Global Operating LLC to the Administrative Agent in pledge, within the State of New York, pursuant to the Pledge Agreement, of each of the stock certificates representing the shares of capital stock of Global Montello Group Corp. pledged to the Administrative Agent by Global Operating LLC thereunder (the “Montello Pledged Shares” and, collectively with the Glen Hes Pledged Shares and the Finance Pledged Shares, the "Pledged Shares"), together with properly completed and effective stock powers endorsing the Montello Pledged Shares and duly executed by Global Operating LLC in blank and assuming the continued possession of the Montello Pledged Shares and of such stock powers by the Administrative Agent within the State of New York, the Administrative Agent shall acquire a valid security interest, for the benefit of the Administrative Agent and the Secured Parties, in all right, title and interest of Global Operating LLC in the Montello Pledged Shares pursuant to the Pledge Agreement, to the extent that a security interest therein may be created pursuant to Article 9 of the New York UCC, and such security interest will be perfected, with the consequences of perfection by control with respect to the Montello Pledged Shares accorded by the New York UCC.  After giving effect to the delivery (within the meaning given such term by the New York UCC) by Global Montello Group Corp. to the Administrative Agent in pledge, within the State of New York, pursuant to the Pledge Agreement, of each of the stock certificates representing the shares of capital stock of Warren Equities, Inc. pledged to the Administrative Agent by Global Montello Group Corp. thereunder (the “Warren Equities Pledged Shares”), together with properly completed and effective stock powers endorsing the Warren Equities Pledged Shares and duly executed by Global Montello Group Corp. in blank and assuming the continued possession of the Warren Equities Pledged Shares and of such stock powers by the Administrative Agent within the State of New York, the Administrative Agent shall acquire a valid security interest, for the benefit of the Administrative Agent and the Secured Parties, in all right, title and interest of Global Montello Group Corp. in the Warren Equities Pledged Shares pursuant to the Pledge Agreement, to the

H

Opinion Matters

extent that a security interest therein may be created pursuant to Article 9 of the New York UCC, and such security interest will be perfected, with the consequences of perfection by control with respect to the Warren Equities Pledged Shares accorded by the New York UCC.  After giving effect to the delivery (within the meaning given such term by the New York UCC) by Warren Equities, Inc. to the Administrative Agent in pledge, within the State of New York, pursuant to the Pledge Agreement, of each of the stock certificates representing the shares of capital stock of Puritan Oil Company, Inc., Warex Terminals Corporation, Drake Petroleum Company, Inc. and Maryland Oil Company, Inc. (each, a "Warren Subsidiary" and collectively, the "Warren Subsidiaries") pledged to the Administrative Agent by Warren Equities thereunder (the “Warren Subsidiaries Pledged Shares”), together with properly completed and effective stock powers endorsing the Warren Subsidiaries Pledged Shares and duly executed by Warren Equities, Inc. in blank and assuming the continued possession of the Warren Subsidiaries Pledged Shares and of such stock powers by the Administrative Agent within the State of New York, the Administrative Agent shall acquire a valid security interest, for the benefit of the Administrative Agent and the Secured Parties, in all right, title and interest of Warren Equities, Inc. in the Warren Subsidiaries Pledged Shares pursuant to the Pledge Agreement, to the extent that a security interest therein may be created pursuant to Article 9 of the New York UCC, and such security interest will be perfected, with the consequences of perfection by control with respect to the Warren Subsidiaries Pledged Shares accorded by the New York UCC

28.       The making of the loans and advances under the Loan Agreement and the application of the proceeds thereof as provided in the Loan Agreement do not violate Regulations U or X of the Board of Governors of the Federal Reserve System.

29.        None of the Loan Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

30.        To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there is no material litigation or governmental or administrative proceeding pending or threatened against the Loan Parties which bring into question the validity or enforceability of the Credit Agreement or any instrument or document furnished in connection therewith, including, the Loan Documents.

H

Opinion Matters

EXHIBIT I-1

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of April 25, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade") and WARREN EQUITIES, INC., a Delaware Corporation ("Warren" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, CNG, Alliance and Cascade, the "Initial Borrowers" and each individually, an "Initial Borrower"), GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a  "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co- Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

I - 1

Form of U.S. Tax Compliance Certificate

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT I-2

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of April 25, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the  "Agreement"; the terms defined therein being used herein as therein defined), among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade") and WARREN EQUITIES, INC., a Delaware Corporation ("Warren" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, CNG, Alliance and Cascade, the "Initial Borrowers" and each individually, an "Initial Borrower"), GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co- Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

I - 2

Form of U.S. Tax Compliance Certificate

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT I-3

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of April 25, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade") and WARREN EQUITIES, INC., a Delaware Corporation ("Warren" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, CNG, Alliance and Cascade, the "Initial Borrowers" and each individually, an "Initial Borrower"), GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co- Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall

I - 3

Form of U.S. Tax Compliance Certificate

promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT I-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of April 25, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among GLOBAL OPERATING LLC, a Delaware limited liability company ("OLLC"), GLOBAL COMPANIES LLC, a Delaware limited liability company ("Global"), GLOBAL MONTELLO GROUP CORP., a Delaware corporation ("Montello"), GLEN HES CORP., a Delaware corporation ("Glen Hes"), CHELSEA SANDWICH LLC, a Delaware limited liability company ("Chelsea LLC"), GLP FINANCE CORP., a Delaware corporation ("Finance"), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company ("GEM"), GLOBAL CNG LLC, a Delaware limited liability company ("CNG"), ALLIANCE ENERGY LLC, a Massachusetts limited liability company ("Alliance"), CASCADE KELLY HOLDINGS LLC, an Oregon limited liability company ("Cascade") and WARREN EQUITIES, INC., a Delaware Corporation ("Warren" and, collectively with  OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM, CNG, Alliance and Cascade, the "Initial Borrowers" and each individually, an "Initial Borrower"), GLOBAL PARTNERS LP, a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, JPMORGAN CHASE BANK, N.A. as an L/C Issuer, JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A. as Co- Syndication Agents and CITIZENS BANK, N.A., SOCIETE GENERALE, BNP PARIBAS AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH as Co-Documentation Agents.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the

I - 4

Form of U.S. Tax Compliance Certificate

undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

DATE: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate